AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 1998
                                                     REGISTRATION NO. 333-59059

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                               AMENDMENT NO. 3 TO



                                   FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------

                    REPUBLIC SECURITY FINANCIAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                  FLORIDA                         6120                     59-2335075
    (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)


                         4400 CONGRESS AVENUE
                    WEST PALM BEACH, FLORIDA 33407
                            (561) 840-1200
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES

                            RUDY E. SCHUPP
                         4400 CONGRESS AVENUE
                    WEST PALM BEACH, FLORIDA 33047
                            (561) 840-1200
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
              INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 ---------------
                                  COPIES TO:





          JOHN S. FLETCHER, ESQ.          WILLIAM S. RUBENSTEIN, ESQ.
          MORGAN, LEWIS & BOCKIUS LLP     SKADDEN, ARPS, SLATE, MEAGHER
      5300 FIRST UNION FINANCIAL CENTER             & FLOM LLP
         200 SOUTH BISCAYNE BOULEVARD            919 THIRD AVENUE
           MIAMI, FLORIDA 33131              NEW YORK, NEW YORK 10022
              (305) 579-0432                      (212) 735-2642

                                ---------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger of First Palm Beach Bancorp, Inc. ("FPBB") with and into Republic Security Financial Corporation ("RSFC") (the "Merger"), pursuant to the Agreement and Plan of Merger, dated May 27, 1998, as amended (the "Merger Agreement"), described herein, have been satisfied or waived.

                                ---------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
TITLE OF EACH CLASS OF          AMOUNT TO BE      PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM               AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED(1)     PRICE PER UNIT (2)           AGGREGATE OFFERING PRICE       REGISTRATION FEE(4)
====================================================================================================================================
Common Stock, par value         23,120,000        not applicable               not applicable                 $72,246.00
$.01 per share(3)
====================================================================================================================================

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. o

                              --------------------

(1) Represents an estimate of the shares of the Registrant's Common Stock issuable pursuant to the Merger Agreement.
(2) The Registration Statement relates to securities of the Registrant issuable to holders of FPBB common stock, in the proposed merger of FPBB into Registrant.
(3) Includes preferred share purchase rights. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the Registrant's Common Stock.

(4) Estimated solely for purposes of calculating the registration fee under Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f)(1) under the Securities Act, based upon an estimate of the number of shares of FPBB which will be outstanding immediately prior to the closing of the transaction and the average of the high and low sales prices reported for a share of FPBB's Common Stock on July 6, 1998, as reported on the Nasdaq National Market, of $43.25. The registration fee paid here with has been reduced by $65,534.80, the amount paid by the registrant on July 14, 1998 upon the filing of the Registrant's initial Registration Statement on Form S-4 with respect to the shares of Common Stock to be issued pursuant to the Merger Agreement. Accordingly, the amount of the Fee paid upon filing of this Agreement No. 3 is $6,711.20.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A)
OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                    REPUBLIC SECURITY FINANCIAL CORPORATION
                             4400 CONGRESS AVENUE
                        WEST PALM BEACH, FLORIDA 33407


                              September 25, 1998



Dear Shareholder:



     You are cordially invited to attend the Special Meeting (the "Special Meeting") of Shareholders of Republic Security Financial Corporation ("RSFC"), which will be held on Tuesday, October 27, 1998 at 10:00 a.m. local time, at Palm Beach Airport Hilton, 150 Australian Avenue, West Palm Beach, Florida 33406.



     As described in the enclosed Joint Proxy Statement/Prospectus, at the Special Meeting, shareholders will be asked to act upon the following proposals:



     1. Approval of the Agreement and Plan of Merger, dated as of May 27, 1998, as amended (the "Merger Agreement"), by and between RSFC and First Palm Beach Bancorp, Inc. ("FPBB"), providing for the merger of FPBB with and into RSFC (the "Merger").



     2. Approval of an amendment to RSFC's Articles of Incorporation (the "Amendment to the Articles") increasing the authorized shares of its common stock, par value $0.01 per share (the "RSFC Common Stock"), from 100,000,000 to 500,000,000, increasing the authorized shares of Series B Junior Participating Preferred Stock from 1,000,000 to 5,000,000 and deleting the 7% Cumulative Convertible Preferred Stock, Series C, therefrom.


     3. Approval of an amendment to the Republic Security Financial Corporation 1997 Performance Incentive Plan (the "Plan") increasing the number of shares of RSFC Common Stock issuable under the Plan from 2,000,000 shares to 5,000,000 shares (the "Amendment to the Plan").



     Pursuant to the Merger Agreement, upon consummation of the Merger each share of common stock of FPBB, par value $.01 per share (the "FPBB Common Stock") will be converted into 4.194 shares of RSFC Common Stock (the "Exchange Ratio"), and cash in lieu of fractional shares. On September 24, 1998, the closing price of the RSFC Common Stock was $8.50. If the Merger had been consummated on that date, each share of FPBB Common Stock would have been converted into shares of RSFC Common Stock with an equivalent market value of $35.65 and the aggregate dollar value of all RSFC shares to be issued in the Merger would have been $183.7 million. The actual market value of the RSFC Common Stock to be issued in the Merger may be different due to changes in the market value of the RSFC Common Stock.



     The Amendment to the Articles will provide a sufficient number of authorized and unissued shares of RSFC Common Stock for RSFC to issue in any future stock dividends, public offerings or acquisitions and for other corporate purposes. Although RSFC has no present plans for any such stock dividend, acquisition or offering, RSFC expects to continue to review acquisition opportunities as they become available.


     The Amendment to the Plan will provide additional RSFC shares available for future grants under the Plan. Without the approval of the Amendment to the Plan, the Plan may lack a sufficient number of shares available for future grants.


     Consummation of the Merger is subject to certain conditions, including, but not limited to, approval of the Merger by the requisite vote of the shareholders of each of FPBB and RSFC.



     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF RSFC AND ITS SHAREHOLDERS. IN ADDITION, THE BOARD OF DIRECTORS HAS RECEIVED THE OPINION OF ITS FINANCIAL ADVISER, SANDLER O'NEILL & PARTNERS, L.P., AS OF SEPTEMBER 25, 1998, TO THE EFFECT THAT THE EXCHANGE RATIO IS FAIR FROM A FINANCIAL POINT OF VIEW TO RSFC. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE AT THE SPECIAL MEETING IN FAVOR OF THE MERGER AGREEMENT.


     Only holders of RSFC Common Stock of record at the close of business on September 18, 1998 (the "Record Date"), are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

     Approval of the Merger Agreement requires the affirmative vote of a majority of the shares of RSFC Common Stock issued and outstanding as of the Record Date. Failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Merger Agreement. Abstentions and broker non-votes will be included for purposes of determining the presence of a quorum at the Special Meeting, but are the equivalent of "against" votes for purposes of approval of the Merger Agreement. Approval of the Amendment to the Articles and the Amendment to the Plan require that the number of votes cast in favor exceed the number of votes cast against.



     You are urged to read the enclosed Joint Proxy Statement/Prospectus, which provides you with a description of the Amendment to the Articles, the Amendment to the Plan and the Merger Agreement to be voted upon at the Special Meeting.


     Because of the significance of the proposed Merger to RSFC, your participation in this meeting, in person or by proxy, is especially important. It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and return the proxy card in the enclosed postage-paid envelope. Your shares will be voted at the Special Meeting in accordance with your instructions. You can revoke the proxy at any time prior to voting and the delivery of a proxy will not affect your right to vote in the event you attend the Special Meeting in person.


   Thank you and I look forward to seeing you at the Special Meeting.


                                    Sincerely,




                                    Rudy E. Schupp
                                    CHAIRMAN OF THE BOARD AND
                                    CHIEF EXECUTIVE OFFICER

                        FIRST PALM BEACH BANCORP, INC.
                          450 SOUTH AUSTRALIAN AVENUE
                         WEST PALM BEACH, FLORIDA 33401


                              September 25, 1998



Dear Stockholder:



     You are cordially invited to attend the Special Meeting (the "Special Meeting") of Stockholders of First Palm Beach Bancorp, Inc. ("FPBB"), which will be held on Tuesday, October 27, 1998 at 1:00 p.m. local time, at the First Bank of Florida Corporate Headquarters, the Florida Room--4th Floor, 450 S. Australian Avenue, West Palm Beach, Florida 33401.


     At the Special Meeting, stockholders will be asked to consider a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 27, 1998, as amended (the "Merger Agreement"), by and between Republic Security Financial Corporation ("RSFC") and FPBB, providing for the merger of FPBB with and into RSFC (the "Merger").


     Pursuant to the Merger Agreement, upon consummation of the Merger each share of common stock of FPBB, par value $.01 per share (the "FPBB Common Stock") will be converted into 4.194 (the "Exchange Ratio") shares of common stock of RSFC ("RSFC Common Stock"), and cash in lieu of fractional shares. On September 24, 1998, the closing price of RSFC Common Stock was $8.50. If the Merger had been consummated on that date, each share of FPBB Common Stock would have been converted into shares of RSFC Common Stock with an aggregate market value of $35.65 and the aggregate dollar value of all RSFC shares to be issued in the Merger would have been approximately $183.7 million The actual market value of the RSFC Common Stock to be received in the Merger may be different due to changes in the market value of the RSFC Common Stock .



     Consummation of the Merger is subject to certain conditions, including, but not limited to, approval of the Merger by the requisite vote of the stockholders of each of FPBB and RSFC.


     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF FPBB AND ITS STOCKHOLDERS. IN ADDITION, THE BOARD OF DIRECTORS HAS RECEIVED THE OPINION OF ITS FINANCIAL ADVISOR, KEEFE, BRUYETTE & WOODS, INC., DATED AS OF THE DATE OF THE JOINT PROXY STATEMENT/PROSPECTUS, THAT THE EXCHANGE RATIO IS FAIR TO FPBB'S STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE AT THE SPECIAL MEETING IN FAVOR OF THE MERGER AGREEMENT.



     Only holders of FPBB Common Stock of record at the close of business on September 18, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Approval of the Merger Agreement requires the affirmative vote of holders of a majority of the shares of FPBB Common Stock issued and outstanding as of the Record Date. It is very important that your shares are represented at the Special Meeting, whether or not you plan to attend in person. Failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Merger.



     A Notice of the Special Meeting and a Joint Proxy Statement/Prospectus containing detailed information concerning the proposed Merger is attached. Please read this material carefully.


     Your participation in the Special Meeting, in person or by proxy, is important. Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and return the proxy card in the enclosed postage paid envelope.


   Thank you and I look forward to seeing you at the Special Meeting.


                                               Sincerely,


                                               Louis O. Davis, Jr.
                                               PRESIDENT AND CHIEF EXECUTIVE
                                               OFFICER

                    REPUBLIC SECURITY FINANCIAL CORPORATION
                             4400 CONGRESS AVENUE
                        WEST PALM BEACH, FLORIDA 33407


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON OCTOBER 27, 1998


     A Special Meeting (the "Special Meeting") of Shareholders of Republic Security Financial Corporation ("RSFC") will be held on Tuesday, October 27, 1998 at 10:00 a.m. local time, at the Palm Beach Airport Hilton, 150 Australian Avenue, West Palm Beach, Florida 33401, to consider the following matters:


     1. Approval of the Agreement and Plan of Merger, dated as of May 27, 1998, as amended, by and between RSFC and First Palm Beach Bancorp, Inc. ("FPBB"), providing for the merger of FPBB with and into RSFC.



     2. Approval of an amendment to RSFC's Articles of Incorporation increasing the authorized shares of its common stock (the "RSFC Common Stock") from 100,000,000 to 500,000,000, increasing the authorized shares of Series B Junior Participating Preferred Stock from 1,000,000 to 5,000,000 and deleting the 7% Cumulative Convertible Preferred Stock, Series C, therefrom.


     3. Approval of an amendment to the Republic Security Financial Corporation 1997 Performance Incentive Plan (the "Plan") increasing the number of shares of RSFC Common Stock issuable under the Plan from 2,000,000 shares to 5,000,000 shares.


     4. Such other business as may properly be brought before the Special
Meeting.



     The Board of Directors has fixed the close of business on September 18, 1998, as the record date for determining shareholders of RSFC entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. A list of shareholders entitled to notice of the meeting shall be available for inspection by any shareholder, during regular business hours, for a period of ten days prior to the meeting at the principal executive offices of RSFC and at the Special Meeting.



     You are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and return at your earliest convenience, in the postage-paid envelope provided, the enclosed proxy card which is being solicited on behalf of RSFC's Board of Directors. The proxy card shows the form in which your shares of RSFC Common Stock are registered. Your signature must be in the same form. Your shares will be voted at the Special Meeting in accordance with your instructions. You can revoke the proxy at any time prior to voting, and the delivery of a proxy will not affect your right to vote in the event you attend the Special Meeting in person. We look forward to seeing you.


                                          By Order of the Board of Directors,




                                           H. Gearl Gore
                                           SECRETARY




West Palm Beach, Florida
September 25, 1998

                        FIRST PALM BEACH BANCORP, INC.
                          450 SOUTH AUSTRALIAN AVENUE
                        WEST PALM BEACH, FLORIDA 33401


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 27, 1998


     A Special Meeting (the "Special Meeting") of Stockholders of First Palm Beach Bancorp, Inc. ("FPBB") will be held on Tuesday, October 27, 1998 at 1:00 p.m. local time, at the First Bank of Florida Corporate Headquarters, the Florida Room--4th Floor, 450 S. Australian Avenue, West Palm Beach, Florida 33401, to consider and vote upon the following proposals:


     1. Approval and adoption of the Agreement and Plan of Merger, dated as of May 27, 1998, as amended, by and between Republic Security Financial Corporation ("RSFC") and FPBB, providing for the merger of FPBB with and into RSFC. A copy of the Merger Agreement is attached as Annex A to this Joint Proxy Statement/Prospectus.



     2. Such other business as may properly be brought before the Special
Meeting.



     The Board of Directors has fixed the close of business on September 18, 1998, as the record date for determining stockholders of FPBB entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. A list of stockholders entitled to notice of and to vote at the Special Meeting will be available for inspection by any stockholder, for any purpose germane to the Special Meeting, during regular business hours, for a period of ten days prior to the meeting at the principal executive offices of FPBB and at the Special Meeting.



     Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and return the enclosed proxy card in the envelope provided. The proxy card is being solicited on behalf of FPBB's Board of Directors. The proxy card shows the form in which your shares of FPBB Common Stock are registered. Your signature must be in the same form. Your shares will be voted at the Special Meeting in accordance with your instructions. You can revoke the proxy at any time prior to voting, and the delivery of a proxy will not affect your right to vote in the event you attend the Special Meeting in person. We look forward to seeing you.


                                               By Order of the Board of
                                               Directors,




                                               John C. Trammel
                                               SECRETARY



West Palm Beach, Florida
September 25, 1998

I

                                MERGER PROPOSED

[GRAPHIC OMITTED]
                          YOUR VOTE IS VERY IMPORTANT
[GRAPHIC OMITTED]


                             JOINT PROXY STATEMENT
                                ---------------

                    REPUBLIC SECURITY FINANCIAL CORPORATION
                                  PROSPECTUS
                       23,120,000 SHARES OF COMMON STOCK
     This Joint Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus") is being furnished to shareholders of Republic Security Financial Corporation ("RSFC") and stockholders of First Palm Beach Bancorp, Inc. ("FPBB") in connection with the solicitation of proxies by the Board of Directors of RSFC from holders of RSFC's outstanding shares of common stock, par value $0.01 per share (the "RSFC Common Stock"), for use at a Special Meeting of shareholders of RSFC to be held on October 27, 1998, at 10:00 a.m. local time (together with any adjournments or postponements thereof, the "RSFC Special Meeting") and in connection with the solicitation of proxies by the Board of Directors of FPBB from holders of FPBB's outstanding shares of common stock, par value $0.01 per share (the "FPBB Common Stock"), for use at a special meeting of stockholders of FPBB to be held on October 27, 1998, at 1:00 p.m. local time (together with any adjournments or postponements thereof, the "FPBB Special Meeting" and, together with the RSFC Special Meeting, the "Special Meetings").
     At the Special Meetings, the shareholders of RSFC and the stockholders of FPBB will be asked to consider and vote upon a proposal to approve the proposed merger (the "Merger") of FPBB with and into RSFC, pursuant to the Agreement and Plan of Merger, dated as of May 27, 1998, as amended, between RSFC and FPBB (the "Merger Agreement"). Pursuant to the Merger Agreement, upon consummation of the Merger each share of FPBB Common Stock will be converted into 4.194 shares of RSFC Common Stock (the "Exchange Ratio"), and cash in lieu of fractional shares. See "THE MERGER--The Merger Agreement--Exchange Ratio." Upon consummation of the Merger, RSFC will also convert all outstanding FPBB stock options into RSFC stock options. Within five business days after the Merger, RSFC will register shares which may be acquired upon exercise of such options on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act").
     The RSFC Common Stock is traded under the symbol "RSFC" on the Nasdaq National Market. The FPBB Common Stock is traded on the Nasdaq National Market under the symbol "FFPB." On May 27, 1998, the last trading day prior to the execution of the Merger Agreement, the last reported sales price per share on the Nasdaq National Market of RSFC Common Stock and FPBB Common Stock was $13 1/8 per share and $36 1/2 per share, respectively. On September 24, 1998, the last trading day prior to the date of this Joint Proxy Statement/Prospectus, the last reported sale price per share on the Nasdaq National Market of RSFC Common Stock and FPBB Common Stock was $8.50 per share and $33.125 per share, respectively. If the Merger had been consummated on September 24, 1998, each share of FPBB Common Stock would have been converted into 4.194 shares of RSFC Common Stock with an aggregate market value of $35.65 and the aggregate dollar value of all RSFC shares to be issued in the Merger would have been approximately $183.7 million. Based upon the number of shares of FPBB Common Stock and RSFC Common Stock outstanding as of July 10, 1998, and the Exchange Ratio, the holders of the then outstanding shares of FPBB Common Stock would own securities representing approximately 46% of the outstanding shares of RSFC Common Stock after consummation of the Merger.

     Because the market price of RSFC Common Stock is subject to fluctuation, the value of the shares of RSFC Common Stock that holders of FPBB Common Stock would receive in the Merger may increase or decrease prior to and after the Merger. See "MARKET PRICE AND DIVIDEND DATA."
     This Joint Proxy Statement/Prospectus also constitutes a prospectus of RSFC with respect to shares of the RSFC Common Stock issuable to FPBB stockholders upon consummation of the Merger.
     For shareholders of RSFC, this Joint Proxy Statement/Prospectus also relates to proposals to approve an amendment to the RSFC Articles of Incorporation (the "RSFC Articles") and an amendment of the Republic Security Financial Corporation 1997 Performance Incentive Plan (the "Plan"). See "ADDITIONAL PROPOSALS FOR CONSIDERATION AT THE RSFC SPECIAL MEETING."

     This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to holders of RSFC Common Stock and FPBB Common Stock on or about September 28, 1998.

                                ---------------
THE SHARES OF RSFC COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ---------------
THE SHARES OF RSFC COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS,
   DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY NOR ARE THEY GUARANTEED BY ANY BANK OR BANK HOLDING COMPANY.
                                ---------------

             THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS SEPTEMBER
              25, 1998.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.



     NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE SALE OF ANY SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF RSFC OR FPBB SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                             AVAILABLE INFORMATION


     RSFC and FPBB are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning RSFC and FPBB may be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, where copies may be obtained at prescribed rates, as well as at the following regional offices: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding RSFC and FPBB. Shares of RSFC Common Stock and FPBB Common Stock are listed on the Nasdaq National Market.


     RSFC has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereof, the "Registration Statement") under the Securities Act with respect to the shares of RSFC Common Stock to be issued by it in the Merger. This Joint Proxy Statement/Prospectus constitutes the Prospectus of RSFC that is filed as part of such Registration Statement. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus omits certain information contained in the Registration Statement and reference is hereby made to the Registration Statement for further information with respect to RSFC and the RSFC Common Stock.


     All information contained in this Joint Proxy Statement/Prospectus with respect to RSFC and Republic Security Bank, a wholly owned subsidiary of RSFC ("Republic Security"), except certain financial information of FPBB described under "THE MERGER--Opinion of Sandler O'Neill & Partners, L.P." has been supplied by RSFC for inclusion herein and has not been independently verified by FPBB. All information contained in this Joint Proxy Statement/Prospectus with respect to FPBB and First Bank of Florida, a wholly owned subsidiary of FPBB ("First Bank"), except certain financial information of RSFC described under "THE MERGER--Opinion of Keefe, Bruyette & Woods, Inc." has been supplied by FPBB for inclusion herein and has not been independently verified by RSFC.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     The following documents filed with the Commission by RSFC and FPBB pursuant to the Exchange Act are incorporated in this Joint Proxy
Statement/Prospectus by reference:


    1. RSFC Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 25, 1998 (the "1997 RSFC Form 10-K").


    2. RSFC Current Report on Form 8-K filed with the Commission on July 10,
      1998.


    3. RSFC Current Report on Form 8-K filed with the Commission on May 28,
      1998.


    4. RSFC Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed with the Commission on August 14, 1998.


    5. RSFC Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 15, 1998.


    6. The description of RSFC Common Stock set forth in RSFC's Registration Statement filed by RSFC pursuant to Section 12 of the Exchange Act including any amendment or report filed for purposes of updating any such description.


    7. The portions of the RSFC's Proxy Statement for the Annual Meeting of Shareholders held on April 29, 1998 that have been incorporated by reference in the 1997 RSFC Form 10-K.


    8. FPBB Registration Statement on Form 8-A dated January 25, 1995.


    9. FPBB Annual Report on Form 10-K for the fiscal year ended September 30, 1997 filed with the Commission on December 23, 1997 (the "1997 FPBB Form 10-K").


   10. FPBB Current Report on Form 8-K filed with the Commission on June 8,
      1998.


   11. FPBB Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed with the Commission on August 13, 1998.


   12. FPBB Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 8, 1998.


   13. FPBB Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 filed with the Commission on February 9, 1998.


   14. The description of FPBB Common Stock set forth in FPBB's Registration Statement filed by FPBB pursuant to Section 12 of the Exchange Act including any amendment or report filed for purposes of updating any such description.


   15. The portions of FPBB's Proxy Statement for the Annual Meeting of Stockholders held on January 21, 1998 that have been incorporated by reference in the 1997 FPBB Form 10-K.


     All reports and other documents filed by RSFC or FPBB after the date of this Joint Proxy Statement/Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the date of the Special Meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports or documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in another document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/ Prospectus.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THOSE DOCUMENTS RELATING TO RSFC (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM REPUBLIC SECURITY FINANCIAL CORPORATION, 4400 CONGRESS AVENUE, P.O. BOX 4298, WEST PALM BEACH, FLORIDA 33402-4298, ATTENTION:
SECRETARY, TELEPHONE: (561) 840-7841. THOSE DOCUMENTS RELATING TO FPBB (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM FIRST PALM BEACH BANCORP, INC., 450 SOUTH AUSTRALIAN AVENUE, WEST PALM BEACH, FLORIDA 33401, ATTENTION: SECRETARY, TELEPHONE: (561) 655-8511. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY OCTOBER 20, 1998.




                      CERTAIN FORWARD-LOOKING STATEMENTS


     THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS ABOUT THE BUSINESS, OPERATIONS, FINANCIAL CONDITION AND PROSPECTS OF RSFC AND FPBB, OF RSFC FOLLOWING THE MERGER (THE "COMBINED COMPANY"), OF REPUBLIC SECURITY AND FIRST BANK FOLLOWING THEIR MERGER (THE "COMBINED BANK"), AND VARIOUS STATEMENTS CONTAINED UNDER THE CAPTIONS "SUMMARY," "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA" AND "THE MERGER." THE ACTUAL RESULTS OF RSFC, FPBB, THE COMBINED COMPANY AND THE COMBINED BANK COULD DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS.


     AMONG THE FACTORS THAT COULD AFFECT THE COMBINED COMPANY'S ABILITY TO ACHIEVE ITS GOALS, AND CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS, INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:


   - THE ABILITY OF THE COMBINED COMPANY TO SUCCESSFULLY INTEGRATE RSFC'S AND FPBB'S OPERATIONS IN A TIMELY MANNER AND TO CONTAIN RESTRUCTURING EXPENSES;


   - THE ABILITY OF THE COMBINED BANK TO SUCCESSFULLY INTEGRATE REPUBLIC SECURITY'S AND FIRST BANK'S OPERATIONS IN A TIMELY MANNER AND TO CONTAIN RESTRUCTURING EXPENSES;


   - RAPID CHANGES IN INTEREST RATES;


   - ADVERSE ECONOMIC CONDITIONS IN PALM BEACH, BROWARD, MIAMI-DADE, MARTIN AND LEE COUNTIES, FLORIDA AS WELL AS NATIONALLY;


   - INTENSE COMPETITION FOR DEPOSITORS AND BORROWERS FROM FINANCIAL INSTITUTIONS WITH GREATER RESOURCES THAN THE COMBINED BANK;


   - ADVERSE CHANGES IN LAWS AND REGULATIONS WHICH MAY ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED; AND


     - DISRUPTIONS OF OPERATIONS OF THE COMBINED COMPANY AS A RESULT OF THE "YEAR 2000 PROBLEM."


     THESE AND OTHER RISKS AND UNCERTAINTIES AFFECTING THE COMBINED COMPANY AND THE COMBINED BANK ARE DISCUSSED IN GREATER DETAIL IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

                               TABLE OF CONTENTS




                                                  PAGE
                                               ----------
AVAILABLE INFORMATION ......................        i
INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE ................       ii
SUMMARY ....................................         1
 The Companies .............................         1
 The Special Meetings ......................         2
 No Dissenters' Rights of Appraisal ........         2
 The Merger ................................         3
 Year 2000 .................................         6
 Selected Consolidated Financial
      Data--Republic Security
      Financial Corporation ................         7
 Selected Consolidated Financial
      Data-- First Palm Beach
      Bancorp, Inc. ........................        12
 Selected Comparative Per Share Data .......        16
 Recent Developments .......................        16
MARKET PRICE AND DIVIDEND
   DATA ....................................        17
THE SPECIAL MEETINGS .......................        19
VOTING AND PROXY
   INFORMATION .............................        20
 RSFC ......................................        20
 FPBB ......................................        20
 Proxies ...................................        21
NO DISSENTERS' RIGHTS
   OF APPRAISAL ............................        22
THE MERGER .................................        23
 Background to the Merger ..................        23
 Recommendation of FPBB Board of
      Directors; FPBB's Reasons for
      the Merger ...........................        24
 Opinion of Keefe, Bruyette &
      Woods, Inc. ..........................        25
 Recommendation of RSFC Board of
      Directors; RSFC's Reasons for
      the Merger ...........................        30
 Opinion of Sandler O'Neill &
      Partners, L.P. .......................        31
 The Merger Agreement ......................        35
 Federal Income Tax Consequences ...........        43
 Stock Option Agreement ....................        44
 Restrictions on Resales of Securities .....        46
 Anticipated Accounting Treatment ..........        47
 Regulatory Approvals ......................        47
 Interests of Certain Persons in
      the Merger ...........................        48
UNAUDITED PRO FORMA
   COMBINED CONDENSED
   FINANCIAL DATA ..........................        52


                                                  PAGE
                                               ----------
MANAGEMENT FOLLOWING
   THE MERGER ..............................        59
SECURITY OWNERSHIP OF
   CERTAIN BENEFICIAL OWNERS
   AND MANAGEMENT ..........................        62
COMPARISON OF RIGHTS OF
   HOLDERS OF RSFC AND FPBB
   COMMON STOCK ............................        63
 Authorized Capital Stock ..................        63
 Board of Directors ........................        63
 Voting Limitations ........................        64
 Special Meetings of Shareholders;
      Action Without a Meeting .............        64
 Mergers, Share Exchanges and Sales
      of Assets ............................        64
 Amendment of Articles of
      Incorporation and of Bylaws ..........        65
 Rights of Dissenting Shareholders .........        65
 Dividends .................................        66
 Certain Anti-Takeover Provisions ..........        66
 Rights Plan ...............................        68
 Consideration of Other
      Constituencies .......................        70
 Directors' Liability ......................        70
SHAREHOLDER PROPOSALS ......................        71
PROXY SOLICITATION .........................        71
LEGAL MATTERS ..............................        71
EXPERTS ....................................        71
ADDITIONAL PROPOSALS FOR
   CONSIDERATION AT THE RSFC
   SPECIAL MEETING .........................        72
ANNEX A: Agreement and Plan
   of Merger ...............................       A-1
ANNEX B: Stock Option Agreement ............       B-1
ANNEX C: Opinion of Sandler O'Neill
   & Partners, L.P. ........................       C-1
ANNEX D: Opinion of Keefe, Bruyette
   & Woods, Inc. ...........................       D-1
ANNEX E: Text of proposed
   Amendment to RSFC's Articles
   of Incorporation ........................       E-1
ANNEX F: Republic Security Financial
   Corporation 1997 Performance
   Incentive Plan ..........................       F-1

                                    SUMMARY


     THE FOLLOWING SUMMARY IS INTENDED ONLY TO HIGHLIGHT CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. THE SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF ALL MATERIAL FEATURES OF THE MERGER AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ANNEXES ATTACHED HERETO. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU.


THE COMPANIES


     RSFC. RSFC is a commercial bank holding company, headquartered in West Palm Beach, Florida. Its principal business is the operation of its subsidiary, Republic Security, a Florida commercial bank. As of June 30, 1998, RSFC had consolidated assets of $1.0 billion, deposits of $780 million and shareholders' equity of $90.1 million.


     Republic Security commenced operations on November 19, 1984 as a stock savings bank. On November 8, 1995, it converted its charter from a federal savings bank to a state chartered commercial bank. Republic Security is a member of the Federal Reserve Bank and the Federal Home Loan Bank System (the "FHLB"), and its deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to applicable limits.


     Republic Security is one of the top 10 largest independent commercial banks headquartered in Florida, with thirty-four full-service branches, of which thirteen branches are located in Palm Beach County, Florida, thirteen in Broward County, Florida and eight in Miami-Dade County, Florida. Republic Security's main business activities include attracting deposits, originating loans, making investments and servicing loans for Republic Security and for others. Republic Security's loan portfolio is primarily comprised of residential and commercial real estate loans, business loans and consumer loans, including automobile loans. At June 30, 1998, Republic Security's loan portfolio was composed of 10% commercial purpose loans, 40% commercial real estate loans, 37% residential real estate loans (including construction loans) and 13% consumer loans. Earnings depend primarily upon the difference between interest received on loans and investments and interest paid on Republic Security's deposit base and borrowing.


     On August 21, 1998, RSFC entered into a definitive agreement to acquire Newberry Bank. At June 30, 1998, Newberry had total assets of $37 million, deposits of $33 million and stockholders' equity of $2.4 million.


     On July 2, 1998, RSFC acquired Unifirst Federal Savings Bank ("Unifirst"). At that time, Unifirst had assets of $141.5 million, deposits of $128 million and shareholders' equity of $9.2 million.


     On December 2, 1997, RSFC acquired County National Bank of South Florida. At that time, County had assets of $255 million, deposits of $226 million and shareholders' equity of $24.4 million.


     On June 30, 1997, Republic Security acquired Family Bank. At that time, Family Bank had assets of $256 million, deposits of $219 million and shareholders' equity of $21.8 million.


     The address of RSFC's principal executive offices is 4400 Congress Avenue, West Palm Beach, Florida 33407 and its telephone number is (561) 840-1200.


     FPBB. FPBB is a Delaware chartered savings and loan holding company, headquartered in West Palm Beach, Florida. Through its wholly owned subsidiary, First Bank, FPBB operates 51 banking offices (of which 24 are supermarket branches and 27 are stand-alone branches) located in Palm Beach, Broward, Miami-Dade, Martin and Lee Counties in Florida, and two mortgage loan production offices which are located in Palm Beach County. At June 30, 1998, FPBB had total consolidated assets of approximately $1.8 billion, deposits of approximately $1.3 billion and stockholders' equity of approximately $121 million. FPBB is the largest, based on total deposits, and oldest independent financial institution based in Palm Beach County.


     First Bank's principal business is attracting retail deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, primarily in one-to four-family, owner-occupied, residential mortgage loans and, to a lesser extent, consumer loans, construction loans, commercial real estate loans and multi-family residential mortgage loans. In addition, First Bank invests in mortgage-backed and related securities, securities issued by the U.S. Government agencies thereof, and other investments in which First Bank is permitted to invest under federal laws and regulations.


     The address of FPBB's principal executive offices is 450 South Australian Avenue, West Palm Beach, Florida 33401, and its telephone number is (561) 655-8511.


THE SPECIAL MEETINGS



     GENERAL. At the RSFC Special Meeting, to be held on Tuesday, October 27, 1998, at 10:00 a.m. local time at the Palm Beach Airport Hilton, 150 Australian Avenue, West Palm Beach, Florida 33406, RSFC shareholders will consider and vote upon a proposal to approve the Merger Agreement, as well as proposals to approve amendments to the RSFC Articles and the Plan. The FPBB Special Meeting will be held on Tuesday, October 27, 1998 at 1:00 p.m. local time, at the First Bank of Florida Corporate Headquarters, 450 S. Australian Avenue, West Palm Beach, Florida 33401. The purpose of the FPBB Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement. See "THE SPECIAL MEETINGS."


     RECORD DATES; SHARES ENTITLED TO VOTE ON THE MERGER. Holders of record of shares of RSFC Common Stock at the close of business on September 18, 1998 (the "RSFC Record Date") and holders of record of shares of FPBB Common Stock at the close of business on September 18, 1998 (the "FPBB Record Date") will be entitled to notice of and to vote at the respective Special Meetings. At the RSFC Record Date, there were outstanding 25,333,577 shares of RSFC Common Stock. At the FPBB Record Date, there were outstanding 5,155,009 shares of FPBB Common Stock. See "VOTING AND PROXY INFORMATION."



     REQUIRED VOTES. The proposal to approve the Merger Agreement must be approved by the holders of at least a majority of the shares of RSFC Common Stock outstanding at the RSFC Record Date and at least a majority of the shares of FPBB Common Stock outstanding at the FPBB Record Date. Brokers who hold RSFC Common Stock and/or FPBB Common Stock will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Abstentions and broker non-votes are equivalent to votes "against" the approval of the Merger Agreement.



     At the respective Record Dates, directors and executive officers of RSFC and FPBB and their affiliates had the right to vote, in the aggregate 3,858,346 shares and 234,296 shares, respectively, of RSFC Common Stock and FPBB Common Stock, representing 14.7% and 4.5%, respectively, of the RSFC Common Stock and FPBB Common Stock outstanding as of the respective Record Dates. All of such persons have informed RSFC and FPBB, as the case may be, of their intent to vote or direct the vote of all such shares for approval and adoption of the Merger Agreement. See "VOTING AND PROXY INFORMATION."

NO DISSENTERS' RIGHTS OF APPRAISAL


     The holders of RSFC Common Stock will not be entitled to dissenters' rights of appraisal under Florida law in connection with the Merger because the shares of RSFC Common Stock will be listed on the Nasdaq National Market as of the RSFC Record Date. Holders of FPBB Common Stock will not be entitled to appraisal rights under Delaware law in connection with the Merger because the shares of FPBB Common Stock were listed on the Nasdaq National Market as of the FPBB Record Date, and shares of RSFC Common Stock to be issued in the Merger will be listed on the Nasdaq National Market. See "NO DISSENTERS' RIGHTS OF APPRAISAL."


THE MERGER


     GENERAL. Under the terms of the Merger Agreement, FPBB will be merged with and into RSFC, and FPBB will cease to exist as a separate legal entity. As a consequence of the Merger, at the effective time of the Merger (the "Effective Time"), each share of FPBB Common Stock issued and outstanding immediately prior to the Effective Time, except for shares held directly or indirectly by RSFC or FPBB (other than shares held by RSFC or FPBB in a fiduciary capacity ("Trust Account Shares") or in respect of a debt previously contracted ("DPC Shares")), will be converted into 4.194 shares of RSFC Common Stock (the "Exchange Ratio"). See "THE MERGER--The Merger Agreement--Exchange Ratio." Based upon the number of shares of FPBB Common Stock and RSFC Common Stock outstanding as of July 10, 1998 and the Exchange Ratio, the holders of the then outstanding shares of FPBB Common Stock would own securities representing approximately 46% of the outstanding shares of RSFC Common Stock after consummation of the Merger. A copy of the Merger Agreement is attached as Annex A to this Joint Proxy Statement/Prospectus. Pursuant to the Merger Agreement, subsequent to the Merger, First Bank, a wholly owned subsidiary of FPBB, will be merged with and into Republic Security, a wholly owned subsidiary of RSFC (the "Bank Merger"), and First Bank will cease to exist as a separate entity. See "THE MERGER."


     THE VALUE OF RSFC COMMON STOCK THAT HOLDERS OF FPBB COMMON STOCK WILL RECEIVE IN THE MERGER IS SUBJECT TO FLUCTUATION DUE TO CHANGES IN THE MARKET PRICE OF RSFC COMMON STOCK. FPBB STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR RSFC COMMON STOCK. FOR CERTAIN RECENT STOCK PRICE DATA, SEE "MARKET PRICE AND DIVIDEND DATA."


     Additionally, at the Effective Time, each outstanding option to purchase shares of FPBB Common Stock issued pursuant to FPBB's stock option plans will be assumed by RSFC and will constitute an option to acquire on the same terms and conditions as were applicable under such FPBB stock option plan the same number of shares of RSFC Common Stock into which such shares would have been converted pursuant to the Merger had such options been exercised immediately prior to the Effective Time at a price per share equal to the exercise price per share of FPBB Common Stock pursuant to such options, divided by the Exchange Ratio. Within five business days after the Merger, RSFC intends to register the shares which may be acquired upon exercise of the options on a Registration Statement on Form S-8 under the Securities Act.


     RECOMMENDATION OF FPBB'S BOARD OF DIRECTORS. The FPBB Board of Directors (the "FPBB Board") has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, FPBB and its stockholders. THE FPBB BOARD UNANIMOUSLY RECOMMENDS THAT THE FPBB STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT. For a discussion of the factors considered by the FPBB Board in approving the Merger Agreement, see "THE MERGER--Recommendation of FPBB Board of Directors; FPBB's Reasons for the Merger."


     OPINION OF KEEFE, BRUYETTE & WOODS, INC. On May 27, 1998, Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette") delivered its oral opinion to the FPBB Board to the effect that, as of such date, the

Exchange Ratio was fair from a financial point of view to the stockholders of FPBB. Keefe, Bruyette has updated its opinion by delivery to the FPBB Board of a written opinion to the same effect dated as of the date of this Joint Proxy Statement/Prospectus. The full text of the written opinion of Keefe, Bruyette which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex D to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. See "THE MERGER--Opinion of Keefe, Bruyette & Woods, Inc."


     RECOMMENDATION OF RSFC'S BOARD OF DIRECTORS. The RSFC Board of Directors (the "RSFC Board") has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, RSFC and its shareholders. THE RSFC BOARD UNANIMOUSLY RECOMMENDS THAT THE RSFC SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT. For a discussion of the factors considered by the RSFC Board in approving the Merger Agreement, see "THE MERGER--Recommendation of RSFC Board of Directors; RSFC's Reasons for the Merger."


     OPINION OF SANDLER O'NEILL & PARTNERS, L.P. On May 27, 1998, Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") delivered its oral opinion to the RSFC Board to the effect that, as of such date, the Exchange Ratio was fair from a financial point of view to the shareholders of RSFC. Sandler O'Neill has updated its opinion by delivery to the RSFC Board of a written opinion to the same effect dated as of the date of this Joint Proxy Statement/Prospectus. The full text of the written opinion of Sandler O'Neill, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. See "THE MERGER--Opinion of Sandler O'Neill & Partners, L.P."


     CONDITIONS TO THE MERGER. Consummation of the Merger is subject to various mutual conditions, including, among others: (i) receipt by RSFC and FPBB of all governmental approvals required in connection with the Merger; (ii) approval of the Merger Agreement by the shareholders of RSFC and the stockholders of FPBB;
(iii) receipt from respective counsel of RSFC and FPBB of tax opinions regarding certain federal income tax consequences of the Merger; (iv) receipt of a letter from RSFC's independent accountants that the Merger qualifies for pooling-of-interests accounting treatment and receipt of a letter from FPBB's independent accountants that FPBB qualifies as a party to a pooling-of-interests business combination; (v) the shares of RSFC Common Stock to be issued to holders of FPBB Common Stock pursuant to the Merger shall have been authorized for quotation on the Nasdaq National Market subject to official notice of issuance; and (vi) satisfaction of other customary closing conditions. See "THE MERGER--The Merger Agreement--Conditions to the Merger."


     REGULATORY APPROVALS. The Merger has been approved by the Board of Governors of the Federal Reserve System (the "FRB"). Additionally, the Bank Merger has been approved by the Florida Department of Banking and Finance ("Florida Banking Department"). See "THE MERGER--Regulatory Approvals."


     FEDERAL INCOME TAX CONSEQUENCES. The Merger is intended to qualify as a reorganization under Section 368(a) of the Code. Accordingly, for federal income tax purposes, it is intended that no gain or loss will be recognized by FPBB stockholders who exchange all of their FPBB Common Stock solely for RSFC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in RSFC Common Stock, the receipt of which will be taxable). In this connection, RSFC's obligation to consummate the Merger is conditioned upon the receipt by RSFC of an opinion of Morgan, Lewis & Bockius LLP, counsel to RSFC, and FPBB's obligation to consummate the Merger is conditioned upon the receipt by FPBB of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to FPBB, substantially to this effect. In addition, in connection with the filing of the Registration Statement, RSFC has received an opinion of Morgan, Lewis & Bockius LLP, dated September 2, 1998, substantially to the effect set forth above. Due to the individual nature of the tax consequences of the Merger, it is recommended that each FPBB stockholder consult his or her own tax adviser concerning the federal, state, local and foreign tax consequences of the Merger. See "THE MERGER--Federal Income Tax Consequences."


     ANTICIPATED ACCOUNTING TREATMENT. The Merger is expected to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. It is a condition to each of RSFC's and FPBB's obligation to consummate the Merger that RSFC and FPBB receive letters dated as of the closing date addressed to RSFC from RSFC's independent accountants and to FPBB from FPBB's independent accountants to the effect that the Merger qualifies for pooling-of-interests accounting treatment. See "THE MERGER--The Merger Agreement--Conditions to the Merger" and "--Anticipated Accounting Treatment."


     BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER. Following the consummation of the Merger, the RSFC Board and the board of directors of the Combined Bank (the "Combined Bank Board") will each consist of 21 members, initially comprised of the current RSFC Board members (George M. Apelian, Paula Berliner, Dr. Thomas F. Carney, Joseph D. Cesarotti, Mary Anna Fowler, H. Gearl Gore, Richard J. Haskins, Eugene W. Hughes, Jr., Thomas L. Langan, Jr., Lennart
E. Lindahl, Jr., Mary McCarty, Carol R. Owen, Richard C. Rathke, Rudy E. Schupp, Victor H. Siegel, William F. Spitznagel, Bruce E. Wiita and William Wolfson) and three FPBB designees (Fred A. Greene, R. Randy Guemple and Daniel
O. Sokoloff, M.D.). See "MANAGEMENT FOLLOWING THE MERGER" and "THE MERGER--Interests of Certain Persons in the Merger."


     TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by RSFC shareholders or FPBB stockholders, (i) by mutual consent of RSFC and FPBB; (ii) by either RSFC or FPBB if the other party has materially breached any representation, warranty or covenant of the Merger Agreement; (iii) by either RSFC or FPBB if either of their respective shareholders or stockholders, as the case may be, do not approve the Merger; or (iv) by either party if the Merger has not been consummated prior to March 31, 1999. See "THE MERGER--The Merger Agreement--Termination."


     STOCK OPTION AGREEMENT. Execution of the Stock Option Agreement, dated as of May 27, 1998 (the "Stock Option Agreement"), by and between RSFC and FPBB was a condition to RSFC's merger proposal. Pursuant to the Stock Option Agreement, FPBB granted RSFC an option (the "Option") to purchase up to 1,009,725 shares of FPBB Common Stock, representing approximately 19.9% of the issued and outstanding shares of FPBB Common Stock without giving effect to the shares issuable upon exercise of the Option, at an exercise price of $40.50, subject to the terms and conditions set forth therein. The Option may only be exercised upon the occurrence of certain events (none of which have occurred). The Stock Option Agreement is attached as Annex B to this Joint Proxy Statement/ Prospectus. Also see "THE MERGER--Stock Option Agreement."


     The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. The Stock Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all or a significant interest in FPBB from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for FPBB Common Stock than the price per share implicit in the Exchange Ratio.


     INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain members of FPBB's management and the FPBB Board have interests in the Merger in addition to their interests as stockholders generally. These interests include, among other things, provisions in the Merger Agreement relating to indemnification and insurance, the payment of certain retention bonuses to officers of FPBB and the appointment of Fred A. Greene, R. Randy Guemple and Daniel O. Sokoloff, M.D., currently directors of FPBB and First Bank, to the RSFC Board and the board of directors of the Combined Bank as of the Effective Time. FPBB is a party to two employment agreements and eight change of control severance agreements with executive officers of FPBB. Each agreement provides for specified severance benefits if the individual officer's employment is terminated for specified reasons following a "change of control" of FPBB. If each officer terminates employment following consummation of the Merger under circumstances entitling such officer to severance benefits, the aggregate cash amount payable by FPBB to all such officers will be approximately $4,057,500. See "THE MERGER--Interests of Certain Persons in the Merger."


     YEAR 2000. Republic Security utilizes and is dependent upon a third-party vendor for its primary data processing function. Republic Security also utilizes other purchased software packages which operate on in-house computer networks. In 1997, Republic Security developed a Year 2000 plan to assess, remedy and test Republic Security's operations for Year 2000 compliance. In addition, Republic Security's Year 2000 plan includes assessing the impact of the Year 2000 issue on borrowers' ability to repay. Through formal communication, Republic Security's primary data processing vendor and the majority of other vendors have indicated their hardware and/or software will be Year 2000 compliant in 1999. The majority of Republic Security's non-information technology providers are not date sensitive. Republic Security is developing contingency plans related to non-information technology providers which are date sensitive and provide services which are critical to Republic Security's operations. Republic Security has also contacted all of its significant commercial loan customers to determine the borrowers' ability and readiness to become Year 2000 compliant. Approximately 50% of the loan customers contacted have responded and Republic Security has not identified any significant issues with those customers. However, there can be no guarantee that the systems of other companies on which Republic Security's systems and operations rely will be timely converted and would not have an adverse effect on Republic Security's operations.


     Currently, Republic Security is upgrading or replacing purchased software packages and in-house computer network software and hardware, as needed, and has started to test certain software for Year 2000 compliance. Republic Security will utilize both internal and external resources to upgrade, replace and test hardware, software and third-party vendor programs. Republic Security anticipates completing the Year 2000 project by October 31, 1999, which is prior to any anticipated impact on its operating systems. As of June 30, 1998, the Company has not incurred any significant expenses other than personnel time. Costs to purchase computer hardware and software are estimated to be approximately $1.2 million which will be capitalized. These cost estimates do not include any Year 2000 costs associated with FPBB's operations. The cost of the Year 2000 project will be funded through operating cash flows. While management does not anticipate the cost of the Year 2000 project to have a material impact on the Company's financial condition, operations or cash flows, the project is currently substantially incomplete in the areas of testing the computer systems and assessing the impact of the Year 2000 issue on certain borrowers. The anticipated costs of the project and the date on which the Company believes it will complete the Year 2000 project is based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third-party modification plans and other factors. Therefore, no guarantee can be made that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.


     FPBB utilizes and is dependent upon data processing systems and software to conduct its business. The data processing systems and software include a mainframe processing system licensed to FPBB by an outside vendor and various purchased software packages which are run on in-house computer networks. In 1997, FPBB initiated a review and assessment of all hardware and software to confirm that it will function properly in the Year 2000. FPBB's mainframe software vendor and the majority of the other vendors, which have been contacted, have indicated that their hardware and/or software will be Year 2000 compliant. FPBB has started to test certain other software for Year 2000 compliance. FPBB has contacted its non-information technology providers and has concluded that, with minor exception, its non-information technology systems are not date sensitive and will therefore not be a Year 2000 issue. For those non-information technology providers which are date-sensitive, FPBB has either updated the technology or is in the process of updating the technology. FPBB, at present, is unable to determine the financial effect of Year 2000 noncompliance by all outside parties with whom FPBB may transact business. As First Bank principally originates one-to-four family residential mortgage loans and other loans which are collateralized by real property, management believes that First Bank's credit risk related to Year 2000 issues with respect to its borrowers' ability to make scheduled loan repayments is not material. While some expenses will be incurred during the next 18 months, Year 2000 compliance is not expected to have a material affect on FPBB's consolidated financial statements. The cost of the Year 2000 project will be funded through operating cash flows. As of June 30, 1998, FPBB has expensed approximately $10,000, capitalized approximately $2,000 and committed to spend approximately $100,000 related to Year 2000 costs. Costs related to the acquisition and upgrades of computer hardware are capitalized. Non-capital costs addressing the Year 2000 issues will be charged to earnings as they are incurred. Prior to the execution of the Merger Agreement, FPBB budgeted approximately $1.0 million in total costs associated with Year 2000 compliance. In connection with the Merger Agreement, RSFC has indicated that the in-house data processing system currently utilized by FPBB will be converted to RSFC's outside service bureau. Management anticipates that approximately $600,000 of the total budget will not be spent if the Merger closes and RSFC successfully converts to its service bureau.



 SELECTED CONSOLIDATED FINANCIAL DATA--REPUBLIC SECURITY FINANCIAL CORPORATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


     The following selected financial data for the year ended December 31, 1997, the year ended December 31, 1996, and the nine month transition period ended December 31, 1995, and the balance sheet data as of December 31, 1997 and December 31, 1996, are derived from audited consolidated financial statements of RSFC, incorporated by reference herein. The selected financial data for the years ended March 31, 1995 and 1994 and the balance sheet data as of March 31, 1995 and 1994 have been derived from consolidated financial statements. The financial data for the six-month periods ended June 30, 1998 and 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which RSFC considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998. The data contained below should be read in conjunction with RSFC's consolidated financial statements and related notes thereto incorporated by reference in this Joint Proxy Statement/Prospectus.

                  SELECTED CONSOLIDATED FINANCIAL DATA--RSFC



                                                    SIX MONTHS
                                                       ENDED                  YEAR ENDED
                                                     MARCH 31,               DECEMBER 31,
                                             ------------------------- -------------------------
                                                 1998        1997(A)      1997(B)      1996(C)
                                             ------------ ------------ ------------ ------------
                                              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SUMMARY OF OPERATING RESULTS:
Interest income ............................   $ 34,913     $ 31,906     $ 65,667     $ 60,209
Interest expense ...........................     13,654       12,007       24,820       21,674
                                               --------     --------     --------     --------
Net interest income ........................     21,259       19,899       40,847       38,535
Provision for loan losses ..................        180          837        1,717          379
                                               --------     --------     --------     --------
Net interest income after provision for loan
 losses ....................................     21,079       19,062       39,130       38,156
Non-interest income ........................      5,914        4,946       10,016        9,956
Operating expenses .........................     16,812       21,317       46,153       36,474
                                               --------     --------     --------     --------
Income before income taxes and accounting
 change ....................................     10,181        2,691        2,993       11,638
Income taxes ...............................      3,766          297        1,187        3,874
                                               --------     --------     --------     --------
Income before accounting change ............      6,415        2,394        1,806        7,764
Change in method of accounting for income
 taxes .....................................
Net income .................................   $  6,415     $  2,394     $  1,806     $  7,764
                                               ========     ========     ========     ========
PER SHARE DATA:
Basic earnings per common share:
 Income before change in accounting for
  income taxes .............................   $    .27     $    .09     $    .05     $    .33
                                               ========     ========     ========     ========
 Net income ................................   $    .27     $    .09     $    .05     $    .33
                                               ========     ========     ========     ========
Diluted earnings per common share:
 Income before change in accounting for
  income taxes .............................   $    .26     $    .09     $    .05     $    .31
                                               ========     ========     ========     ========
 Net income ................................   $    .26     $    .09     $    .05     $    .31
                                               ========     ========     ========     ========
Weighted average common shares and
 common stock equivalents outstanding:
 Basic .....................................     23,367       21,715       22,070       21,112
 Diluted ...................................     25,141       22,435       22,884       22,538
                                               ========     ========     ========     ========
Book value per common share(c) .............   $   3.79     $   3.63     $   3.62     $   3.48
Dividends per common share .................   $    .10     $    .09     $    .19     $    .12
                                               ========     ========     ========     ========



                                               NINE MONTHS
                                                  ENDED            YEAR ENDED
                                              DECEMBER 31,          MARCH 31,
                                             -------------- -------------------------
                                                  1995          1995         1994
                                             -------------- ------------ ------------
                                             (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
                                                             AMOUNTS)
SUMMARY OF OPERATING RESULTS:
Interest income ............................    $ 41,890      $ 45,074     $ 38,387
Interest expense ...........................      15,924        15,879       12,900
                                                --------      --------     --------
Net interest income ........................      25,966        29,195       25,487
Provision for loan losses ..................         434           319          867
                                                --------      --------     --------
Net interest income after provision for loan
 losses ....................................      25,532        28,876       24,620
Non-interest income ........................       6,902         7,946       10,406
Operating expenses .........................      22,813        27,657       25,708
                                                --------      --------     --------
Income before income taxes and accounting
 change ....................................       9,621         9,165        9,318
Income taxes ...............................       3,389         3,305        3,282
                                                --------      --------     --------
Income before accounting change ............       6,232         5,860        6,036
Change in method of accounting for income
 taxes .....................................                                    500
                                                                           --------
Net income .................................    $  6,232      $  5,860     $  6,536
                                                ========      ========     ========
PER SHARE DATA:
Basic earnings per common share:
 Income before change in accounting for
  income taxes .............................    $    .32      $    .32     $    .37
                                                ========      ========     ========
 Net income ................................    $    .32      $    .32     $    .40
                                                ========      ========     ========
Diluted earnings per common share:
 Income before change in accounting for
  income taxes .............................    $    .30      $    .31     $    .36
                                                ========      ========     ========
 Net income ................................    $    .30      $    .31     $    .39
                                                ========      ========     ========
Weighted average common shares and
 common stock equivalents outstanding:
 Basic .....................................      18,481        17,275       15,831
 Diluted ...................................      20,790        19,005       16,810
                                                ========      ========     ========
Book value per common share(c) .............    $   3.28      $   2.93     $   2.93
Dividends per common share .................    $    .07      $    .04     $    .03
                                                ========      ========     ========

----------------
(a) Includes pretax merger related expenses of $3.9 million which is included in operating expenses.

(b) Includes pretax merger related expenses of $11.0 million of which $10.4 million is included in operating expenses and $0.6 million is included in provision for loan losses.

(c) Includes pretax litigation settlement of $3.0 million which is included in operating expenses.

(d) Book value per share is calculated by dividing common shareholders' equity plus the proceeds of the assumed conversion of "in the money" options, warrants and convertible preferred stock by the number of shares of common stock outstanding and conversion of all "in the money" options, warrants and convertible preferred stock.

                  SELECTED CONSOLIDATED FINANCIAL DATA--RSFC



                                                     SIX MONTHS
                                                        ENDED                     YEAR ENDED
                                                      JUNE 30,                   DECEMBER 31,
                                            ----------------------------- ---------------------------
                                                  1998           1997        1997(A)       1996(B)
                                            --------------- ------------- ------------- -------------
                                                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
AT PERIOD END:
Total assets ..............................   $ 1,019,764     $ 862,991     $ 949,280     $ 853,105
Investments ...............................       143,672       157,550       127,039       151,948
Loans(e) ..................................       689,604       580,717       637,620       557,040
Allowance for loan losses .................         6,266         6,590         6,663         6,400
Total deposits ............................       779,678       698,189       742,263       700,700
Borrowed money ............................       125,437        56,760       100,573        45,843
Shareholders' equity ......................        90,174        87,635        86,156        87,303
Shares outstanding ........................        24,287        22,228        22,685        21,609
                                              ===========     =========     =========     =========
AVERAGE BALANCES:
Assets ....................................   $   927,400     $ 835,250     $ 853,700     $ 775,600
Shareholders' equity ......................        88,100        89,800        89,300        86,000
Interest-earning assets ...................       822,900       755,450       770,400       705,700
Interest-bearing liabilities ..............       650,900       580,100       591,000       534,000
                                              ===========     =========     =========     =========
OTHER DATA:
Return on average assets(f) ...............          1.38%         1.06%         1.04%         1.35%
Return on average shareholders'
 equity(f) ................................         14.56%         9.89%         9.97%        12.17%
Average shareholders' equity to
 average total assets .....................          9.50%        10.75%        10.46%        11.09%
Shareholders' equity to total assets ......          8.84%        10.15%         9.08%        10.23%
Net interest spread .......................          4.29%         4.31%         4.32%         4.47%
Net interest margin .......................          5.17%         5.27%         5.30%         5.46%
Non-performing loans(g) ...................   $     4,799     $   6,706     $   5,414     $   7,143
Non-performing assets(g) ..................   $     8,434     $   9,950     $   8,131     $  12,176
Non-performing loans to total loans .......           .70%         1.15%          .85%         1.28%
Non-performing assets to total assets .....           .83%         1.15%          .86%         1.43%
Allowance for loan losses to total
 loans ....................................           .91%         1.13%         1.04%         1.15%
Net charge-offs to average loans ..........           .01%          .02%          .25%          .21%
Efficiency ratio(h) .......................            63%           70%           72%           69%
Dividend payout ratio(i) ..................            38%          122%           51%           36%
Number of full-service offices ............            32            30            32            30
Loan servicing portfolio (in millions) ....   $       238     $     260     $     237     $     277
                                              ===========     =========     =========     =========



                                              NINE MONTHS
                                                 ENDED             YEAR ENDED
                                             DECEMBER 31,           MARCH 31,
                                            -------------- ---------------------------
                                                 1995           1995          1994
                                            -------------- ------------- -------------
                                             (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
                                                             AMOUNTS)
BALANCE SHEET DATA:
AT PERIOD END:
Total assets ..............................   $ 743,184      $ 701,931     $ 636,347
Investments ...............................     108,504        112,937       137,835
Loans(e) ..................................     503,578        497,200       412,183
Allowance for loan losses .................       6,785          6,757         5,075
Total deposits ............................     612,038        607,250       544,882
Borrowed money ............................      35,007         21,347        24,611
Shareholders' equity ......................      82,463         55,766        50,586
Shares outstanding ........................      20,232         17,285        16,423
                                              =========      =========     =========
AVERAGE BALANCES:
Assets ....................................   $ 694,485      $ 648,258     $ 611,098
Shareholders' equity ......................      63,663         52,104        44,459
Interest-earning assets ...................     638,249        584,898       548,456
Interest-bearing liabilities ..............     502,554        459,484       429,925
                                              =========      =========     =========
OTHER DATA:
Return on average assets(f) ...............        0.90%          0.90%         1.08%
Return on average shareholders'
 equity(f) ................................        9.79%         11.20%        14.80%
Average shareholders' equity to
 average total assets .....................        9.17%          8.04%         7.28%
Shareholders' equity to total assets ......       11.10%          7.93%         7.95%
Net interest spread .......................        3.39%          4.25%         4.00%
Net interest margin .......................        4.07%          4.99%         4.65%
Non-performing loans(g) ...................   $   5,974      $   4,132     $   3,309
Non-performing assets(g) ..................   $  11,234      $   9,790     $  13,587
Non-performing loans to total loans .......        1.19%           .83%          .80%
Non-performing assets to total assets .....        1.51%          1.39%         2.14%
Allowance for loan losses to total
 loans ....................................        1.35%          1.36%         1.23%
Net charge-offs to average loans ..........         .08%           .02%          .39%
Efficiency ratio(h) .......................          69%            74%           72%
Dividend payout ratio(i) ..................          28%            13%            8%
Number of full-service offices ............          27             25            21
Loan servicing portfolio (in millions) ....   $     307      $     323     $     189
                                              =========      =========     =========

----------------
(e) Net of deferred loan fees, purchased loan discounts and premiums and undisbursed loans-in-process. Includes loans held for sale.

(f) Excludes merger related expenses of $2.5 million, net of taxes, for the six months ended June 30, 1997. Excludes merger related expenses of $8.2 million, net of taxes, and the effect of the reduction of the allowance for deferred tax assets of $1.1 million for the year ended December 31, 1997. Excludes a litigation settlement and FDIC assessment of $2.7 million, net of taxes, for the year ended December 31, 1996.

(g) Non-performing loans are loans contractually past due 90 days or more placed on non-accrual. Non-performing assets include non-performing loans, other real estate owned and repossessed assets.

(h) The efficiency ratio is calculated by dividing non-interest expense by net interest income plus non-interest income excluding realized securities gains/losses and non-recurring expenses.

(i) Dividend payout ratio is calculated by dividing dividends declared per share by basic earnings per share. Amounts for the six months ended June 30, 1997 and the year ended December 31, 1997 are adjusted to exclude merger related expenses (see note (a) and (b)).

                         RSFC QUARTERLY FINANCIAL DATA



                                                                          FOR THE YEAR ENDED DECEMBER 31, 1997
                                                                                      (UNAUDITED)
                                                                --------------------------------------------------------
                                                                    FIRST         SECOND          THIRD         FOURTH
                                                                   QUARTER      QUARTER(a)       QUARTER      QUARTER(a)
                                                                ------------   ------------   ------------   -----------
                                      (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
Interest income .............................................     $ 15,675       $ 16,231       $ 16,766      $ 16,995
Interest expense ............................................        5,858          6,149          6,398         6,415
                                                                  --------       --------       --------      --------
Net interest income .........................................        9,817         10,082         10,368        10,580
Provision for loan losses ...................................           31            806             31           849
                                                                  --------       --------       --------      --------
Net interest income after provision for loan losses .........        9,786          9,276         10,337         9,731
Non-interest income .........................................        2,468          2,478          2,817         2,253
Operating expense ...........................................        8,055         13,262          9,173        15,663
                                                                  --------       --------       --------      --------
Income (loss) before income taxes ...........................        4,199         (1,508)         3,981        (3,679)
Provision (benefit) for income taxes ........................        1,115           (818)         1,065          (175)
                                                                  --------       --------       --------      --------
Net income (loss) ...........................................     $  3,084       $   (690)      $  2,916      $ (3,504)
                                                                  --------       --------       --------      --------
PER SHARE DATA:
Basic earnings (loss) per common share ......................     $   0.13       $   (.04)      $   0.12      $   (.16)
Diluted earnings (loss) per common share ....................     $   0.13       $   (.04)      $   0.12      $   (.16)
Dividends per common share ..................................     $   0.04       $   0.05       $   0.05      $   0.05
Weighted average common shares and common stock equivalents
 outstanding ................................................       22,766         22,849         23,164        23,242
                                                                  ========       ========       ========      ========

----------------
(a) Includes merger related expenses of $5.4 million and $2.8 million, net of taxes, for the three months ended December 31, 1997 and June 30, 1997, respectively.

                         RSFC QUARTERLY FINANCIAL DATA



                                                                          FOR THE YEAR ENDED DECEMBER 31, 1996
                                                                                      (UNAUDITED)
                                                                --------------------------------------------------------
                                                                    FIRST         SECOND          THIRD         FOURTH
                                                                   QUARTER        QUARTER      QUARTER(a)     QUARTER(b)
                                                                ------------   ------------   ------------   -----------
                                      (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
Interest income .............................................     $ 14,647       $ 14,973       $ 15,299      $ 15,290
Interest expense ............................................        5,353          5,289          5,448         5,584
                                                                  --------       --------       --------      --------
Net interest income .........................................        9,294          9,684          9,851         9,706
Provision for loan losses ...................................           81             86            106           106
                                                                  --------       --------       --------      --------
Net interest income after provision for loan losses .........        9,213          9,598          9,745         9,600
Non-interest income .........................................        2,145          2,418          2,610         2,783
Operating expense ...........................................        7,965          8,517          9,104        10,888
                                                                  --------       --------       --------      --------
Income before income taxes ..................................        3,393          3,499          3,251         1,495
Provision for income taxes ..................................          915            975            785         1,199
                                                                  --------       --------       --------      --------
Net income ..................................................     $  2,478       $  2,524       $  2,466      $    296
                                                                  --------       --------       --------      --------
PER SHARE DATA:
Basic earnings per common share .............................     $   0.11       $   0.11       $   0.11      $   0.01
Diluted earnings per common share ...........................     $   0.10       $   0.10       $   0.10      $   0.01
Dividends per common share ..................................     $   0.03       $   0.03       $   0.03      $   0.03
Weighted average common shares and common stock equivalents
 outstanding ................................................       21,594         21,662         22,410        22,613
                                                                  ========       ========       ========      ========

----------------
(a) Includes pre-tax FDIC assessment of $1.2 million.

(b) Includes pre-tax litigation settlement of $3.0 million.

            SELECTED FINANCIAL DATA--FIRST PALM BEACH BANCORP, INC.
               (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)


     The following selected financial data for each of the years ended September 30, 1997, 1996 and 1995 and the balance sheet data as of September 30, 1997 and 1996 are derived from financial statements of FPBB incorporated by reference herein which have been audited by Deloitte & Touche LLP, independent auditors. The selected financial data for the years ended September 30, 1994 and 1993 and the balance sheets as of September 30, 1995, 1994 and 1993, have been derived from audited financial statements. The financial data for the nine-month periods ended June 30, 1998 and 1997 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of only normal recurring accruals, which FPBB considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the entire year ending September 30, 1998. The data contained below should be read in conjunction with FPBB's consolidated financial statements and related notes thereto incorporated by reference in this Joint Proxy Statement/Prospectus.



                            SELECTED FINANCIAL DATA



                                               NINE MONTHS ENDED
                                                   JUNE 30,
                                           -------------------------
                                               1998         1997
                                           ------------ ------------
                                            (AMOUNTS IN THOUSANDS)
SUMMARY OF OPERATING RESULTS:
Interest income ..........................   $ 95,758     $ 84,937
Interest expense .........................     64,068       51,841
                                             --------     --------
Net Interest income ......................     31,690       33,096
Provision for loan losses ................      4,062        2,200
                                             --------     --------
Net interest income after provision
 for loan losses .........................     27,628       30,896
Non-interest income ......................     11,084        5,993
Operating expenses .......................     29,461       25,351
                                             --------     --------
Income before income taxes ...............      9,251       11,538
Provision for income taxes ...............      3,688        4,637
                                             --------     --------
Net income ...............................   $  5,563     $  6,901
                                             --------     --------
PER SHARE DATA:
Earnings per common share:
Basic ....................................        1.12         1.41
                                             ---------    ---------
Diluted ..................................        1.09         1.38
                                             ---------    ---------
Average common shares and potential common
 shares outstanding:
Basic ....................................      4,969        4,878
                                             ---------    ---------
Diluted ..................................      5,119        5,002
                                             ---------    ---------



                                                               YEAR ENDED SEPTEMBER 30,
                                           ----------------------------------------------------------------
                                                1997          1996         1995         1994        1993
                                           ------------- ------------- ------------ ------------ ----------
                                                                (AMOUNTS IN THOUSANDS)
SUMMARY OF OPERATING RESULTS:
Interest income ..........................   $ 116,930     $ 103,532     $ 80,964     $ 57,874    $50,580
Interest expense .........................      72,851        61,300       48,900       30,049     28,783
                                             ---------     ---------     --------     --------    -------
Net Interest income ......................      44,079        42,232       32,064       27,825     21,797
Provision for loan losses ................       3,281        15,704          261          135        149
                                             ---------     ---------     --------     --------    -------
Net interest income after provision
 for loan losses .........................      40,798        26,528       31,803       27,690     21,648
Non-interest income ......................       9,001        10,069        4,030        4,437      5,775
Operating expenses .......................      34,406        35,602       26,609       22,826     19,609
                                             ---------     ---------     --------     --------    -------
Income before income taxes ...............      15,393           995        9,224        9,301      7,814
Provision for income taxes ...............       6,037           446        3,578        3,502      2,597
                                             ---------     ---------     --------     --------    -------
Net income ...............................   $   9,356     $     549     $  5,646     $  5,799    $ 5,217
                                             ---------     ---------     --------     --------    -------
PER SHARE DATA:
Earnings per common share:
Basic ....................................         1.91          0.11         1.14         1.08      N/A
                                             ----------    ----------    ---------    ---------   -------
Diluted ..................................         1.86          0.11         1.11         1.05      N/A
                                             ----------    ----------    ---------    ---------   -------
Average common shares and potential common
 shares outstanding:
Basic ....................................       4,894         4,963        4,955        5,387       N/A
                                             ----------    ----------    ---------    ---------   -------
Diluted ..................................       5,026         5,094        5,072        5,523       N/A
                                             ----------    ----------    ---------    ---------   -------

----------------
(a) FPBB adopted the provisions of SFAS No. 128, "Earnings Per Share," as of December 31, 1997 and restated all prior periods presented. Earnings per share as previously reported in the financial statements of FPBB, incorporated by reference herein, were computed in accordance with APB 15. Earnings per share information for fiscal year ending September 30, 1993 is not meaningful because FPBB did not complete the conversion until September 29, 1993.

                                                NINE MONTHS ENDED
                                                    JUNE 30,
                                         -------------------------------
                                               1998            1997
                                         --------------- ---------------
                                          (AMOUNTS IN THOUSANDS, EXCEPT
                                                   SHARE DATA)
BALANCE SHEET DATA:
AT PERIOD END:
Total assets ...........................   $ 1,764,026     $ 1,666,396
Investments ............................       537,799         418,973
Loans ..................................     1,064,346       1,126,314
Allowance for loan losses ..............         5,363           6,755
Total deposits .........................     1,299,323       1,227,277
Borrowed money .........................       304,792         294,825
Shareholders' equity ...................       120,828         109,495
Shares outstanding .....................     5,136,459       5,030,846
                                           -----------     -----------
AVERAGE BALANCES:
Assets .................................   $ 1,799,017     $ 1,530,992
Shareholders' equity ...................       116,331         105,893
Interest-earning assets ................     1,724,076       1,460,293
Interest-bearing liabilities ...........     1,576,831       1,351,385
                                           -----------     -----------
OTHER DATA:
Return on average assets (b) ...........          0.41%           0.60%
Return on average shareholders'
 equity (b) ............................          6.38%           8.71%
Average shareholders' equity to
 average total assets ..................          6.47%           6.92%
Shareholders' equity to total
 assets ................................          6.85%           6.57%
Net interest spread ....................          2.00%           2.65%
Net interest margin ....................          2.46%           3.03%
Non-performing loans ...................   $     6,061     $    11,017
Non-performing assets ..................   $     9,027     $    12,117
Non-performing loans to total
 loans and mortgage-backed
 securities ............................          0.40%           0.74%
Non-performing assets to total
 assets ................................          0.51%           0.73%
Allowance for loan losses to
 total loans ...........................          0.50%           0.60%
Net charge-offs to average loans                  0.42%           0.69%
Efficiency ratio (a) ...................         73.90%          66.98%
Number of full-service offices .........            51              44



                                                                    YEAR ENDED SEPTEMBER 30,
                                         ------------------------------------------------------------------------------
                                               1997            1996            1995            1994           1993
                                         --------------- --------------- --------------- --------------- --------------
                                                           (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
BALANCE SHEET DATA:
AT PERIOD END:
Total assets ...........................   $ 1,808,420     $ 1,490,020     $ 1,208,845     $ 1,076,583    $    856,307
Investments ............................       514,397         276,858         327,941         449,770         387,354
Loans ..................................     1,150,146       1,019,736         824,096         578,687         430,990
Allowance for loan losses ..............         6,046          11,855           2,157           1,956           1,886
Total deposits .........................     1,229,279       1,136,722         878,670         718,282         698,458
Borrowed money .........................       428,710         211,025         189,582         229,892          26,325
Shareholders' equity ...................       113,030         105,425         104,611         100,462         102,330
Shares outstanding .....................     5,047,746       5,093,096       5,133,063       5,279,897       5,496,375
                                           -----------     -----------     -----------     -----------    ------------
AVERAGE BALANCES:
Assets .................................   $ 1,584,862     $ 1,390,279     $ 1,174,179     $   973,017    $    820,679
Shareholders' equity ...................       107,346         111,987         102,676         103,355          53,633
Interest-earning assets ................     1,514,274       1,327,292       1,131,729         936,613         783,058
Interest-bearing liabilities ...........     1,398,558       1,208,084       1,012,079         807,652         712,008
                                           -----------     -----------     -----------     -----------    ------------
OTHER DATA:
Return on average assets (b) ...........          0.59%           0.04%           0.48%           0.60%           0.64%
Return on average shareholders'
 equity (b) ............................          8.71%           0.49%           5.50%           5.61%           9.73%
Average shareholders' equity to
 average total assets ..................          6.78%           8.06%           8.74%          10.62%           6.54%
Shareholders' equity to total
 assets ................................          6.25%           7.08%           8.65%           9.33%          11.95%
Net interest spread ....................          2.51%           2.73%           2.32%           2.46%           2.42%
Net interest margin ....................          2.91%           3.18%           2.83%           2.97%           2.78%
Non-performing loans ...................   $     8,086     $    12,831     $     1,814     $     1,931    $      2,678
Non-performing assets ..................   $    10,355     $    16,059     $     2,734     $     2,473    $      4,081
Non-performing loans to total
 loans and mortgage-backed
 securities ............................          0.51%           1.02%           0.17%           0.21%           0.37%
Non-performing assets to total
 assets ................................          0.57%           1.08%           0.23%           0.23%           0.48%
Allowance for loan losses to
 total loans ...........................          0.53%           1.18%           0.26%           0.34%           0.44%
Net charge-offs to average loans                  0.85%           0.81%           0.01%           0.01%           0.14%
Efficiency ratio (a) ...................         71.82%         100.08%          70.81%          71.84%          72.27%
Number of full-service offices .........            45              33              23              20              16

----------------
(a) The efficiency ratio is calculated by dividing non-interest expense by net interest income plus non-interest income excluding realized securities gains/losses.

(b) For the nine-month periods ended June 30, 1998 and 1997, ratio computations are computed on an annualized basis.

                         FPBB QUARTERLY FINANCIAL DATA



                                                                             FOR THE YEAR ENDED SEPTEMBER 30, 1997
                                                                                          (UNAUDITED)
                                                                       --------------------------------------------------
                                                                           FIRST       SECOND        THIRD       FOURTH
                                                                          QUARTER      QUARTER    QUARTER(a)   QUARTER(b)
                                                                       ------------ ------------ ------------ -----------
                                      (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
Interest income ......................................................   $ 26,988     $ 27,507     $ 30,442    $ 31,993
Interest expense .....................................................     16,568       16,562       18,711      21,010
                                                                         --------     --------     --------    --------
Net interest income ..................................................     10,420       10,945       11,731      10,983
Provision for loan losses ............................................        802          567          831       1,081
                                                                         --------     --------     --------    --------
Net interest income after provision for loan losses ..................      9,618       10,378       10,900       9,902
Non-interest income ..................................................      1,907        2,134        1,952       3,008
Operating expense ....................................................      7,738        8,717        8,897       9,054
                                                                         --------     --------     --------    --------
Income before income taxes ...........................................      3,787        3,795        3,955       3,856
Provision for income taxes ...........................................      1,514        1,520        1,603       1,400
                                                                         --------     --------     --------    --------
Net income ...........................................................   $  2,273     $  2,275     $  2,352    $  2,456
                                                                         --------     --------     --------    --------
PER SHARE DATA:
Net income per common share
 Basic ...............................................................   $   0.46     $   0.47     $   0.48    $   0.50
 Diluted .............................................................   $   0.45     $   0.46     $   0.47    $   0.48
Weighted average common shares and potential common shares outstanding
 Basic ...............................................................      4,896        4,851        4,887       4,919
 Diluted .............................................................      5,039        4,985        5,011       5,051
                                                                         ========     ========     ========    ========

                         FPBB QUARTERLY FINANCIAL DATA



                                                                          FOR THE YEAR ENDED
                                                                          SEPTEMBER 30, 1996
                                                                              (UNAUDITED)
                                                                       -------------------------
                                                                           FIRST       SECOND
                                                                          QUARTER      QUARTER
                                                                       ------------ ------------
                          (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
Interest income ......................................................   $ 23,161     $ 26,505
Interest expense .....................................................     13,780       15,673
                                                                         --------     --------
Net interest income ..................................................      9,381       10,832
Provision for loan losses ............................................        627          957
                                                                         --------     --------
Net interest income (loss) after provision for loan losses ...........      8,754        9,875
Non-interest income ..................................................      1,557        1,495
Operating expense ....................................................      6,109        6,912
                                                                         --------     --------
Income (loss) before income taxes ....................................      4,202        4,458
Provision (benefit) for income taxes .................................      1,678        1,783
                                                                         --------     --------
Net income (loss) ....................................................   $  2,524     $  2,675
                                                                         --------     --------
PER SHARE DATA:
Earnings per common share
 Basic ...............................................................   $   0.51     $   0.53
 Diluted .............................................................   $   0.50     $   0.52
Dividends per common share ...........................................   $   0.10     $   0.10
Weighted average common shares and potential common shares outstanding
 Basic ...............................................................      4,926        5,008
 Diluted .............................................................      5,062        5,140
                                                                         ========     ========



                                                                       FOR THE YEAR ENDED SEPTEMBER 30,
                                                                                      1996
                                                                                  (UNAUDITED)
                                                                       ---------------------------------
                                                                           THIRD           FOURTH
                                                                        QUARTER(a)       QUARTER(b)
                                                                       ------------ --------------------
Interest income ......................................................   $ 26,932       $   26,934
Interest expense .....................................................     15,654           16,193
                                                                         --------       ----------
Net interest income ..................................................     11,278           10,741
Provision for loan losses ............................................      1,429           12,691
                                                                         --------       ----------
Net interest income (loss) after provision for loan losses ...........      9,849           (1,950)
Non-interest income ..................................................      1,560            5,457
Operating expense ....................................................      6,884           15,697
                                                                         --------       ----------
Income (loss) before income taxes ....................................      4,525          (12,190)
Provision (benefit) for income taxes .................................      1,835           (4,850)
                                                                         --------       ----------
Net income (loss) ....................................................   $  2,690       $   (7,340) (a)
                                                                         --------       ----------
PER SHARE DATA:
Earnings per common share
 Basic ...............................................................   $   0.54       $    (1.48)
 Diluted .............................................................   $   0.53       $    (1.44)
Dividends per common share ...........................................   $   0.10       $     0.10
Weighted average common shares and potential common shares outstanding
 Basic ...............................................................      4,966            4,953
 Diluted .............................................................      5,097            5,081
                                                                         ========       ==========

----------------
(a) Includes one-time SAIF assessment expense of $4.0 million, net of income tax.

SELECTED COMPARATIVE PER SHARE DATA


     The following table sets forth certain information concerning the RSFC Common Stock and the FPBB Common Stock. The tables also include certain pro forma per share combined information which is based on the historical data of RSFC and FPBB adjusted to give effect to the Merger, excluding anticipated cost-savings from operational efficiencies of the Combined Company. The data contained below should be read in conjunction with the consolidated financial statements and related notes thereto of RSFC and FPBB incorporated by reference in this Joint Proxy Statement/Prospectus. See also "Unaudited Pro Forma Combined Condensed Financial Data."


                                                                          RSFC                         FPBB
                                                               --------------------------   --------------------------
                                                                                                            EQUIVALENT
                                                                               PRO FORMA                    PRO FORMA
                                                                               PER SHARE                    PER SHARE
                                                                HISTORICAL        DATA       HISTORICAL      DATA (1)
                                                               ------------   -----------   ------------   -----------
BOOK VALUE PER SHARE(2):
 June 30, 1998 .............................................      $ 3.79        $ 4.29        $ 23.52        $ 17.99
 December 31, 1997 / September 30, 1997 ....................      $ 3.62        $ 4.43        $ 22.43        $ 18.58
 December 31, 1996 / September 30, 1996 ....................      $ 3.48        $ 4.17        $ 21.87        $ 17.49
CASH DIVIDENDS DECLARED PER SHARE:
 Six months ended June 30, 1998 ............................      $  .10        $  .10        $   .35        $   .42
 Year ended December 31, 1997 / September 30, 1997 .........      $  .19        $  .19        $   .60        $   .80
 Year ended December 31, 1996 / September 30, 1996 .........      $  .12        $  .12        $   .40        $   .50
 Nine months ended December 31, 1995 .......................      $  .07        $  .07        $   .15        $   .29
INCOME PER COMMON AND COMMON EQUIVALENT SHARE:
 Six months ended June 30, 1998 ............................      $  .26        $  .20        $   .64        $   .84
 Year ended December 31, 1997 (3) / September 30, 1997            $  .05        $  .23        $  1.86        $   .96
 Year ended December 31, 1996 / September 30, 1996 .........      $  .31        $  .17        $   .11        $   .71
 Nine months ended December 31, 1995 .......................      $  .30        $  .26        $  1.02        $  1.09


----------------
(1) The equivalent pro forma per share data represents the value of the pro forma per share data multiplied by the Exchange Ratio.

(2) Book value per share is calculated by dividing common shareholders' equity plus the proceeds of the assumed conversion of "in the money" options, warrants and convertible preferred stock by the number of common stock outstanding and conversion of all "in the money" options, warrants and convertible preferred stock.

(3) Includes non-recurring merger expenses of $8.2 million, net of tax related to the County and Family Bank mergers.


RECENT DEVELOPMENTS


     On September 14, 1998, RSFC entered into a definitive agreement to acquire Northside Bank of Tampa, Florida. At June 30, 1998, Northside Bank had total assets of $70 million, deposits of $60 million and stockholders' equity of $9 million.


     On September 8, 1998, RSFC entered into a definitive agreement to acquire the two Florida branch offices of Household Bank, FSB ("Household"), a wholly owned subsidiary of Household International, Inc. The two branches of Household are located in Tampa and Orlando. The branches have approximately $32 million in loans and approximately $19 million in deposits.


     On August 21, 1998, RSFC entered into a definitive agreement to acquire Newberry Bank. Newberry Bank has two branches, one in Newberry, Florida and one in Ocala, Florida. At June 30, 1998, Newberry had total assets of $37 million, deposits of $33 million and stockholders' equity of $2.4 million.

                        MARKET PRICE AND DIVIDEND DATA


RSFC


     The RSFC Common Stock is traded under the symbol "RSFC" on the Nasdaq National Market. It is the present intention of the RSFC Board to continue to pay regular quarterly cash dividends. However, the declaration and payment of future dividends is at the sole discretion of the RSFC Board and the amount, if any, depends upon the earnings, financial condition and capital needs of RSFC and Republic Security and other factors, including restrictions arising from federal and state banking laws and regulations to which RSFC and Republic Security are subject.


     The table below sets forth, for the fiscal quarters indicated, the high and low bid prices for the RSFC Common Stock as reported by the Nasdaq National Market.




                                                           PRICE PER SHARE OF       DIVIDEND PER SHARE
                                                           RSFC COMMON STOCK             OF RSFC
                                                        ------------------------   -------------------
                                                            HIGH          LOW          COMMON STOCK
                                                        -----------   ----------   -------------------
YEAR ENDED DECEMBER 31, 1996
 First Quarter ......................................   $ 6           $ 51/8       $ .03
 Second Quarter .....................................     61/4          51/2        .03
 Third Quarter ......................................      57/8         51/8        .03
 Fourth Quarter .....................................      61/8         51/4        .03
YEAR ENDING DECEMBER 31, 1997
 First Quarter ......................................      8            57/8        .04
 Second Quarter .....................................      95/8         67/8        .05
 Third Quarter ......................................    111/2          81/16       .05
 Fourth Quarter .....................................    105/8          83/8        .05
YEAR ENDING DECEMBER 31, 1998
 First Quarter ......................................     111/2         81/4        .05
 Second Quarter .....................................     137/8        105/8        .05
 Third Quarter (through September 24, 1998) .........    1115/16        71/2        .06



     The following table sets forth the closing sale price per share of RSFC Common Stock and the FPBB Common Stock and the equivalent per share price for FPBB Common Stock giving effect to the Merger on (i) May 27, 1998, the last business day preceding public announcement of the proposed Merger; and (ii) September 24, 1998, the last practicable trading day prior to the printing of this Proxy Statement/Prospectus:





                                    RSFC             FPBB         EQUIVALENT PRICE PER
                                COMMON STOCK     COMMON STOCK        FPBB SHARE(1)
                               --------------   --------------   ---------------------
May 27, 1998 ...............       $131/8           $361/2              $ 55.05
September 24, 1998 .........       $ 81/2           $331/8              $ 35.65

----------------
(1) The equivalent price per share of FPBB Common Stock at each specified date was determined by multiplying the last reported closing sale price of RSFC Common Stock on each specified date by the Exchange Ratio of 4.194.


     RSFC shareholders and FPBB stockholders are advised to obtain current market quotations for the FPBB Common Stock and RSFC Common Stock. It is expected that the market price of RSFC Common Stock will fluctuate between the date of this Joint Proxy Statement/Prospectus and the date on which the Merger is consummated and thereafter. Because the number of shares of RSFC Common Stock to be received by FPBB stockholders in the Merger for each share of FPBB Common Stock is fixed (subject to possible increase in certain circumstances) and because the market price of the RSFC Common Stock is subject to fluctuation, the value of the shares of RSFC Common Stock that holders of FPBB Common Stock would receive in the Merger may increase or decrease prior to the Merger. No assurance can be given concerning the market price of RSFC Common Stock before or after the Effective Time. See "THE MERGER--The Merger Agreement--Exchange Ratio and--Termination."

FPBB



     FPBB's common stock is traded on the Nasdaq National Market under the symbol "FFPB." Newspaper stock tables list the Company as First Palm (FstPalm). As of September 18, 1998, there were 5,155,009 shares of common stock outstanding and 564 stockholders of record, not including the number of persons or entities whose stock is held in nominee or "street" name through various brokerage firms or banks.



     The table below sets forth, for the fiscal quarters indicated, the high and low sale prices for the FPBB Common Stock as reported by Nasdaq National Market.




                                                          PRICE PER SHARE OF
                                                           FPBB COMMON STOCK          DIVIDENDS
                                                         ---------------------      PER SHARE OF
                                                            HIGH        LOW       FPBB COMMON STOCK
                                                         ---------   ---------   ------------------
YEAR ENDED SEPTEMBER 30, 1996
 First Quarter .......................................   $245/8      $211/8      $ 0.10
 Second Quarter ......................................    235/8       203/4       0.10
 Third Quarter .......................................    233/4       207/8       0.10
 Fourth Quarter ......................................    231/2       191/2       0.10
YEAR ENDED SEPTEMBER 30, 1997
 First Quarter .......................................    257/8       223/4       0.15
 Second Quarter ......................................    301/4       231/4       0.15
 Third Quarter .......................................    343/8       261/2       0.15
 Fourth Quarter ......................................    355/8       301/4       0.15
YEAR ENDING SEPTEMBER 30, 1998
 First Quarter .......................................    431/8       351/8       0.175
 Second Quarter ......................................     46         363/4       0.175
 Third Quarter .......................................     50         351/4       0.175
 Fourth Quarter (through September 24, 1998) .........    441/2        29

                             THE SPECIAL MEETINGS



     This Joint Proxy Statement/Prospectus is being furnished to the holders of RSFC Common Stock in connection with the solicitation of proxies by the RSFC Board for use at the RSFC Special Meeting to be held on Tuesday, October 27, 1998, at 10:00 a.m., local time, at the Palm Beach Airport Hilton, 150 Australian Avenue, West Palm Beach, Florida 33406 and at all adjournments and postponements thereof, and to the holders of FPBB Common Stock in connection with the solicitation of proxies by the FPBB Board for use at the FPBB Special Meeting to be held on Tuesday, October 27, 1998, at 1:00 p.m., local time, at the First Bank of Florida Corporate Headquarters, 450 S. Australian Avenue, West Palm Beach, Florida 33401, and at all adjournments and postponements thereof.



     At the respective Special Meetings, the holders of RSFC Common Stock and FPBB Common Stock will separately consider and vote upon proposals to approve and adopt the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this Joint Proxy Statement/Prospectus. Pursuant to the Merger Agreement, upon satisfaction or waiver of certain conditions described in the Merger Agreement, (i) FPBB will be merged with and into RSFC, (ii) each outstanding share of FPBB Common Stock except for shares held directly or indirectly by RSFC or FPBB (other than Trust Account Shares or DPC Shares) will be converted into the right to receive 4.194 shares of RSFC Common Stock and
(iii) FPBB will cease to exist as a separate legal entity. The Merger Agreement contemplates that, subsequent to the Merger, (i) First Bank will be merged with and into Republic Security and (ii) First Bank will cease to exist as a separate entity. In addition, at the RSFC Special Meeting, the RSFC shareholders will be asked to vote on certain other matters. See "ADDITIONAL PROPOSALS FOR CONSIDERATION AT THE RSFC SPECIAL MEETING."


     A representative of Ernst & Young LLP, independent certified public accountants of RSFC, will be present at the RSFC Special Meeting, and a representative of Deloitte & Touche LLP, independent auditors of FPBB, will be present at the FPBB Special Meeting, and each will have an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions raised at such Special Meeting.

                          VOTING AND PROXY INFORMATION


RSFC



     The RSFC Board has fixed the close of business on September 18, 1998 as the RSFC Record Date for determining the holders of RSFC Common Stock entitled to receive notice of and to vote at the RSFC Special Meeting. At the close of business on the RSFC Record Date, there were 25,333,577 shares of RSFC Common Stock outstanding. As of such date, such shares of RSFC Common Stock were held by approximately 1,930 shareholders of record. The presence in person or by proxy of holders of record of shares representing a majority of the total issued and outstanding shares of the RSFC Common Stock will constitute a quorum at the RSFC Special Meeting.



     Under Florida law, the affirmative vote of the holders of at least a majority of the shares of RSFC Common Stock outstanding at the RSFC Record Date is required in order to adopt the Merger Agreement. Approval of the amendment to the RSFC Articles and the amendment to the Plan require that the number of votes cast in favor exceed the number of votes cast against. The holders of RSFC Common Stock are entitled to one vote on all matters properly brought before the RSFC Special Meeting for each share of RSFC Common Stock held by such persons. Votes may be cast in person at the RSFC Special Meeting or by proxy.



     As of the RSFC Record Date, directors and executive officers of RSFC and their affiliates had the right to vote 3,858,346 shares of RSFC Common Stock in the aggregate (representing approximately 14.7% of the outstanding shares of RSFC Common Stock as of the RSFC Record Date). Such persons have informed RSFC that they intend to vote or direct the vote of all such shares of RSFC Common Stock for the approval and adoption of the Merger Agreement.



     Any RSFC shareholder who signs and returns a proxy may revoke it at any time before it has been voted at the RSFC Special Meeting by (i) delivering to the Secretary of RSFC written notice of its revocation, (ii) executing and delivering to the Secretary of RSFC a proxy bearing a later date or (iii) attending the RSFC Special Meeting and voting in person. Attendance at the RSFC Special Meeting will not in and of itself constitute a revocation of any proxy given to RSFC. Written notice of revocation should be sent to Republic Security Financial Corporation, P.O. Box 4298, West Palm Beach, Florida 33402-4298,
Attention: Secretary. All properly executed proxies, if received in time for voting and not revoked, will be voted in accordance with the instructions specified, or, if no instructions are specified, will be voted FOR the approval of the Merger Agreement and the amendments to the RSFC Articles and the Plan.


FPBB



     The FPBB Board has fixed the close of business on September 18, 1998 as the FPBB Record Date for determining the holders of FPBB Common Stock entitled to receive notice of and to vote at the FPBB Special Meeting. At the close of business on the FPBB Record Date, there were 5,155,009 shares of FPBB Common Stock outstanding. As of such date, the shares of FPBB Common Stock were held by approximately 564 stockholders of record. The presence in person or by proxy of holders of record of shares representing a majority of the total outstanding shares of FPBB Common Stock will constitute a quorum at the FPBB Special Meeting.



     Under Delaware law, the affirmative vote of the holders of at least a majority of the shares of FPBB Common Stock outstanding at the FPBB Record Date is required in order to approve the Merger Agreement. The holders of FPBB Common Stock are entitled to one vote on all matters properly brought before the FPBB Special Meeting for each share of FPBB Common Stock held by such persons. Votes may be cast in person at the FPBB Special Meeting or by proxy.



     As of the FPBB Record Date, directors and executive officers of FPBB and their affiliates had the right to vote 234,296 shares of FPBB Common Stock in the aggregate representing approximately 4.5% of the outstanding shares of FPBB Common Stock as of the FPBB Record Date. Such persons have informed FPBB that they intend to vote or direct the vote of all such shares of FPBB Common Stock for the approval and adoption of the Merger Agreement.


     Any FPBB stockholder who signs and returns a proxy may revoke it at any time before it has been voted at the FPBB Special Meeting by (i) delivering to the Secretary of FPBB written notice of its revocation, (ii) executing and delivering to the Secretary of FPBB a proxy bearing a later date or (iii) attending the FPBB Special Meeting and voting in person. Attendance at the FPBB Special Meeting will not in and of itself constitute a revocation of any proxy given to FPBB. Written notice of revocation should be sent to First Palm Beach Bancorp, Inc., 450 S. Australian Avenue, West Palm Beach, Florida 33401,
Attention: Secretary. All properly executed proxies, if received in time for voting and not revoked, will be voted in accordance with the instructions specified, or, if no instructions are specified, will be voted FOR the approval and adoption of the Merger Agreement.


PROXIES


     All shares represented by properly executed proxies received prior to or at the respective Special Meetings and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxies will be voted (i) FOR approval of the proposals set forth thereon (the "Proposals") and (ii) otherwise in the discretion of the proxy holders as to any other matter which may come before the applicable Special Meeting or any adjournment or postponement thereof, including, among other things, a motion to adjourn or postpone such Special Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided, however, that no proxy which is voted against the proposal to approve and adopt the Merger Agreement will be voted in favor of any such adjournment or postponement. Any proxy card not returned will have the same effect as a vote "against" the Merger. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Special Meetings, will not be voted and will have the effect of a vote "against" the Merger. Brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of the Proposals and thus, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to the approval and adoption of such Proposals. Therefore, because the affirmative vote of a majority of the shares of RSFC and FPBB Common Stock outstanding on the Record Dates is required to approve the Merger, a "broker non-vote" (i.e., shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular Proposal) will have the effect of a vote against the Merger. Shares represented by "broker non-votes" will, however, be counted for purposes of determining whether there is a quorum at the Special Meetings. "Broker non-votes" for the RSFC Special Meeting will not be treated as shares voted for purposes of the approval of the amendment to the RSFC Articles and the amendment to the Plan.


     Neither the management of RSFC nor of FPBB, as the case may be, knows of any business to be presented at its respective Special Meeting other than such business described in this Joint Proxy Statement/Prospectus. Should additional business properly come before either of the Special Meetings, the persons acting as the proxies will have discretion to vote in accordance with their own judgment on such business; provided, however, that such discretionary authority will only be exercised to the extent possible under applicable federal and state securities and corporation laws.

                      NO DISSENTERS' RIGHTS OF APPRAISAL


     RSFC. Under Florida law, shareholders' right to dissent from a plan of merger does not apply if the security they hold is registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders as of the record date for determining shareholders entitled to vote upon the plan of merger. The holders of RSFC Common Stock will not be entitled to dissenters' rights of appraisal under Florida law in connection with the Merger because the RSFC Common Stock will be listed on the Nasdaq National Market as of the RSFC Record Date.


     FPBB. With respect to holders of FPBB Common Stock, under Delaware law, stockholders in a public company are not entitled to appraisal rights in a merger if the consideration they receive in the merger consists only of shares listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders and cash in lieu of fractional shares. Accordingly, holders of FPBB Common Stock are not entitled to appraisal rights in connection with the Merger because the shares of FPBB Common Stock will be listed on the Nasdaq National Market as of the FPBB Record Date and shares of RSFC Common Stock to be issued in the Merger will be listed on the Nasdaq National Market. See "COMPARISON OF RIGHTS OF HOLDERS OF RSFC AND FPBB COMMON STOCK--Rights of Dissenting Shareholders."

                                  THE MERGER


BACKGROUND TO THE MERGER


     First Bank, formerly First Federal Savings and Loan Association of the Palm Beaches, converted from the mutual to the stock form of organization in 1993, and simultaneously therewith was acquired by FPBB in a holding company formation transaction. The period since the First Bank conversion has been one of continuous and significant change in the financial services industry, marked by steadily increasing competition and widespread consolidation. Based on the FPBB Board's belief that continued consolidation and competition in the financial services industry would make it increasingly difficult for smaller thrifts or thrift holding companies such as FPBB to maintain their competitive position and market share, the FPBB Board has from time to time considered and analyzed, with the assistance of Keefe, Bruyette, FPBB's strategic alternatives, including prospects for FPBB continuing as an independent entity and possible business combination transactions with financial institutions of varying sizes and the effects of such transactions on FPBB and its stockholders, employees and the communities it serves.


     In April 1998, the FPBB Board formally retained Keefe, Bruyette to serve as its financial advisor in connection with its review of its strategic alternatives and potential merger and acquisition transactions. Keefe, Bruyette reviewed with the FPBB Board FPBB's strategic alternatives and the current condition of the financial institution merger and acquisition market. Based on Keefe, Bruyette's analysis and recommendations and based on the values that the FPBB Board believed might be obtainable in a business combination transaction, the FPBB Board authorized Keefe, Bruyette to contact representatives of certain selected financial institutions to ascertain their interest in engaging in a business combination transaction with FPBB. These institutions were selected by Keefe, Bruyette based on their suitability with respect to certain characteristics, including size, location, performance, operating strategy, share value, pro forma impact, and the possibility that a merger of FPBB with such institution could result in a subsequent acquisition of the combined entity by another financial institution.


     In late April and early May 1998, Keefe, Bruyette communicated with 19 financial institutions regarding their interest in engaging in a business combination transaction with FPBB. A number of these institutions expressed interest, and each of such companies was requested to deliver to Keefe, Bruyette on May 12, 1998 a written proposal containing the per share price and other proposed terms upon which such party would be willing to enter into a business combination transaction with FPBB. On May 12, 1998, the RSFC Board met by teleconference to review a possible combination with FPBB and to authorize RSFC management to submit a proposal. Three companies, including RSFC, submitted preliminary proposals for a business combination transaction. Shortly thereafter, representatives of Keefe, Bruyette offered each of the three companies that had submitted a proposal an opportunity to conduct comprehensive on-site due diligence and to improve the terms of its proposal. Two of the three companies conducted on-site due diligence of FPBB, and on May 26, 1998 both of these companies submitted revised proposals. The third company was not prepared to proceed with its due diligence investigation or to submit a revised proposal within the time frame proposed by FPBB. Of the two proposals received, RSFC's proposal, in which each share of FPBB Common Stock would be exchanged for 4.194 shares of RSFC Common Stock (having an indicated value of $55.05 based on the closing price of RSFC Common Stock on May 26, 1998), offered the highest per share consideration to the holders of FPBB Common Stock. The other proposal contemplated a stock for stock merger which had an indicated value per share of FPBB Common Stock of $42.00 per share based on the closing price of the common stock of such bidder on May 26, 1998.


     In the afternoon and evening of May 26 and continuing through the next day, FPBB's management together with its legal and financial advisors held discussions with RSFC's management and its legal and financial advisors concerning the terms of a proposed business combination between the parties. On May 27, 1998, the terms of the Merger Agreement and the Stock Option Agreement to be presented to the FPBB Board were finalized.

     At a meeting held on May 27, 1998, the FPBB Board reviewed the terms of the revised proposals received by Keefe, Bruyette. The FPBB Board then reviewed and discussed, with the assistance of its legal and financial advisors, the Merger Agreement and the Stock Option Agreement. FPBB's management and legal and financial advisors also reviewed with the FPBB Board their due diligence findings concerning RSFC. Representatives of Keefe, Bruyette reviewed financial information concerning RSFC, FPBB and the proposed transaction, and delivered to the FPBB Board Keefe, Bruyette's oral opinion (which was subsequently confirmed in writing) that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of FPBB Common Stock. See "--Opinion of Keefe, Bruyette & Woods, Inc." Based upon the FPBB Board's review and discussion of the definitive terms of the transaction, the opinion of Keefe, Bruyette and other relevant factors, the FPBB Board, by unanimous vote of all directors, authorized and approved the execution of the Merger Agreement and the Stock Option Agreement.


     At a meeting held on May 27, 1998, the RSFC Board considered a combination with FPBB. Among other things, the RSFC Board received a presentation from its legal counsel regarding the directors' obligations with respect to the proposed transaction, a presentation from management describing FPBB and First Bank, the results of due diligence and the business terms of the proposed transaction, and an extensive presentation from Sandler O'Neill analyzing financial information and ratios with respect to each of RSFC, FPBB and the Combined Company. Sandler O'Neill then delivered its oral opinion (subsequently confirmed in writing) that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of RSFC Common Stock. See "--Opinion of Sandler O'Neill & Partners, L.P." Based on its review of the information presented at the meeting and other relevant factors, the RSFC Board unanimously approved the Merger Agreement and the Stock Option Agreement and recommended approval of the Merger Agreement to the RSFC shareholders.


     On August 17, 1998, RSFC and FPBB amended the Merger Agreement to change the Index Group (as defined in the Merger Agreement) which is used for purposes of the termination provision. The Index Group was changed due to announced acquisitions of two bank holding companies that comprised part of the original Index Group.


     Following the meetings, the Merger Agreement and the Stock Option Agreement were executed by the parties.


RECOMMENDATION OF FPBB BOARD OF DIRECTORS; FPBB'S REASONS FOR THE MERGER


     The FPBB Board believes that the Merger is fair to, and in the best interests of, FPBB and its stockholders. ACCORDINGLY, THE FPBB BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE HOLDERS OF FPBB COMMON STOCK VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY. See "--Background to the Merger" above and "--Opinion of Keefe, Bruyette & Woods, Inc." below.


     The terms of the Merger, including the Exchange Ratio, are the result of arm's-length negotiations between representatives of FPBB and RSFC. In reaching its decision to approve the Merger Agreement and the Stock Option Agreement, the FPBB Board consulted with its legal and financial advisors and with management of FPBB, and, without assigning any relative or specific weights, considered a number of factors, both from a short-term and long-term perspective, including, without limitation, the following:


     (i) the FPBB Board familiarity with and review of FPBB's business, financial condition, results of operations and prospects, including, without limitation, its potential growth and profitability and the business risks associated therewith;


     (ii) the current and prospective environment in which FPBB operates, including national and local economic conditions, the competitive environment for savings banks and other financial institutions generally, the increasing consolidation in the financial services industry and the competitive effects of such increased consolidation on smaller financial institutions such as FPBB;

     (iii) information concerning the business, financial condition, results of operations and prospects of RSFC, including the recent performance of RSFC Common Stock, the historical financial data of RSFC, customary statistical measurements of RSFC's financial performance and the future prospects for RSFC Common Stock following the Merger;


     (iv) the value to be received by holders of FPBB Common Stock pursuant to the Merger Agreement in relation to the historical trading prices of FPBB Common Stock;


     (v) the information presented by Keefe, Bruyette to the FPBB Board with respect to the Merger and the opinion of Keefe, Bruyette that, as of the date of such opinion, the Exchange Ratio was fair to the holders of FPBB Common Stock from a financial point of view (see "--Opinion of Keefe, Bruyette & Woods, Inc." below);


     (vi) the process conducted by FPBB's management and its financial advisor in exploring and determining the potential value which could be realized by FPBB stockholders in a business combination transaction, including the contacts between FPBB's financial advisor and certain financial institutions, the fact that each of such financial institutions which expressed interest in a business combination transaction with FPBB was afforded an opportunity to submit proposals for such a transaction to FPBB, the terms of the proposals received by FPBB from such financial institutions and the fact that the indicated value of the Exchange Ratio in the RSFC proposal was higher as of May 26, 1998 than the indicated values of the per share consideration offered in the other proposal submitted to FPBB (see "--Background to the Merger");


     (vii) the financial and other significant terms of the proposed Merger with RSFC, and the review by FPBB with its legal and financial advisors of the provisions of the Merger Agreement and the Stock Option Agreement;


     (viii) the expected impact of the Merger on FPBB's business, employees, customers and communities, the compatibility of the respective businesses and management philosophies of RSFC and FPBB, and the expectation that RSFC will continue to provide quality service to the customers and the communities served by FPBB;


     (ix) the FPBB Board belief that the receipt of RSFC Common Stock in the Merger generally will permit holders of FPBB Common Stock to defer any federal income tax liability associated with the increase in the value of their stock as a result of the Merger (see "--Certain Federal Income Tax Consequences" below); and


     (x) the alternative strategic courses available to FPBB, including remaining independent and exploring other potential business combination transactions.


     The foregoing discussion of the information and factors considered by the FPBB Board is not intended to be exhaustive but includes all of the material factors considered by the FPBB Board. In the course of its deliberations with respect to the Merger, the FPBB Board discussed the anticipated impact of the Merger on FPBB, its stockholders and its various other constituencies. No negative factors regarding the Merger were identified during these discussions. In reaching its determination to approve and recommend the Merger, the FPBB Board did not assign any relative or specific weights to the factors considered in reaching such determination, and individual directors may have given differing weights to different factors.


OPINION OF KEEFE, BRUYETTE & WOODS, INC.


     At the May 27, 1998 meeting of the FPBB Board, during which the FPBB Board approved the Merger Agreement, Keefe, Bruyette delivered to the FPBB Board an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion, dated May 27, 1998) to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange

Ratio was fair, from a financial point of view, to the holders of the FPBB Common Stock. In connection with its opinion dated the date of this Joint Proxy Statement/Prospectus, Keefe, Bruyette updated certain analyses performed in connection with its opinion and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.


     Keefe, Bruyette has delivered to the FPBB Board its updated written opinion dated the date of this Joint Proxy Statement/Prospectus to the effect that as of such date the Exchange Ratio is fair, from a financial point of view, to the holders of FPBB Common Stock. Keefe, Bruyette's opinion is addressed to the FPBB Board and does not constitute a recommendation as to how any stockholder of FPBB should vote with respect to the Merger Agreement.


     THE FULL TEXT OF THE OPINION OF KEEFE, BRUYETTE, WHICH SETS FORTH A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE. FPBB STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY OF THE OPINION IS A DESCRIPTION OF ALL MATERIAL ANALYSES UNDERLYING THE FAIRNESS OPINION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.


     In rendering its opinion, Keefe, Bruyette (i) reviewed, among other things, the Merger Agreement, Annual Reports to stockholders and Annual Reports on Form 10-K of FPBB and Annual Reports on Form 10-K of RSFC, certain interim reports to stockholders and Quarterly Reports on Form 10-Q of FPBB and Quarterly Reports on Form 10-Q of RSFC and certain internal financial analyses and forecasts for FPBB prepared by management; (ii) held discussions with members of senior management of FPBB and RSFC regarding past and current business operations, regulatory relationships, financial condition and future prospects of the respective companies; (iii) compared certain financial and stock market information for FPBB and RSFC with similar information for certain other companies the securities of which are publicly traded; (iv) reviewed the financial terms of certain recent business combinations in the banking industry; and (v) performed such other studies and analyses as it considered appropriate.


     In conducting its review and arriving at its opinion, Keefe, Bruyette relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and Keefe, Bruyette did not attempt to verify such information independently. Keefe, Bruyette relied upon the management of FPBB as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to Keefe, Bruyette and assumed that such forecasts and projections reflected the best available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods estimated by such management. Keefe, Bruyette also assumed, without independent verification, that the aggregate allowances for loan losses for FPBB and RSFC are adequate to cover such losses. Keefe, Bruyette did not make or obtain any evaluations or appraisals of the property of FPBB or RSFC, nor did Keefe, Bruyette examine any individual credit files.


     The following is a summary of all material financial analyses employed by Keefe, Bruyette in connection with providing its opinion.


     (a) FINANCIAL SUMMARY OF THE RSFC OFFER. Keefe, Bruyette calculated the multiple which the $55.05 per share offer (derived by multiplying the Exchange Ratio of 4.194 times $13.125, the last reported sale price of Republic Security on May 26, 1998) represents when compared to FPBB's March 31, 1998 stated book value per share of $23.14, its March 31, 1998 estimated tangible book value per share of $22.64, its trailing 12 months (March 31, 1997 to March 31, 1998) earnings per share of $1.84 and its estimated 1998 earnings per share (provided by management) of $1.71. The price to book value multiple was 238 percent, the price to tangible book value was 243 percent, the price to the trailing 12 months earnings per share was 29.92 times and the price to the 1998 earnings estimates per share was 32.19.


     (b) ANALYSIS OF SELECTED MERGER TRANSACTIONS. Keefe, Bruyette reviewed certain financial data related to a set of recent comparable nationwide thrift holding company acquisitions with transaction values over $100 million since January 1, 1998. These transactions were: the First Charter Corporation acquisition of HFNC Financial Corp., the Second Bancorp, Inc. acquisition of Trumbull Financial Corp., the UCBH Holdings, Inc. acquisition of USB Holdings, the FirstMerit Corp. acquisition of Security First Corp., the Astoria Financial Corporation acquisition of Long Island Bancorp, the HUBCO Inc. acquisition of Dime Financial Corp., the HUBCO Inc. acquisition of ISB Financial Corp., the Washington Mutual acquisition of HF Ahmanson & Co., the FIRSTPLUS Financial acquisition of Life Financial Corp., the Commercial Federal acquisition of First Colorado Bancorp, the BB&T Corp. acquisition of Maryland Federal Bancorp, the Commercial Federal acquisition of AmerUs Bank, the FirstFed Financial Services acquisition of First Shenango Bancorp, the 1855 Bancorp acquisition of Sandwich Bancorp, the Fifth Third Bancorp acquisition of CitFed Bancorp, Inc., and the Fifth Third Bancorp acquisition of State Savings Company.


     Keefe, Bruyette calculated an average of the comparable group's multiple of price to the targets' future and trailing 12 months earnings as 22.36 times and 23.33 times, respectively, compared to a multiple of price to future and trailing 12 months earnings of 32.19 times and 29.92 times, respectively, for the Merger; an average multiple of price to the targets' stated book value of
2.61 times compared to a multiple of 2.38 times associated with the Merger; an average multiple of price to the targets' estimated tangible book value of 2.70 times compared to a multiple of 2.43 times associated with the Merger; and an average multiple of price to the targets' asset value of 25.58 times compared to a multiple of 16.39 times associated with the Merger; an average multiple of price to the targets' tangible book premium to core deposits value of 26.32 times compared to a multiple of 13.90 times associated with the Merger. In addition, Keefe, Bruyette's analysis showed the following concerning FPBB's financial performance: that the return on equity on a year-to-date basis was
7.60 percent, compared with an average of 13.68 percent for the targets' group; that the return on assets on a year-to-date basis was 0.49 percent, compared with an average of 1.24 percent for the targets' group; that the equity to assets ratio was 6.53 percent, compared to an average of 9.89 percent; that the ratio of nonperforming assets to total assets was 0.57 percent, compared to an average of 0.75 percent.


     Keefe, Bruyette reviewed a second category of certain financial data related to a set of recent comparable nationwide thrift holding company acquisitions with transaction values over $100 million from January 1, 1997 to December 31, 1997. Keefe, Bruyette calculated an average of the comparable group's multiple of price to the targets' future and trailing 12 months earnings as 17.52 times and 25.35 times, respectively, compared to a multiple of price to future and trailing 12 months earnings of 32.19 times and 29.92 times, respectively, for the Merger; an average multiple of price to the targets' stated book value of 2.10 times compared to a multiple of 2.38 times associated with the Merger; an average multiple of price to the targets' estimated tangible book value of 2.27 times compared to a multiple of 2.43 times associated with the Merger; and an average multiple of price to the targets' asset value of 19.73 times compared to a multiple of 16.39 times associated with the Merger; an average multiple of price to the targets' tangible book premium to core deposits value of 18.40 times compared to a multiple of 13.90 times associated with the Merger. In addition, Keefe, Bruyette's analysis showed the following concerning FPBB's financial performance: that the return on equity on a year-to-date basis was 7.60 percent, compared with an average of 9.60 percent for the targets' group; that the return on assets on a year-to-date basis was 0.49 percent, compared with an average of 0.86 percent for the targets' group; that the equity to assets ratio was 6.53 percent, compared to an average of 9.44 percent; that the ratio of nonperforming assets to total assets was 0.57 percent, compared to an average of 1.24 percent.


     No company or transaction used as a comparison in the above analysis is identical to FPBB, RSFC or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.


     (c) SELECTED PEER GROUP ANALYSIS. Keefe, Bruyette compared the financial performance and market performance of RSFC based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including market/book values, price to earnings and dividend yields to those of a group of comparable holding companies. For purposes of such analysis, the financial information used by Keefe, Bruyette was as of and for the quarter ended March 31, 1998 and the market price information was as of May 26, 1998. The companies in the peer group were Southeastern banks which had total assets ranging from approximately $1 billion to $5 billion. The companies were: BancorpSouth, Inc., United Bankshares, Inc., Hancock Holding Company, F&M National Corporation, First United Bancshares, Inc., Carolina First Corporation, MainStreet BankGroup Inc., Republic Bancshares, Inc., Triangle Bancorp, Inc., Republic Banking Corporation of Florida, Hamilton Bancorp, Inc., Simmons First National Corporation, Alabama National BanCorporation, Century South Banks, Inc., and Peoples Holding Company.


     Keefe, Bruyette's analysis showed the following concerning RSFC financial performance: that the return on equity on an annualized basis was 14.44%, compared with an average of 12.96% for the peer group; that the return on assets on an annualized basis was 1.39%, compared with an average of 1.16% for the group; that the net interest margin on an annualized basis was 5.22%, compared with an average of 4.36%; that the efficiency ratio on an annualized basis was 62.54%, compared with an average of 59.35%; that the equity to assets ratio was 8.7%, compared to an average of 9.03%; that the ratio of nonperforming assets to total loans and other real estate owned was 1.29%, compared to an average of 0.93%; that the ratio of loan loss reserve to nonperforming loans was 107%, compared to an average of 342%.


     Keefe, Bruyette's analysis further showed the following concerning RSFC market performance: that RSFC price to earnings multiple based on 1998 estimated earnings was 23.86 times, compared to an average for the group of
18.95 times; that their price to book value multiples were 3.52 and, compared to a group average of 2.54 times; the dividend yield was 1.52%, compared to an average for the group of 1.57%. For purposes of the above calculations, all earnings estimates are based upon the I/B/E/S published estimates for RSFC.


     Keefe, Bruyette analyzed the pro forma market multiples of RSFC Common Stock based on estimated EPS, book value and tangible book value per share for RSFC after the transaction. Based on this analysis of RSFC's pro forma trading multiples, the pro forma price to earnings multiple based on 1999 estimated earnings was 17.59 times, the pro forma price to book value multiples was 3.06 and the pro forma price to tangible book value multiples was 3.15.


     (d) CONTRIBUTION ANALYSIS. Keefe, Bruyette analyzed the relative contribution of each of RSFC and FPBB to certain pro forma balance sheet and income statement items of the combined entity. The contribution analysis showed that FPBB would contribute approximately 55.0% of the combined common equity and 38.9% of the combined estimated 1998 net income, 60.6% of the combined total assets and 36.9% of the total combined market capitalization of the pro forma combined entity. Keefe, Bruyette compared the relative contribution of such balance sheet and income statement items with the estimated pro forma ownership of 46.21% for FPBB stockholders based on an Exchange Ratio of 4.194.


     (e) PRO FORMA EPS, BOOK VALUE AND DIVIDENDS PER SHARE. Keefe, Bruyette analyzed the pro forma EPS, book value and dividends per share of FPBB Common Stock assuming an exchange of 4.194 shares of RSFC Common Stock for each share of FPBB Common Stock. Based on 1999 earnings per share of $2.49 for FPBB and $.63 for RSFC, FPBB's 1999 pro forma EPS would have increased to $3.13, reflecting a 25.7 percent increase. FPBB's pro forma March 31, 1999 stated book value per share would be $19.97, a 13.7 percent decrease from FPBB's stated book value per share of $23.14. FPBB's pro forma annualized dividends per share would be $.84, a 20 percent increase from FPBB's annualized dividend per share of $.70.


     (f) FINANCIAL IMPACT ANALYSIS. Keefe, Bruyette performed pro forma merger analysis that combined projected income statement and balance sheet information. Assumptions regarding the accounting treatment, acquisition adjustments, and cost savings were used to calculate the financial impact that the Merger would have on certain projected financial results of RSFC. This analysis was based on analyst and the respective managements' estimates of FPBB and RSFC's 1999 earnings per share and on managements' estimates of expected cost savings and a non-recurring merger and restructuring charge to be realized or incurred in connection with the Merger. These projections were discussed with the management of each of FPBB and RSFC. The actual results achieved following the Merger will vary from the projected results, and the variations may be material.


     Keefe, Bruyette calculated the impact of the Merger on RSFC's earnings per share, book value, return on equity and leverage ratio. Keefe, Bruyette analyzed the pro forma EPS, book value and dividends per share of RSFC Common Stock assuming an exchange of 4.194 shares of RSFC Common Stock for each share of FPBB Common Stock. This analysis indicated that the Merger is expected to increase Republic Security's projected 1999 earnings per share, book value, tangible book value and leverage ratio.


     (g) SHAREHOLDER PRESENT VALUE ANALYSIS. Keefe, Bruyette estimated the present value of future cash flows that would accrue to a holder of a share of FPBB Common Stock assuming that the stockholder held the stock for between one and five years and then sold it. The analysis was based on earnings forecasts prepared by management for the years 1998 through 2000 and an annual net income growth rate of 13.33% for the years 2000 through 2002. A 40 % dividend payout ratio was assumed for FPBB through the year 2002. An estimated year end stock price was estimated for each year by multiplying the projected annual earnings by a price to trailing twelve months earnings multiple of 18.00 times. The estimated stock price for each year and the estimated dividends were discounted at a rate of 14.00% producing present values ranging from $34.34 to $37.14. These values were compared to the $55.05 offer from RSFC.


     Keefe, Bruyette repeated this analysis using a price to trailing twelve months earnings multiple of 22.00 times. The estimated stock price for each year and the estimated dividends were discounted at a rate of 15.00% producing present values ranging from $37.54 to $43.88. These values were compared to the $55.05 offer from RSFC.


     Keefe, Bruyette repeated the analysis was based on earnings forecasts prepared by management for the years 1998 through 2000 and with a lower annual net income growth rate scenario of 9.04% for the years 2000 through 2002. A 40% dividend payout ratio was assumed for FPBB through the year 2002. An estimated year end stock price was estimated for each year by multiplying the projected annual earnings by a price to trailing twelve months earnings multiple of 18.00 times. The estimated stock price for each year and the estimated dividends were discounted at a rate of 14.00% producing present values ranging from $30.59 to $34.34. These values were compared to the $55.05 offer from RSFC.


     Keefe, Bruyette repeated this analysis using a price to trailing twelve months earnings multiple of 22.00 times. The estimated stock price for each year and the estimated dividends were discounted at a rate of 15.00% producing present values ranging from $35.30 to $37.54. These values were compared to the $55.05 offer from RSFC.


     Keefe, Bruyette stated that the discounted cash flow present value analysis is a widely-used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of FPBB Common Stock.


     (h) OTHER ANALYSIS. Keefe, Bruyette also reviewed selected investment research reports, earnings estimates, historical stock price performance relative to the Standard & Poors 500 and to an index of bank and thrift stocks, and other financial data for FPBB and RSFC.


     The summary contained herein provides a description of the material analyses prepared by Keefe, Bruyette in connection with the rendering of its opinion. The summary set forth above does not purport to be a complete description of the analyses performed by Keefe, Bruyette in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Keefe, Bruyette believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in Keefe, Bruyette's presentations and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analyses.


     In performing its analyses, Keefe, Bruyette made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of FPBB and RSFC. The analyses performed by Keefe, Bruyette are not necessarily indicative of actual values or actual future results which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Keefe, Bruyette's analysis of the fairness, from a financial point of view, of the Exchange Ratio in the Merger. These analyses were provided to the FPBB Board in connection with the delivery of Keefe, Bruyette's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Keefe, Bruyette's opinion, along with its presentation to the FPBB Board, was just one of many factors taken into consideration by the FPBB Board in unanimously approving the Merger Agreement.


     Keefe, Bruyette, as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, Keefe, Bruyette has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Keefe, Bruyette may, from time to time, purchase securities from, and sell securities to, FPBB and RSFC and as a market maker in securities Keefe, Bruyette may from time to time have a long or short position in, and buy or sell, debt or equity securities of FPBB and RSFC for Keefe, Bruyette's own account and for the accounts of its customers.



     FPBB has agreed to pay Keefe, Bruyette concurrently with the first to be executed of an agreement in principle or a definitive agreement contemplating the consummation of a Transaction a cash fee of $100,000. An additional cash fee of $100,000 will be paid promptly after the mailing of any proxy statement or registration statement relating to the Transaction. In addition, FPBB has agree to pay Keefe, Bruyette, at the time of closing, a cash fee ("Contingent Fee") equal to 1.0% of the market value of the aggregate consideration offered in exchange for the outstanding shares of common stock of FPBB in the Transaction. Based on the closing price of RSFC Common Stock on September 24, 1998, the amount of the Contingent Fee would have been $1.9 million. The fee paid prior to the Contingent Fee payment will be credited against the Contingent Fee. Pursuant to the Keefe, Bruyette engagement agreement, FPBB also agreed to reimburse Keefe, Bruyette for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws.



RECOMMENDATION OF RSFC'S BOARD OF DIRECTORS; RSFC'S REASONS FOR THE MERGER


     Since 1992, the RSFC Board has been pursuing a Shareholder Value Plan, a key strategic element of which includes growth through mergers and acquisitions. In the last five years, RSFC has completed seven acquisitions. If the Merger is consummated, it will be RSFC's eighth acquisition over such time period. The RSFC Board believes that a merger with FPBB represents an opportunity for RSFC to enhance its long-term growth prospects by expanding Republic Security's geographical presence, diversifying its loan portfolio and providing for the potential to increase earnings per share over the long term.

     The RSFC Board considered the fact that by acquiring FPBB, Republic Security will significantly expand and enhance its Southeast banking franchise, thereby enhancing long-term growth opportunities. The RSFC Board believes the in-market combination of RSFC and FPBB will present an opportunity to further leverage RSFC's cost base. RSFC anticipates that the Combined Bank will have at least 85 full-service banking centers from which to serve the attractive Florida market. In addition, the RSFC Board believes that the Merger will allow RSFC to utilize its commercial banking platform and technological expertise to enhance the performance of FPBB's operations while FPBB provides an entrance into supermarket banking for RSFC.


     Furthermore, in determining its decision to approve the Merger and whether the consideration being paid to the stockholders of FPBB in connection with the Merger is fair to RSFC and its shareholders from a financial point of view, the RSFC Board considered the anticipated financial benefits of the Merger. The Merger is expected to be accretive to RSFC's earnings per share and book value per share. On a pro forma basis, the Combined Bank's return-on-average-assets
(ROAA), return-on-average-equity (ROAE) and efficiency ratio will compare favorably to its peer group. The RSFC Board reviewed and analyzed internally and externally prepared financial analyses of the Combined Company considering post-merger cost savings in arriving at anticipated financial benefits. The cost savings of approximately $9.5 million are expected to be realized in the areas of employee compensation and benefits, occupancy expense and other non-interest expenses. The RSFC Board also reviewed and considered transaction values of recent thrift mergers. In addition, in reaching its decision, the RSFC Board considered the opinion of Sandler O'Neill.


     In reaching its decision to approve and adopt the Merger Agreement, the RSFC Board also considered factors that are not favorable to the Merger, including (i) the potential adverse impact of FPBB's high concentration of certificates of deposit and higher interest-bearing savings accounts on the Combined Bank's net-interest margin, (ii) the likelihood that significant certificates of deposit will run off as RSFC conforms FPBB's deposit pricing to its own levels and (iii) the potential adverse impact of integrating the operations of an institution larger than RSFC. In reaching its determination to approve the Merger, the RSFC Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, and considering the matters discussed above, the RSFC Board unanimously approved the Merger Agreement and the transactions contemplated thereby as being in the best interests of RSFC and its shareholders.


     AFTER EVALUATING THE FAVORABLE AND UNFAVORABLE FACTORS DISCUSSED ABOVE AS WELL AS OTHERS, THE RSFC BOARD UNANIMOUSLY DETERMINED TO APPROVE THE MERGER AGREEMENT AND RECOMMENDS THAT THE RSFC SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.


OPINION OF SANDLER O'NEILL & PARTNERS, L.P.


     Pursuant to a letter agreement dated as of May 14, 1998 (the "Sandler O'Neill Agreement"), RSFC retained Sandler O'Neill as an independent financial advisor in connection with RSFC's consideration of a possible business combination with FPBB. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is banks and savings institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.


     In connection with its consideration of the Merger, the RSFC Board requested Sandler O'Neill to render its opinion as to the fairness of the Exchange Ratio to the holders of shares of RSFC Common Stock from a financial point of view. On May 27, 1998, Sandler O'Neill delivered to RSFC's Board its opinion that, as of such date, the Exchange Ratio was fair to the holders of shares of RSFC Common Stock from a financial point of view. Sandler O'Neill has also delivered to RSFC's Board a written opinion dated the date of this Joint Proxy Statement/Prospectus (the "Sandler O'Neill Fairness Opinion") which is substantially identical to the May 27, 1998 opinion.

     THE FULL TEXT OF THE SANDLER O'NEILL FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH RENDERING SUCH OPINION, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/ PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS A DESCRIPTION OF ALL MATERIAL ANALYSES UNDERLYING THE FAIRNESS OPINION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX C. RSFC'S SHAREHOLDERS ARE URGED TO READ THE SANDLER O'NEILL FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER.


     THE SANDLER O'NEILL FAIRNESS OPINION WAS PROVIDED TO RSFC'S BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO THE HOLDERS OF SHARES OF RSFC COMMON STOCK. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF RSFC TO ENGAGE IN THE MERGER OR ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SHARES OF RSFC COMMON STOCK AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE RSFC SPECIAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO.


     In connection with rendering its May 27, 1998 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of all such material analyses, but does not purport to be a complete description of all the analyses underlying Sandler O'Neill's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of RSFC, FPBB and Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, none of RSFC, FPBB or Sandler O'Neill assumes responsibility for their accuracy.


     SUMMARY OF PROPOSAL. Sandler O'Neill reviewed the financial terms of the proposed transaction. Based on the closing price of RSFC Common Stock on May 26, 1998 of $13.125 and an Exchange Ratio of 4.194, Sandler O'Neill calculated an implied transaction value per share of FPBB of $55.05. Based upon FPBB's March 31, 1998 financial information and an Exchange Ratio of 4.194, Sandler O'Neill calculated the price to tangible book value, price to last twelve months' normalized earnings and deposit premium. This analysis yielded a price to tangible book value multiple of 243%, a price to last twelve months' earnings multiple of 30.75x and a deposit premium of 12.6%.


     STOCK TRADING HISTORY. Sandler O'Neill reviewed the history of the reported trading prices and volume of RSFC Common Stock and FPBB Common Stock, and the relationship between the movements in the prices of RSFC Common Stock and FPBB Common Stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the Nasdaq Bank Index and a selected composite group of publicly traded commercial banking institutions (in the case of RSFC) and savings institutions (in the case of FPBB). During the one-year period ended May 22, 1998, RSFC Common Stock outperformed the Standard & Poors Index and the Nasdaq Bank Index and performed on par with the selected peer group. During the one-year period ended May 22, 1998, FPBB Common Stock performed on a par with the Standard & Poors Index and underperformed the Nasdaq Bank Index and the selected peer group.


     COMPARABLE COMPANY ANALYSIS. Sandler O'Neill used publicly available information to compare selected financial and market trading information, including balance sheet composition, asset quality ratios, loan loss reserve levels, profitability, capital adequacy, dividends and trading multiples, for FPBB and two groups of selected institutions. The first group consisted of FPBB and the following nine publicly traded regional savings institutions (the "Regional Group"): BankAtlantic Bancorp, Inc.,

BankUnited Financial Corp., CENIT Bancorp, Inc., Community Savings Bankshares
(MHC), Fidelity Bankshares, Inc. (MHC), First Financial Holdings, Inc., First Liberty Financial Corp., Harbor Florida Bancshares, Inc. and Eagle Bancshares. Sandler O'Neill also compared FPBB to a group of seven savings institutions which had a return on equity of greater than 15% (based on last twelve months' earnings) and a price-to-tangible book value of greater than 240% (the "Highly-Valued Group"). The Highly-Valued Group was comprised of Anchor BanCorp Wisconsin, Flagstar Bancorp, Inc., D&N Financial Corp., First Federal Capital Corp., Metropolitan Financial Corp., People's Bancshares, Inc. and WSFS Financial Corp. The analysis compared publicly available financial information for FPBB and the median data for each of the Regional Group and the Highly-Valued Group as of and for each of the years ended December 31, 1993 through December 31, 1997 and as of and for the twelve months ended March 31, 1998.


     Sandler O'Neill also used publicly available information to perform a similar comparison of selected financial and market trading information for RSFC and two different groups of commercial banks. The first group consisted of RSFC and the following fifteen publicly traded regional commercial banks (the "Commercial Regional Group"): ABC Bancorp, Alabama National BanCorp., Capital City Bank Group, Inc., Century South Banks, Inc., City Holding Co., First Charter Corp., Hamilton Bancorp, Inc., Horizon Bancorp, Inc., Peoples Holding Co., Premier Bancshares, Inc., Republic Banking Corp. of Florida, Seacoast Banking Corp. of Florida, Simmons First National Corp., Triangle Bancorp, Inc., and Union Bankshares Corp. Sandler O'Neill also compared RSFC to a group of twelve commercial banks which had a return on equity of greater than 16% (based on last twelve months' earnings) and a price-to-tangible book value of greater than 300% (the "Commercial Highly-Valued Group"). The Commercial Highly-Valued Group was comprised of CVB Financial Corp., Hamilton Bancorp, Inc., Investors Financial Services, Irwin Financial Corp., Independent Bank Corp., Lakeland Financial Corp., Mississippi Valley Bancshares, Oriental Financial Group, Inc., Premier Bancshares, Inc., Prime Bancshares, Inc., Sterling Bancshares, Inc. and U.S.B. Holding Corp. The analysis compared publicly available financial information for RSFC and the median data for each of the Commercial Regional Group and the Commercial Highly-Valued Group as of and for each of the years ended December 31, 1993 through December 31, 1997 and as of and for the twelve months ended March 31, 1998.


     ANALYSES OF SELECTED MERGER TRANSACTIONS. Sandler O'Neill reviewed 23 transactions announced from January 1, 1998 to May 22, 1998 involving publicly traded savings institutions as acquired institutions with transaction values over $15 million ("Nationwide Transactions") and 25 transactions announced from January 1, 1997 to May 22, 1998 involving publicly traded savings institutions in the Southeast Region (Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, Virginia and West Virginia) as acquired institutions with transaction values over $15 million ("Regional Transactions"). Sandler O'Neill reviewed the ratios of transaction value to last twelve months' net income, transaction value to tangible book value, transaction value to book value, tangible book premium to core deposits, transaction value to total deposits and transaction value to total assets and computed high, low, mean and median ratios and premiums for the respective groups of transactions. These multiples were applied to FPBB's financial information as of and for the twelve months ended March 31, 1998. Based upon the median multiples for Nationwide Transactions, Sandler O'Neill derived an imputed range of values per share of FPBB Common Stock of $40.51 to $86.29. Based upon the median multiples for Regional Transactions, Sandler O'Neill derived an imputed range of values per share of FPBB Common Stock of $41.18 to $68.56.


     No company involved in the transactions included in the above analysis is identical to RSFC or FPBB and no transaction included in the above analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing analysis is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of RSFC and FPBB and the companies to which they are being compared.

     DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of FPBB through the year 2004 under various circumstances, assuming FPBB performed in accordance with the earnings forecasts of its management and certain variations thereof. To approximate the terminal value of FPBB Common Stock at December 31, 2004, Sandler O'Neill applied price to earnings multiples ranging from 15x to 35x and applied multiples of tangible book value ranging from 150% to 400%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9% to 15%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of FPBB Common Stock. This analysis, assuming the current dividend payout ratio and management's earnings forecasts, indicated an imputed range of values per share of FPBB Common Stock of between $17.28 and $48.85 when applying the price to earnings multiples, and an imputed range of values per share of FPBB Common Stock of between $21.08 and $71.27 when applying multiples of tangible book value. In connection with its analysis, Sandler O'Neill used sensitivity analyses to consider the effects changes in the underlying assumptions (including variations with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expenses and dividend payout ratio) would have on the resulting present value.


     PRO FORMA MERGER ANALYSIS. Sandler O'Neill analyzed certain potential pro forma effects of the Merger on RSFC, based upon an Exchange Ratio of 4.194, RSFC's and FPBB's current and projected income statements and balance sheets, and assumptions regarding the economic environment, accounting and tax treatment of the Merger, charges associated with the Merger, operating efficiencies and other adjustments, including certain balance sheet restructuring transactions, discussed with the senior managements of RSFC and FPBB. This analysis indicated that the Merger would be accretive to RSFC's earnings per share in all periods analyzed, and accretive to tangible book value per share of RSFC Common Stock for all periods analyzed. The actual results achieved by RSFC may vary from projected results and the variations may be material.


     Sandler O'Neill, as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Merger Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated as of May 27, 1998, by and between RSFC and FPBB; (iii) certain publicly available financial statements of RSFC and other historical financial information provided by RSFC that we deemed relevant; (iv) certain publicly available financial statements of FPBB and other historical financial information provided by FPBB that we deemed relevant; (v) certain financial analyses and forecasts of RSFC prepared by and reviewed with management of RSFC and the views of senior management of RSFC regarding RSFC's past and current business operations, results thereof, financial condition and future prospects, including the pro forma impact of RSFC's acquisition of Unifirst Federal Savings Bank; (vi) certain financial analyses and forecasts of FPBB prepared by and reviewed with management of FPBB and the views of senior management of FPBB regarding FPBB's past and current business operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the Merger on RSFC; (viii) the publicly reported historical price and trading activity for RSFC and FPBB's common stock, including a comparison of certain financial and stock market information for RSFC and FPBB with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the savings institution industry, to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.


     In connection with rendering the Sandler O'Neill Fairness Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its May 27, 1998 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.


     In performing its reviews and analyses, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler O'Neill does not assume any responsibility or liability therefor. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of RSFC or FPBB or any of their subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals (relying, where relevant, on the analyses and estimates of RSFC and FPBB). Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it has not made an independent evaluation of the adequacy of the allowance for loan loses of RSFC or FPBB, nor has it reviewed any individual credit files relating to RSFC or FPBB. With RSFC's consent, Sandler O'Neill has assumed that the respective aggregate allowances for loan losses for both RSFC and FPBB are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill has not conducted any physical inspection of the properties or facilities of RSFC or FPBB. With respect to all financial information and projections reviewed with each company's management, Sandler O'Neill assumed, with RSFC's consent, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of RSFC and FPBB and that such performances will be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based.


     Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Merger Agreement are not waived. Sandler O'Neill also assumed, with RSFC's consent, that there has been no material change in RSFC's and FPBB's assets, financial condition, results of operations, business, or prospects since the date of the most recent financial statements made available to them, that the Merger will be accounted for as a pooling-of-interests, that RSFC and FPBB will remain as going concerns for all periods relevant to its analyses and that the Merger will qualify as a tax-free reorganization for federal income tax purposes.



     Under the Sandler O'Neill Agreement, RSFC will pay Sandler O'Neill a transaction fee in connection with the Merger, a substantial part of which is contingent upon the consummation of the Merger. Under the terms of the Sandler O'Neill Agreement, based upon the closing price of RSFC Common Stock on September 24, 1998 RSFC will pay Sandler O'Neill a transaction fee of approximately $1,837,709, of which $726,011 has been paid and the remainder of which will be paid when the Merger is consummated. Sandler O'Neill has also received a fee of $75,000 for rendering its fairness opinion, which will be credited against that portion of the transaction fee payable upon consummation of the Merger. RSFC has also agreed to reimburse Sandler O'Neill its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liabilities under securities laws.



     In the ordinary course of its business, Sandler O'Neill may actively trade the equity and debt securities of RSFC and FPBB and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.


THE MERGER AGREEMENT


     THE FOLLOWING INFORMATION CONCERNING THE MERGER INSOFAR AS IT RELATES TO MATTERS CONTAINED IN THE MERGER AGREEMENT DESCRIBES THE MATERIAL ASPECTS OF THE MERGER BUT DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION THEREOF AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE AND ATTACHED HERETO AS ANNEX A. RSFC SHAREHOLDERS AND FPBB STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.


     THE MERGER. The Merger Agreement provides that, following the satisfaction or waiver (where permissible) of certain conditions set forth therein, including, among other things, the receipt of all necessary regulatory approvals, the expiration of all waiting periods in respect thereto and the approval of the Merger Agreement by the requisite vote of the shareholders of RSFC and the stockholders of FPBB, at the Effective Time, FPBB will be merged with and into RSFC, the separate existence of FPBB will thereupon cease and RSFC will continue as the surviving corporation (the "Combined Company").


     The Merger Agreement provides that as soon as practicable after the Effective Time on the Effective Date, First Bank will be merged with and into Republic Security, the separate existence of First Bank will thereupon cease, and Republic Security will continue as the resulting corporation (the "Combined Bank").


     COMBINED COMPANY. At the Effective Time, each issued and outstanding share of RSFC Common Stock shall remain issued and outstanding and unaffected by the Merger. The Articles of Incorporation and Bylaws of RSFC as in effect immediately prior to the Effective Time will be the Articles of Incorporation and Bylaws of the Combined Company after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.


     COMBINED BANK. At the Effective Time, each issued and outstanding share of Republic Security's common stock shall remain issued and outstanding and unaffected by the Merger. The Articles of Incorporation and Bylaws of Republic Security as in effect immediately prior to the Effective Time will be the Articles of Incorporation and Bylaws of the Combined Bank after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.


     EXCHANGE RATIO. At the Effective Time, by virtue of the Merger and without any action by any holder of FPBB Common Stock, each outstanding share of FPBB Common Stock except for shares held directly or indirectly by RSFC or FPBB (other than Trust Account Shares or DPC Shares) will be converted into 4.194 shares of RSFC Common Stock (the "Exchange Ratio").


     Additionally, at the Effective Time, each outstanding option to purchase shares of FPBB Common Stock issued pursuant to FPBB's stock option plans will be assumed by RSFC and will constitute an option to acquire on the same terms and conditions as were applicable to such FPBB stock option, the same number of shares of RSFC Common Stock into which such shares would have been converted pursuant to the Merger had such options been exercised immediately prior to the Effective Time at a price per share equal to the exercise price for the shares of FPBB Common Stock otherwise purchasable pursuant to such options, divided by the Exchange Ratio.


     At the Effective Time, the stock transfer books of FPBB shall be closed and there shall be no further registration of transfers of FPBB Common Stock. Immediately after the Effective Time, transmittal letters will be mailed to each holder of record of FPBB Common Stock to be used in forwarding his or her certificates evidencing such shares for surrender and exchange for certificates evidencing the shares of RSFC Common Stock to which he or she has become entitled. After receipt of such transmittal form, each holder of certificates formerly representing FPBB Common Stock should surrender such certificates to the transfer agent, and each such holder will receive in exchange therefor certificates evidencing the number of shares of RSFC Common Stock to which such holder is entitled. Such transmittal letters will be accompanied by instructions specifying other details of the exchange. FPBB STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE A TRANSMITTAL LETTER FOLLOWING THE EFFECTIVE TIME.


     NO FURTHER RIGHTS. From and after the Effective Time, holders of certificates representing shares of FPBB Common Stock will cease to have any rights with respect to FPBB Common Stock. The sole right of holders of such certificates shall be the right to receive the number of shares of RSFC Common Stock which the holder of such certificate is entitled to receive. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions declared or made after the Effective Time with respect to RSFC Common Stock until the certificate is surrendered. Subject to applicable laws, such dividends and distributions, if any, will be accumulated and, at the time of such surrender, all such unpaid dividends and distributions will be paid, without interest. None of RSFC, FPBB, the transfer agent or any other person will be liable to any holder of shares of FPBB Common Stock for any amount delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar laws.


     If a certificate for FPBB Common Stock has been lost, stolen or destroyed, the transfer agent will issue RSFC Common Stock in accordance with the Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant and appropriate and customary indemnification.


     For a description of the differences between the rights of the holders of RSFC Common Stock and FPBB Common Stock, see "COMPARISON OF RIGHTS OF HOLDERS OF RSFC AND FPBB COMMON STOCK."


     GOVERNANCE OF THE COMBINED COMPANY. The Merger Agreement sets forth certain matters related to the board of directors and the executive officers of the Combined Company and the Combined Bank, from and after the Effective Time. For a description of such matters, see "MANAGEMENT FOLLOWING THE MERGER."


     CONDITIONS TO THE MERGER. The respective obligations of RSFC and FPBB to consummate the Merger are subject to the satisfaction (or waiver, where legally allowed), at or prior to the Effective Time, of a number of conditions set forth in the Merger Agreement, including: (i) approval and adoption of the Merger Agreement by the requisite votes of the RSFC shareholders and FPBB stockholders; (ii) authorization for quotation on the Nasdaq National Market of the shares of RSFC Common Stock to be issued in the Merger, subject to official notice of issuance; (iii) the receipt of the requisite local, state and federal regulatory approvals (the "Requisite Regulatory Approvals"), with such Requisite Regulatory Approvals remaining in full force as of the Effective Time; (iv) the Registration Statement (as defined herein) of which this Joint Proxy Statement/Prospectus forms a part shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; (v) the absence of any order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") which prohibits the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, and the absence of any statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity prohibiting, restricting or making illegal consummation of the Merger; (vi) the absence of any proceeding initiated by any governmental entity seeking an Injunction;
(vii) the accuracy of the representations of the other party to the Merger Agreement as of the Closing Date as though made thereon and as of the date of the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, and the receipt of a certificate to the foregoing effect signed on behalf of such other party by the chief executive officer and chief financial officer thereof; (viii) the performance by the other party to the Merger Agreement in all material respects of all of the obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and the receipt of a certificate to the foregoing effect signed on behalf of such other party by the chief executive officer and chief financial officer thereof; (ix) the receipt of an opinion from Morgan, Lewis & Bockius LLP, counsel to RSFC (in the case of the obligations of RSFC to consummate the Merger) and the receipt of an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to FPBB (in the case of the obligations of FPBB to consummate the Merger), in form and substance reasonably satisfactory to the party receiving such opinion, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, for federal income tax purposes (a) no gain or loss will be recognized by RSFC or FPBB as a result of the Merger, (b) no gain or loss will be recognized by the FPBB stockholders who exchange all of their FPBB Common Stock solely for RSFC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in RSFC Common Stock), and (c) the aggregate tax basis of the RSFC Common Stock received by the FPBB stockholders who exchange all of their FPBB Common Stock solely for RSFC Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the FPBB Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and, in rendering such opinion, such counsel may require and rely upon representations and covenants, including those contained in certificates of officers of RSFC, FPBB and others, reasonably satisfactory in form and substance to such counsel; and (x) the receipt of a letter from Ernst & Young LLP, addressed to RSFC, to the effect that the Merger will qualify for "pooling-of-interests" accounting treatment.


     No assurance can be provided as to whether all of the other conditions precedent to the Merger will be satisfied or, where legally permitted, waived by the party permitted to do so.


     CONDUCT OF BUSINESS PRIOR TO THE MERGER AND OTHER COVENANTS. In the Merger Agreement, FPBB has agreed that, prior to the Effective Time and except as previously disclosed to RSFC, expressly contemplated or permitted by the Merger Agreement or the Stock Option Agreement, dated as of May 27, 1998, by and between RSFC and FPBB, (i) FPBB and its subsidiaries will carry on their businesses in the ordinary course consistent with past practice, and (ii) without limiting the generality of clause (i) FPBB will not, and will not permit any of its subsidiaries to: (a) solely in the case of FPBB, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than normal quarterly dividends not in excess of $0.175 per share of FPBB Common Stock; (b) (1) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares) any shares of the capital stock of FPBB or any subsidiary thereof, or any securities convertible into or exercisable for any capital stock of FPBB or any subsidiary thereof, subject to the terms and conditions of the Merger Agreement, in each case, consistent with past practice, (2) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (3) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of subclauses (2) and (3), for the issuance of FPBB Common Stock upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on May 27, 1998 and in accordance with their terms as of such date, (c) amend the certificate of incorporation of FPBB ("FPBB Articles"), the bylaws of FPBB (the "FPBB Bylaws") or other similar governing documents; (d) make any capital expenditures other than those which (1) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (2) in any event are in an amount of no more than $500,000 in the aggregate; (e) enter into any new line of business; (f) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets, which would be material, individually or in the aggregate, to FPBB, or which could reasonably be expected to impede or delay consummation of the Merger, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices; (g) take any action that is intended or may reasonably be expected to result in any of FPBB's representations and warranties in the Merger Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in the Merger Agreement not being satisfied; (h) change its methods of accounting in effect at March 31, 1998, except as required by changes in generally accepted accounting principles ("GAAP") or regulatory accounting principles as concurred to by FPBB's independent auditors; (i) (1) except as otherwise provided in the Merger Agreement, as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan or any agreement, arrangement, plan or policy between FPBB or any of its subsidiaries and one or more of its current or former directors, officers or employees (except that FPBB may adopt the amendments to its deferred benefit plan as agreed to by RSFC in the Merger Agreement), or (2) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any of FPBB's benefit, pension or compensation plans or agreements as in effect as of May 27, 1998 (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), provided, however, that nothing contained in the Merger Agreement will prohibit FPBB (A) from paying fiscal 1998 bonuses in an aggregate amount not to exceed $300,000 or (B) from paying retention bonuses in an amount not to exceed $735,000; (j) take or cause to be taken any action which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or a reorganization under
Section 368(a) of the Code; (k) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements; (l) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity; (m) file any application to relocate or terminate the operations of any banking office of it or any of its subsidiaries; (n) create, renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which FPBB or any of its subsidiaries is a party or by which FPBB or any of its subsidiaries or their respective properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date; or (o) agree or commit to do any of the foregoing.


     In the Merger Agreement, FPBB has agreed that, prior to the Effective Time, it will not, and will not permit any of its subsidiaries to, authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or, subject to the fiduciary duties of the FPBB Board, recommend or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a takeover proposal. FPBB may communicate information about any such takeover proposal to its stockholders if, in the judgment of the FPBB's Board, based upon the advice of outside counsel, such communication is required under applicable law. FPBB will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than RSFC with respect to any of the foregoing. FPBB will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence of this paragraph of their obligations. FPBB will notify RSFC immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, FPBB , and FPBB will promptly inform RSFC in writing of all of the relevant details with respect to such inquiries or proposals. As used in the Merger Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving FPBB or any subsidiary of FPBB or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, FPBB or any subsidiary of FPBB other than the transactions contemplated or permitted by the Merger Agreement.


     In the Merger Agreement, RSFC has agreed that, prior to the Effective Time and except as previously disclosed to FPBB, as contemplated by the Merger Agreement or consented to in writing by FPBB, RSFC will not, and will not permit any of its subsidiaries to (i) solely in the case of RSFC, declare or pay any dividends on or make any other distributions in respect of any of its capital stock other than its current quarterly dividends, provided that RSFC may increase the quarterly cash dividend on RSFC Common Stock in a manner consistent with past practice; (ii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue, or in any of the conditions to the Merger not being satisfied; (iii) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval; (iv) change its methods of accounting in effect at March 31, 1998, except in accordance with changes in GAAP or regulatory accounting principles as concurred with by RSFC's independent auditors; (v) take or cause to be taken any action which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or a reorganization under Section 368(a) of the Code; or (vi) agree to do any of the foregoing. In addition, RSFC has agreed that, prior to the Effective Time, except as expressly contemplated or permitted by the Merger Agreement, or with the prior written consent of FPBB, it will, and will cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice.


     The Merger Agreement also contains certain other agreements relating to the conduct of the parties prior to the Effective Time, including, among other things, those requiring each party (i) to use its reasonable best efforts to promptly apply for and obtain all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement;
(ii) subject to certain limitations regarding privileged or confidential information and otherwise, to afford to the officers, employees, accountants, counsel and other representatives of the other party to the Merger Agreement access during normal business hours to all of such party's properties, books, contracts, commitments, records, officers, employees, accountants, counsel and make available all information concerning its business, properties and personnel as such other party may reasonably request; (iii) to call, give notice of, convene and hold the RSFC Special Meeting, in the case of RSFC, and the FPBB Special Meeting, in the case of FPBB, and each party has agreed to recommend to its shareholders or stockholders, as the case may be, through its board of directors, subject, in the case of FPBB, to the fiduciary duties of its board of directors, the Merger Agreement and the transactions contemplated thereby and related matters; (iv) to use and cause its subsidiaries to use reasonable best efforts to take all actions necessary, proper or advisable to comply with any legal requirements in connection with the Merger and, subject to the conditions described under "--The Merger Agreement--Conditions to the Merger," to consummate the Merger, and to obtain all required governmental and third party approvals; (v) in the case of RSFC, to use reasonable best efforts to cause the shares of RSFC Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, as of the Effective Time; and (vi) to coordinate the payment of dividends with respect to RSFC Common Stock and FPBB Common Stock such that RSFC shareholders and FPBB stockholders will not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter due to the exchange of RSFC Common Stock for FPBB Common Stock.


     In addition, RSFC has agreed to provide indemnification to the officers, directors and employees of FPBB to the full extent permitted by law from and after the Effective Time and to provide, for a period of three years after the Effective Time, directors' and officers' liability insurance for the directors and officers of FPBB to the maximum extent available at an annual premium not to exceed 200% of the amount expended by FPBB as of the date of the Merger Agreement. See "--Interests of Certain Persons in the Merger."


     Pursuant to the Merger Agreement, RSFC has agreed to assume FPBB's indemnification obligations under the Agreement and Plan of Merger, dated as of May 31, 1995, by and between FPBB and PBS Financial Corporation.


     REPRESENTATIONS AND WARRANTIES. In the Merger Agreement, each of RSFC and FPBB has made certain customary representations and warranties relating to, among other things, the parties' respective organization, authority relative to the Merger Agreement, capitalization, subsidiaries, required consents and approvals, taxes, employee benefit plans, material contracts, litigation, compliance with applicable laws, environmental matters, reliability of financial statements and the absence of material adverse changes in the parties' businesses, financial condition or results of operations. For detailed information on such representations and warranties, see the Merger Agreement attached hereto as Annex A and incorporated by reference herein. Pursuant to the Merger Agreement, it is a condition to each party's obligation to consummate the Merger that the representations and warranties of the other party contained in the Merger Agreement be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time; provided, however, that such representations and warranties will be deemed to be true and correct in all material respects unless the failure to be true and correct, individually or in the aggregate, has had (i) a material adverse change from the business, financial condition or results of operations of the party making such representations and warranties and its subsidiaries, taken as a whole, any such effect attributable to or resulting from (w) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (x) any change in GAAP or regulatory accounting principles applicable to banks, thrifts or their holding companies generally, (y) any action or omission of FPBB or RSFC or any subsidiary of either of them taken with the prior written consent of the other party hereto, or (z) any expenses incurred by such party in connection with the Merger Agreement or the transactions contemplated thereby as represented in the Merger Agreement or
(ii) has a material adverse effect on the ability of RSFC or FPBB to consummate the transactions contemplated by the Merger Agreement. See "--The Merger Agreement--Conditions to the Merger."


     TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by both the FPBB stockholders and the RSFC shareholders: (i) by mutual written consent of FPBB and RSFC, if the board of directors of each so determines by a vote of a majority of the members of its entire board of directors; (ii) by either RSFC or FPBB upon written notice to the other party if any governmental entity of competent jurisdiction issues a final nonappealable order enjoining or otherwise prohibiting the Merger; (iii) by either RSFC or FPBB if the Merger is not consummated on or before March 31, 1999, unless the failure of the Merger to be consummated by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth therein; (iv) by either RSFC or FPBB (provided that the terminating party shall not be in material breach of any of its obligations with respect to obtaining the approval of its shareholders under the Merger Agreement) if any approval of either of the FPBB stockholders or RSFC shareholders required for the consummation of the Merger is not obtained by reason of the failure to obtain the required vote at a duly held meeting of the RSFC shareholders or the FPBB stockholders, as the case may be, or at any adjournment or postponement thereof; (v) by either RSFC or FPBB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if there is a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of the other party and that breach is not cured within 30 days following written notice to the party committing the breach, or which breach, by its nature, cannot be cured prior to the Closing (as defined in the Merger Agreement), provided that neither party shall have the right to terminate the Merger Agreement for this reason unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under the standard set forth in the section of the Merger Agreement described in "--Merger Agreement-Representations and Warranties"; or (vi) by either RSFC or FPBB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if there is a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of the other party, which breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party thereto, or which breach, by its nature, cannot be cured prior to the Closing. The provisions relating to the termination of the Merger Agreement can be found in Section 9 of the Merger Agreement which is attached hereto as Annex A.


     In the event of termination of the Merger Agreement, pursuant to its terms the Merger Agreement will become void and have no effect, except with respect to the parties' obligations with respect to confidential information and expenses set forth in the Merger Agreement and except that termination will not relieve or release a breaching party from liability or damages for its willful breach of the Merger Agreement.


     The Merger Agreement also could have been terminated prior to the Effective Time by FPBB, at any time during the ten-day period commencing two days after the Determination Date (as defined below), had all of the conditions in either of clauses (x) or (y) been satisfied:

     (x) both (1) the Average Closing Price (as defined below) was less than $11.15625; and (2) (i) the number obtained by dividing the Average Closing Price by $13.125 (such number being referred to herein as the "Parent Ratio") was less than (ii) the number obtained by dividing the Index Price (as defined below) on the Determination Date (as defined below) by the Index Price on May 27, 1998, and subtracting 0.15 from such quotient (such number being referred to herein as the "Index Ratio"); or


       (y) the Average Closing Price was less than $9.84375.


Had either (x) or (y) above been satisfied and had FPBB given a termination notice, RSFC would have had the option during a five-day period after receipt of FPBB's notice of termination, in the case of a termination invoked under clause (x), of adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient, the numerator of which is the product of 0.85, $13.125 and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient, the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Parent Ratio, or, in the case of a termination invoked under clause (y), to elect to increase the Exchange Ratio to equal a number equal to a quotient, the numerator of which is the product of 0.75, $13.125 and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price. If RSFC had made this election, no termination would have occurred and the Merger Agreement would have remained in effect in accordance with its terms (except as the Exchange Ratio would have been so modified). For purpose of the foregoing, capitalized terms have the following definitions:


     "Average Closing Price" means the average of the last reported sale prices per share of Parent Common Stock as reported on the Nasdaq National Market (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days on the Nasdaq National Market ending at the close of trading on the Determination Date.


     "Determination Date" means the fifth business day prior to the date on which the last of the Requisite Regulatory Approvals shall be received, without regard to any requisite waiting periods in respect thereof. The Determination Date was August 25, 1998.


     "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the common stock of 13 bank holding companies, as listed in the Merger Agreement.



Neither of the conditions contained in clauses (x) or (y) was satisified, however, and FPBB, therefore, did not and will not have any right to terminate the Merger Agreement under this provision. It bears noting that the last reported sale price of RSFC Common Stock on September 24, 1998, the day prior to this Joint Proxy Statement/Prospectus, was $8.50.



     WAIVER; AMENDMENT; FEES; EXPENSES. Subject to compliance with applicable law, the Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by either FPBB stockholders or RSFC shareholders; provided, however, that after any approval of the transactions contemplated by the Merger Agreement by FPBB stockholders, there may not be, without further approval of such stockholders, any amendment of the Merger Agreement which reduces the amount or changes the form of the Merger consideration other than as contemplated by the Merger Agreement. The Merger Agreement may not be amended except by an instrument in writing signed by each of the parties thereto.


     Prior to the Effective Time, each of the parties to the Merger Agreement may, to the extent legally allowed and only in a written instrument, extend the time for the performance of any of the obligations or other acts of the other party to the Merger Agreement, waive any inaccuracies in the representations or warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or waive compliance with any of the agreements or conditions of the other party contained in the Merger Agreement. In addition, the Merger Agreement permits RSFC at any time to change the method of effecting the combination with FPBB if and to the extent that RSFC deems such change desirable provided that no such change may alter or change the Merger consideration, adversely affect the tax treatment of FPBB stockholders as a result of receiving the Merger consideration or materially impede or delay consummation of the transactions contemplated by the Merger Agreement. Each party to the Merger Agreement will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby.


FEDERAL INCOME TAX CONSEQUENCES


     This section summarizes the material federal income tax considerations of general application that should be considered by shareholders of RSFC and the stockholders of FPBB in evaluating the Merger. This discussion is based upon the Code, Treasury Department regulations promulgated thereunder, court decisions and administrative pronouncements published to date. Any or all of the above are subject to change, possibly with retroactive effect. Subsequent statutory or administrative changes or clarifications or court decisions could cause this discussion to become inaccurate or incomplete. This discussion does not address all tax matters that may affect RSFC, FPBB or their respective stockholders and does not consider various factual circumstances applicable to any particular stockholder. In particular, it does not address federal income tax considerations to investors who are dealers in securities, mutual funds, insurance companies, nonresident aliens, foreign entities, tax-exempt entities, or holders who do not hold their shares as capital assets or who hold their shares as part of a hedge, straddle or conversion transaction, and does not address particular situations where shares are received in exchange for services rendered. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws. Holders of FPBB Common Stock are advised and expected to consult their own tax advisors regarding the federal income tax consequences of the Merger in light of their personal circumstances and the consequences under state, local and foreign tax laws.


     RSFC has received an opinion of Morgan, Lewis & Bockius LLP, counsel to RSFC, dated September 2, 1998 substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion which are consistent with the expected state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, for federal income tax purposes:


       (a) No gain or loss will be recognized by RSFC or FPBB as a result of the Merger.


       (b) No gain or loss will be recognized by the FPBB stockholders who exchange all of their FPBB Common Stock solely for RSFC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in RSFC Common Stock).


       (c) The aggregate tax basis of the RSFC Common Stock received by FPBB stockholders who exchange all of their FPBB Common Stock solely for RSFC Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the FPBB Common Stock surrendered in exchange therefor (reduced by any amount allocable to the fractional share interest in RSFC Common Stock for which cash is received).


     In addition, such opinion also provides that it is the opinion of Morgan, Lewis & Bockius LLP that the statements of law and conclusions of law contained herein are, in all material respects, true, correct and complete.


     RSFC's obligation to consummate the Merger is conditioned upon the receipt of a further opinion of Morgan, Lewis & Bockius LLP, and FPBB's obligation to consummate the Merger is conditioned upon the receipt of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in each case dated the Effective Time, opining as to the same federal income tax consequences discussed in (a), (b) and (c) above and as further described in the next paragraph and under "--The Merger Agreement-Conditions to the Merger."



     Each counsel's opinion is subject to certain assumptions and qualifications and is conditioned upon the accuracy of certain factual information, representations and covenants provided to such counsel by RSFC, FPBB and others. Any inaccuracy in such factual information, representations and covenants could adversely affect the conclusions identified herein and, in particular, could result in FPBB or FPBB stockholders recognizing gain as a result of the Merger. In addition, neither RSFC nor FPBB has requested or received a ruling from the Internal Revenue Service (the "IRS") on the matters discussed herein. The IRS may disagree with some of the conclusions set forth below, and no assurance can be given that such conclusions would be sustained by a court if challenged by the IRS.


     In the event that (i) FPBB fails to receive its tax opinion from Skadden, Arps, Slate, Meagher & Flom LLP as discussed in the second preceding paragraph,
(ii) FPBB determines to waive the condition to its obligation to consummate the Merger relating thereto and (iii) the material federal income tax consequences to FPBB stockholders are different from those described above, FPBB will resolicit the approval of the FPBB stockholders prior to proceeding with consummation of the Merger.


     RSFC will also resolicit the approval of the RSFC shareholders prior to proceeding with the consummation of the Merger if the receipt of the tax opinion of Morgan Lewis & Bockius LLP, dated as of the Effective Time, is waived and there is a material change in federal income tax consequences.


     Based upon the current ruling position of the IRS, cash received by a FPBB stockholder in lieu of a fractional share interest in RSFC Common Stock will be treated as received in redemption of such fractional share interest, and a FPBB stockholder should generally recognize capital gain or loss for federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of FPBB Common Stock allocable to such fractional share interest. Such gain or loss should be long-term capital gain or loss if the holding period for such share of FPBB Common Stock is greater than one year at the Effective Time. The holding period of a share of RSFC Common Stock received in the Merger (including a fractional share interest deemed received and redeemed as described above) will include the holder's holding period in the FPBB Common Stock surrendered in exchange therefor.


     First Bank has pre-1988 bad debt reserves for federal income tax purposes of approximately $22 million. Whether any or all of First Bank's pre-1988 bad debt reserves would have to be recaptured for federal income tax purposes as a result of the Bank Merger have been left to be specified in Treasury regulations. Although there can be no assurance as to the content or the operation of such Treasury regulations or as to when such Treasury regulations might be issued, based on the legislative history to the Code it appears that the Bank Merger should not trigger the recapture of First Bank's pre-1988 reserves and that, instead, Republic Security should succeed to such reserves. Nevertheless, such reserves could be subject to future recapture for federal income tax purposes, and may be subject to recapture in connection with the Merger under certain state and local tax laws.


STOCK OPTION AGREEMENT


     Pursuant to the Stock Option Agreement, FPBB has granted RSFC an option to acquire, under certain circumstances, a number of shares equivalent to 19.9% of the issued and outstanding FPBB Common Stock as of May 27, 1998. A copy of the Stock Option Agreement is attached hereto as Annex B and shareholders of RSFC and stockholders of FPBB are urged to read the Stock Option Agreement in its entirety for a more complete description of the rights and parties thereunder.


     Execution of the Stock Option Agreement was a condition to RSFC's merger proposal. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or at any other time prior to the Effective Time be interested in acquiring all of or a significant interest in FPBB from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to the FPBB stockholders which had a higher current market price than the shares of RSFC Common Stock to be received per share of FPBB Common Stock pursuant to the Merger Agreement. The acquisition of FPBB (other than pursuant to the Merger Agreement) could cause the Option to become exercisable. The existence of the Option could significantly increase the cost to a potential acquiror of acquiring FPBB compared to its cost had the Stock Option Agreement and the Merger Agreement not been entered into. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire FPBB than it might otherwise have proposed to pay. FPBB and RSFC believe that the exercise or repurchase of the Option is likely to prohibit any other acquiror of FPBB from accounting for an acquisition thereof using the "pooling-of-interests" accounting method for a period of two years. Accordingly, the existence of the Stock Option Agreement may deter significantly or completely preclude an acquisition of FPBB by certain other financial services organizations.


     Under the terms of the Stock Option Agreement, the exercise price is $40.50 per share and payable in cash. The number of shares of FPBB Common Stock issuable under the Stock Option Agreement, and the exercise price, are subject to adjustment in the event of certain changes in FPBB's capitalization.


     Subject to certain limitations, the option is exercisable, in whole or in part, at any time or from time to time after the occurrence of both an Extension Event (as defined in the Stock Option Agreement) and a Purchase Event (as defined in the Stock Option Agreement) prior to the occurrence of an Exercise Termination Event (as defined in the Stock Option Agreement), provided that RSFC has sent written notice of such exercise within 90 days following such Purchase Event. Extension Events and Purchase Events are events which primarily involve attempts by (i) FPBB to merge, consolidate or otherwise sell substantially all of its common stock or assets to an entity other than RSFC or
(ii) another entity to acquire 20% or more of the voting power of FPBB or any subsidiary thereof.


     The Stock Option Agreement also contains a provision allowing RSFC to require FPBB upon the occurrence of a Repurchase Event (as defined below) to repurchase the Option as well as all shares of FPBB Common Stock previously purchased pursuant to the Stock Option Agreement, at such prices as are set forth in the Stock Option Agreement. The Stock Option Agreement also provides FPBB the right after the termination of the option to repurchase FPBB Common Stock acquired pursuant to the Stock Option Agreement, subject to certain conditions and limitations.


     A Repurchase Event will deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving FPBB or any purchase, lease or other acquisition of all or a substantial portion of the assets of FPBB, other than any such transaction which would not constitute an Acquisition Transaction (as defined in the Stock Option Agreement) or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of FPBB Common Stock, provided that no such event shall constitute a Repurchase Event unless an Extension Event shall have occurred prior to an Exercise Termination Event.


     Except to the extent that RSFC has previously exercised its rights to require repurchase of the Option or shares purchased pursuant to the Option, during the six-month period commencing following the first occurrence of an Exercise Termination Event, FPBB may repurchase from RSFC at a price set forth in the Stock Option Agreement all (but not less than all, subject to certain conditions set forth in the Stock Option Agreement) of the FPBB Common Stock acquired by RSFC pursuant to the Stock Option Agreement and with respect to which RSFC has beneficial ownership at the time of such repurchase. The repurchase price takes into account such factors as interest on the price paid for the shares of FPBB Common Stock repurchased and RSFC's out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement.

     RSFC may request FPBB to prepare, file and keep current with respect to the Option Shares, a registration statement with the Commission. FPBB is required to use its reasonable best efforts to cause such registration statement to be filed as expeditiously as possible and to become effective and then to remain effective for 180 days or such shorter time as may be reasonably necessary to effect such sales or other disposition of shares underlying the Option. RSFC has the right to demand two such registrations.


     Neither FPBB nor RSFC may assign any of its rights and obligations under the Stock Option Agreement or the Option to any other person without the express written consent of the other party, except that if a Purchase Event occurs prior to an Exercise Termination Event, RSFC, subject to the terms of the Stock Option Agreement, may sell, assign, transfer or otherwise dispose of the Option or all or any of the shares of FPBB Common Stock acquired by it pursuant to the Option if it gives FPBB written notice of the proposed transaction setting forth the terms of the proposed transaction. This notice will be deemed an offer to purchase such Option by RSFC to FPBB, which may be accepted within 10 business days of the receipt of such notice, on the same terms and conditions and at the same price at which RSFC is proposing to transfer the Option or such shares to a third party. In the event of the failure or refusal of the Company to purchase the Option or all the shares covered by notice or if any governmental entity disapproves FPBB's proposed purchase of the Option or such shares, RSFC may, within 60 days from the date of notice, sell all, but not less than all, of the Option or such shares to such third party at no less than the price specified in the prior notice and on terms no more favorable to the purchaser than those set forth in the notice. The restrictions on the sale of the Option or any of the shares of FPBB Common Stock acquired pursuant to the Option do not apply to (i) any disposition as a result of which such proposed transferee would beneficially own not more than 2% of the voting power of FPBB, (ii) any disposition of FPBB Common Stock by a person to whom FPBB has sold shares of FPBB Common Stock issued upon exercise of the Option or (iii) any sale by means of a public offering registered under the Securities Act.


RESTRICTIONS ON RESALES OF SECURITIES


     The shares of RSFC Common Stock to be issued in the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares issued to any FPBB stockholder who may be deemed to be an "affiliate" of FPBB for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of RSFC Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. This Joint Proxy Statement/Prospectus does not cover any resales of RSFC Common Stock received in the Merger by persons who may deemed to be affiliates of FPBB. Persons who may be deemed to be affiliates of FPBB generally include individuals or entities that control, are controlled by or are under common control with FPBB, and may include certain officers and directors as well as principal stockholders of FPBB.


     Commission guidelines regarding qualifying for the pooling-of-interests method of accounting also limit sales by affiliates of the acquiring and acquired company in a business combination. Commission guidelines indicate further that the pooling-of-interests method of accounting will generally not be challenged on the basis of sales by affiliates for the acquiring or acquired company if they do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the effective date of the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.


     RSFC and FPBB have each agreed in the Merger Agreement to use their best efforts to cause each person who is an affiliate (for purposes of Rule 145 of the Securities Act and for purposes of qualifying the Merger for pooling-of-interests accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act and preserve the ability to treat the Merger as a pooling-of-interests. In addition, RSFC has agreed in the Merger Agreement to use all reasonable efforts to publish, not later than 15 days after the end of the first full calendar month following the Effective Time, financial results covering at least 30 days of post-Merger combined operations.


ANTICIPATED ACCOUNTING TREATMENT


     The Merger is expected to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. As a result of pooling-of-interests accounting, the consolidated financial statements of RSFC after the Merger will combine the accounts of FPBB with those of RSFC.


     It is a condition to each of RSFC's and FPBB's obligation to consummate the Merger that RSFC and FPBB receive a letter dated as of the closing date addressed to RSFC from RSFC's independent accountants and to FPBB from FPBB's independent accountants to the effect that the Merger qualifies for pooling-of-interests accounting treatment. See "THE MERGER--The Merger Agreement--Conditions to the Merger."


REGULATORY APPROVALS


     Under the Merger Agreement, RSFC and FPBB have obtained all necessary actions or nonactions, waivers, consents and approvals from any governmental authority necessary, proper or advisable to consummate and make effective the proposed transaction. The Requisite Regulatory Approvals include approvals of the FRB under the Bank Holding Company Act with respect to the Merger and the Florida Banking Department in connection with the Bank Merger. As a bank holding company, RSFC's activities and those of its banking and nonbanking subsidiaries are limited to the business of banking and activities closely related to banking. The subsidiary depository institutions of RSFC (the "banking subsidiaries"), including its principal bank subsidiary, Republic Security, are subject to supervision and examination by their respective federal and state banking authorities. The banking subsidiaries are supervised by the FRB as member banks and the Florida Banking Department as Florida-chartered institutions. In addition, the FDIC has broad enforcement authority over federally-insured depository institutions, such as the banking subsidiaries.


     In reviewing the proposed transaction under the applicable statutes, FRB considered the financial and managerial resources and future prospects of the existing and proposed organizations and the convenience and needs of the communities to be served, including but not limited to the capital adequacy, the Year 2000 readiness and the status of electronic data processing systems. In addition, the FRB is prohibited from approving any transaction if it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States or if its effect in any section of the United States would be substantially to lessen competition, or to tend to create a monopoly, or result in a restraint of trade, unless the FRB finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Even though the Merger has received FRB approval, the Merger may not be consummated for a time, during which time the Department of Justice may challenge the Merger on antitrust grounds and seek the divestitures of certain assets and operations. In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the FRB considered the record of performance of each of the depository institution subsidiaries of RSFC and FPBB in meeting the credit needs of the entire community of each institution, including low and moderate income neighborhoods. FRB regulations required publication of, notice of, and the opportunity for public comment on, the proposed transaction and may hold a public hearing, if deemed appropriate. The Florida Banking Department also had to approve the proposed transaction and applied similar standards and requirements for its approval of the transaction.


     The resulting company and institutions will continue to be subject to the regulation of the FRB, the Florida Banking Department and the FDIC. Such regulation includes but is not limited to activities restrictions, limitations on transactions with affiliates, cross-guarantee and holding company liability requirements, capital adequacy and prompt corrective action requirements, dividend restrictions, change in bank control requirements, banking agency enforcement, and potential new restrictions or controls mandated by future legislation or regulations.


     RSFC is not aware of any regulatory approvals that would be required for consummation of the Merger or the Bank Merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.


INTERESTS OF CERTAIN PERSONS IN THE MERGER


     GENERAL. Certain executive officers and certain members of the FPBB Board may be deemed to have interests in the Merger that are in addition to their interests as stockholders of FPBB generally. The FPBB Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.


     FPBB DIRECTORS AND OFFICERS. The Merger Agreement provides that at the Effective Time certain FPBB directors and officers will be appointed to the RSFC Board. See "MANAGEMENT FOLLOWING THE MERGER."


     INDEMNIFICATION AND INSURANCE. The Merger Agreement provides that, in the event of any threatened or actual claim, action, suit, proceeding or investigation in which any person who is or has been a director, officer or employee of FPBB is or is threatened to be, made a party based in whole or in part on, or pertaining to (i) the fact that such person was a director, officer or employee of FPBB or First Bank; or (ii) the Merger Agreement or the transactions contemplated thereby, RSFC will, subject to the conditions set forth in the Merger Agreement, indemnify such person to the fullest extent permitted by law against any liability or expense incurred in connection with any such claim or proceeding. In addition, pursuant to the Merger Agreement, RSFC will be required to maintain directors' and officers liability insurance for the benefit of persons serving as officers and directors of FPBB immediately prior to the Effective Time for a period of three (3) years following the Effective Time with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such, provided that in no event shall RSFC be required to expend on an annual basis more than 200% of the amount which FPBB currently expends for such insurance.


     EMPLOYMENT AGREEMENTS. Each of FPBB and First Bank is a party to employment agreements with each of Louis O. Davis, Jr. and R. Randy Guemple (each, an "Executive" and the agreements, the "Employment Agreements"), which Employment Agreements were entered into on May 20, 1997 and pursuant to which, for an initial term of three years (the "Term"), Mr. Davis will serve as President and Chief Executive Officer and Mr. Guemple will serve as Executive Vice President and Chief Operating Officer of FPBB.


     In accordance with the terms of the Employment Agreements, if the applicable Executive's employment is terminated in certain circumstances following a Change of Control (as defined in the Employment Agreements), FPBB will pay to the Executive the severance payments and will provide to the Executive the severance benefits as follows: each Executive will be entitled to receive, in lieu of any other payments due to the Executive: (1) a lump sum cash payment equal to three times the Executive's highest annual base salary achieved during the Term, (2) a lump sum cash payment equal to the aggregate value of all cash bonus or long-term or short-term incentive compensation awards that would have been paid to the Executive for the thirty-six months following the termination of his employment (the "Payment Period"), assuming that he would have earned a bonus equal to the highest bonus actually paid to him during the Term, (3) the continuation of employee welfare benefits during the Payment Period, reduced to the extent the Executive receives such benefits from a subsequent employer, (4) a lump sum cash payment equal to the excess, if any, of (a) the present value of the aggregate benefits to which the Executive would have been entitled under all defined benefit pension plans of FPBB (whether or not qualified) had he continued to be employed during the Payment Period, calculated (i) by adding to the service level actually determined under any such plan an additional service amount equal to the Payment Period and (ii) by adding to the compensation level determined under any such plan the amounts payable under clauses (1) and (2) above, over (ii) the present value of the benefits to which the Executive is actually entitled under such defined benefit pension plans as of the date of the termination of his employment and (5) the reimbursement of legal fees and expenses, if any, incurred by the Executive in disputing any issue relating to the termination of his employment. The Employment Agreements also provide that if any payment to be made to the Executive or any benefit to be received by the Executive would be rendered non-deductible by reason of the application of Section 280G of the Code, such payments and, if necessary, such benefits will be reduced to the extent necessary to allow such payments and benefits to be deductible. Approval by the stockholders of FPBB of the Merger Agreement will constitute a Change of Control for purposes of the Employment Agreements. The Merger Agreement provides that consummation of the Merger is deemed to be "Good Reason" under the Employment Agreements.


     Pursuant to the terms of the Employment Agreements, it is presently estimated (based upon information currently available) that if each Executive's employment is terminated following approval by the stockholders of FPBB of the Merger Agreement, the Executive will be entitled to a lump sum cash severance payment approximately in the following amount: Mr. Davis, $981,000; and Mr. Guemple, $497,000.


     CHANGE OF CONTROL AGREEMENTS. Each of FPBB and First Bank is also a party to Change of Control agreements with each of Calvin L. Cearley, Alissa Ballot, Suzanne Brenner, William R. Martin, Rodney J. Bayliff, John Rudy, John Trammel, Rita Zambuto and one other employee (each, an "Employee" and each agreement, a "Change of Control Agreement"), which Change of Control Agreements remain in effect until May 19, 2001 (the "Current Term"). On May 20, 1999, and on each May 20 thereafter, the term of the Change of Control Agreement will be extended for one additional year, unless earlier terminated pursuant to the terms of the Change of Control Agreements (such additional years, together with the Current Term, the "Protective Period").


     In accordance with the terms of the Change of Control Agreements, if the applicable Employee's employment is terminated following a Change of Control and during the Protective Period by FPBB or First Bank other than for Cause or by the Employee with Good Reason (each term, as defined in the Change of Control Agreements), First Bank will pay to the Employee the severance payments and will provide to the Employee the severance benefits as follows: each Employee will be entitled to receive: (1) a lump sum cash payment equal to three times the sum of (a) the higher of (i) such Employee's annual base salary in effect at the time of termination and (ii) such Employee's annual base salary in effect immediately prior to the Change of Control and (b) the higher of (i) the annual bonus awarded to such Employee in any of the three years ended prior to the date of termination and (ii) the annual bonus awarded to such Employee in any of the three years ended prior to the Change of Control,
(2) the continuation of employee welfare benefits for three years following the date of termination or, if earlier, until the Employee receives substantially similar benefits from a subsequent employer (the "Continuation Period"), (3) a lump sum cash payment equal to the excess, if any, of (a) the present value of the aggregate benefits to which the Employee would have been entitled under all defined benefit pension plans of First Bank (whether or not qualified) had he or she continued to be employed during the Continuation Period, calculated (i) by adding to the service level actually determined under any such plan an additional service amount equal to the remaining term of the Change of Control Agreements and (ii) by adding to the compensation level determined under any such plan the amounts payable under clauses (1) and (2) above, over (ii) the present value of the benefits to which the Employee is actually entitled under such defined benefit pension plans as of the date of the termination of his or her employment and (4) the reimbursement of legal fees and expenses, if any, incurred by the Executive in disputing any issue relating to the termination of his or her employment. The Change of Control Agreements also provide that if any payment to be made to the Executive or any benefit to be received by the Executive would be rendered non-deductible by reason of the application of
Section 280G of the Code, such payments and, if necessary, such benefits will be reduced to the extent necessary to allow such payments and benefits to be deductible. Approval by the stockholders of FPBB of the Merger Agreement will constitute a Change of Control for purposes of the Change of Control Agreements. The Merger Agreement provides that consummation of the Merger is deemed to be "Good Reason" under the Change of Control Agreements.


     Pursuant to the terms of the Change of Control Agreements , it is presently estimated (based upon information currently available) that if each Employee's employment is terminated following approval by the stockholders of FPBB of the Merger Agreement, the Employee will be entitled to a lump sum cash severance payment approximately in the following amount: Mr. Cearley, $324,500; Ms. Ballot, $355,000; Ms. Brenner, $295,000; Mr. Martin, $285,000; Mr. Bayliff,
$232,000; Mr. Rudy, $438,000; Mr. Trammel, $315,000; and Ms. Zambuto, $335,000.



     To the extent that any of the above individuals receives the benefit of accelerated vesting on stock options and shares issued pursuant to the RRP Plans (as defined below), such payments may be reduced as required under the Change of Control Agreements to comply with Code Section 280G.


     OPTIONS. FPBB maintains the 1993 Incentive Stock Option Plan (the "Option Plan"). Pursuant to the Option Plan, upon a Change of Control of FPBB, all outstanding unvested options and limited rights to acquire shares of FPBB Common Stock will become exercisable immediately in full. Consummation of the Merger will constitute a "change of control" for this purpose. The following executives hold options to purchase the following number of shares of FPBB Common Stock whose vesting will accelerate and which will first become exercisable upon the consummation of the Merger: Mr. Davis, 200; Mr. Guemple, 200; Mr. Cearley, 5,334; Ms. Brenner, 2,500; and Mr. Martin, 2,500.


     At the Effective Time, each option granted by FPBB to purchase shares of FPBB Common Stock shall be converted automatically into an option to purchase shares of RSFC Common Stock in an amount and at an exercise price determined as follows: (a) the number of shares of RSFC Common Stock to be subject to the option immediately after the Effective Time shall be equal to the product of the number of shares of FPBB Common Stock subject to the option immediately before the Effective Time, multiplied by the Exchange Ratio, provided that any fractional shares of RSFC Common Stock resulting from such multiplication shall be rounded down to the nearest share; and (b) the exercise price per share of RSFC Common Stock under the option immediately after the Effective Time shall be equal to the exercise price per share of FPBB Common Stock under the option immediately before the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. The vesting provisions and other terms of the option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time.

     The following table sets forth, with respect to (i) each Executive Officer, (ii) a group consisting of all the Executive Officers (the "Executive Officer Group") and (iii) the FPBB Board as a group (the "Non-Executive Director Officer Group"), the number of shares of FPBB Common Stock subject to outstanding options held by such persons as of the Effective Time.



                                                                                         WEIGHTED AVERAGE
                                                                   OPTIONS CURRENTLY      EXERCISE PRICE
                                                  OPTIONS HELD        EXERCISABLE           PER OPTION
                                                 --------------   -------------------   -----------------
Louis O. Davis, Jr. ..........................       105,334            105,134         $ 25.44
R. Randy Guemple .............................        50,000             50,000         $ 29.02675
Alissa Ballot ................................         7,500              7,500         $ 27.375
Rodney Bayliff ...............................             0                  0                N/A
Suzanne Brenner ..............................         2,500                  0         $ 38.125
Calvin Cearley ...............................         8,000              2,666         $ 33.1875
William R. Martin ............................         2,500                  0         $ 38.4375
John A. Rudy .................................        15,000             15,000         $ 29.0625
John Trammel .................................        23,400             23,400         $ 22.22
Rita Zambuto .................................        15,000             15,000         $ 29.0625
Executive Officer Group (10 persons) .........       229,434            218,700         $ 26.98
Non-Executive Officer Director Group
 (6 persons) .................................        68,726             68,726         $ 14.99

     RECOGNITION AND RETENTION PLANS. First Bank maintains the Recognition and Retention Plan for Officers and Employees (the "Employees' RRP") and also maintains the Recognition and Retention Plan for Outside Directors (the "Directors' RRP" and, together with the Employees' RRP, the "RRP Plans"). Pursuant to the terms of the RRP Plans, a participant may be awarded Plan Shares, which are FPBB Common Stock equivalents and which vest in accordance with the individual award agreements. Notwithstanding any vesting schedule to the contrary, upon a termination of employment (or separation from service, as applicable) following a Change in Control (as defined in the RRP Plans), each Plan Share award will be fully vested and will be paid in FPBB Common Stock as soon as practicable thereafter. Consummation of the Merger will constitute a Change in Control for purposes of the Employees' RRP and approval by the stockholders of FPBB of the Merger Agreement will constitute a Change in Control for purposes of the Directors' RRP. The following executives and directors hold the following Plan Shares which will vest upon, and be paid as soon as practicable following, termination of employment (or service as a director) following the consummation of the Merger: Mr. Cearley, 500; Ms. Brenner, 250; and Mr. Martin, 250 (executives); and Dr. Hadley, 3,534; Dr. Sokoloff, 3,534 (directors).


     PENSION PLAN AND ESOP. The First Bank of Florida Employees' Pension Plan ("First Bank Pension Plan") is expected to be terminated and/or frozen at or shortly following the consummation of the Merger. Such action will cause the accrued benefits of each participant employed by First Bank to be 100% vested without regard to length of service. In addition, the First Bank of Florida Employee Stock Ownership Plan provides for 100% vesting for all participants on the date that FPBB's stockholders approve the Merger. All of the executive officers of FPBB and First Bank are already fully vested in both plans, except for Ms. Brenner and Mr. Martin, who are not participants in either plan, and Ms. Ballot and Mr. Cearley, who are participants but not vested in either plan. The Merger will result in the vesting of the benefits of Ms. Ballot and Mr. Cearley under both plans.

             UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA


     The accompanying unaudited pro forma combined condensed statement of financial condition presents the combined financial position of RSFC and FPBB at June 30, 1998, assuming that the proposed Merger had occurred as of June 30, 1998. Such pro forma information is based upon the historical statements of financial condition data of the respective companies, at that date, giving effect to the proposed Merger using the pooling-of-interests method of accounting described in the accompanying notes to the unaudited pro forma combined condensed financial data.


     The accompanying unaudited pro forma combined condensed statements of income give effect to the proposed Merger by combining the results of operations of RSFC and FPBB for the six months ended June 30, 1998 using the pooling-of-interests method of accounting described in the accompanying notes. The accompanying unaudited pro forma combined condensed statements of income give effect to the proposed Merger by combining the results of operations of RSFC for the years ended December 31, 1997 and 1996 and the nine months ended December 31, 1995 with the results of operations of FPBB for the years ended September 30, 1997 and 1996 and the nine months ended September 30, 1995, respectively, using the pooling-of-interests method of accounting described in the accompanying notes to the unaudited pro forma combined condensed financial data.


     The accompanying unaudited pro forma combined condensed financial data should be read in conjunction with the separate historical financial statements and notes thereto of RSFC and FPBB. The following unaudited pro forma combined condensed financial data is presented for information purposes only and is not necessarily indicative of the results of future operations of the combined entity or the actual results that would have been achieved had the Merger been consummated on the dates presented.

              UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF
                     FINANCIAL CONDITION AT JUNE 30, 1998



                                                             RSFC             FPBB             PRO FORMA           PRO FORMA
                                                         (HISTORICAL)     (HISTORICAL)        ADJUSTMENTS          COMBINED
                                                        --------------   --------------   -------------------   --------------
(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
ASSETS
 Cash and amounts due from depository
   institutions .....................................    $    28,998       $   28,673                             $   57,671
 Interest-bearing deposits in other financial in
   institutions .....................................         95,166           73,529         $  (10,700)(a)         157,995
                                                         -----------       ----------         ----------          ----------
  Cash and cash equivalents .........................        124,164          102,202            (10,700)            215,666
 Investments held to maturity .......................          7,778                                                   7,778
 Investments available-for-sale .....................        135,894          537,799                                673,693
 Loans--net .........................................        683,338        1,058,983                              1,742,321
 Property and equipment--net ........................         25,549           28,404             (5,300)(a)          48,653
 Other real estate owned ............................          3,431            2,648                                  6,079
 Goodwill--net ......................................          6,830            2,485                                  9,315
 Other assets .......................................         32,788           31,505             (2,600)(a)          61,685
                                                         -----------       ----------         ----------          ----------
TOTAL                                                    $ 1,019,764       $1,764,026         $  (18,600)         $2,765,190
                                                         ===========       ==========         ==========          ==========
LIABILITIES:
 Deposits ...........................................    $   779,678       $1,299,323                             $2,079,001
 Securities sold under agreements to repurchase .....          9,382                                                   9,382
 Federal Home Loan Bank advances ....................        115,000          270,850                                385,850
 Other liabilities ..................................         25,530           73,025                                 98,555
                                                         -----------       ----------                             ----------
TOTAL LIABILITIES                                            929,590        1,643,198                              2,572,788
                                                         -----------       ----------                             ----------
SHAREHOLDERS' EQUITY:
 Common stock .......................................            243               55         $      157(b)              455
 Additional paid-in capital .........................         63,642           46,030               (157)(b)         109,515
 Employee stock ownership plan ......................                            (315)                                  (315)
 Recognition and retention plans ....................                            (141)                                  (141)
 Retained earnings ..................................         25,951           74,291         $  (18,600)(b)          81,642
 Unrealized gain (loss) on investments available
   for sale, net of taxes ...........................            338              908                                  1,246
                                                         -----------       ----------                             ----------
TOTAL SHAREHOLDERS' EQUITY ..........................         90,174          120,828            (18,600)            192,402
                                                         -----------       ----------         ----------          ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ..........    $ 1,019,764       $1,764,026         $  (18,600)         $2,765,190
                                                         ===========       ==========         ==========          ==========
Stated book value per share (c) .....................    $     3.79        $   23.52                              $    4.29
                                                         ===========       ==========                             ==========
Tangible book value per share (c) ...................    $     3.52        $   23.04                              $    4.09
                                                         ===========       ==========                             ==========
Total risk based capital ratio ......................          12.91%           16.38%                                 12.94%
                                                         ===========       ==========                             ==========
Tier 1 risk based capital ratio .....................          11.95%           15.80%                                 11.79%
                                                         ===========       ==========                             ==========
Leverage capital ratio ..............................           8.73%            7.81%                                  6.63%
                                                         ===========       ==========                             ==========

   See notes to unaudited pro forma combined condensed financial statements.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                       THREE MONTHS ENDED JUNE 30, 1998



                                                                     RSFC             FPBB          COMBINED
                                                                 (HISTORICAL)     (HISTORICAL)      PRO FORMA
                                                                --------------   --------------   ------------
(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
Interest Income:
 Interest and fees on loans .................................      $ 30,313         $ 43,201        $ 73,514
 Interest and dividends on investments ......................         4,600           20,061          24,661
                                                                   --------         --------        --------
Total interest income .......................................        34,913           63,262          98,175
                                                                   --------         --------        --------
Interest Expense:
 Interest on deposits .......................................        11,554           30,861          42,415
 Interest on borrowings .....................................         2,100           11,564          13,664
                                                                   --------         --------        --------
Total interest expense ......................................        13,654           42,425          56,079
                                                                   --------         --------        --------
Net interest income .........................................        21,259           20,837          42,096
Provision for loan losses ...................................           180            3,094           3,274
                                                                   --------         --------        --------
Net interest income after provision for loan losses .........        21,079           17,743          38,822
                                                                   --------         --------        --------
Service charge on deposit accounts ..........................         3,289            2,200           5,489
Gain on sale of loans and servicing .........................           647            2,390           3,037
Other income ................................................         1,978            3,120           5,098
                                                                   --------         --------        --------
Total non-interest income ...................................         5,914            7,710          13,624
                                                                   --------         --------        --------
Operating Expenses:
 Employee compensation and benefits .........................         8,370           10,997          19,367
 Occupancy and equipment ....................................         3,514            3,689           7,203
 Data processing ............................................           817              371           1,188
 Communications .............................................           618              421           1,039
 Professional fees ..........................................           454              181             635
 Insurance ..................................................           266              577             843
 Goodwill amortization ......................................           260               89             349
 Other ......................................................         2,513            3,688           6,201
                                                                   --------         --------        --------
Total .......................................................        16,812           20,013          36,825
                                                                   --------         --------        --------
Income before income taxes ..................................        10,181            5,440          15,621
Income taxes ................................................         3,766            2,191           5,957
                                                                   --------         --------        --------
Net income ..................................................      $  6,415         $  3,249        $  9,664
                                                                   ========         ========        ========
Earnings per common share:
 Basic ......................................................      $   0.27         $   0.65        $   0.21
 Diluted ....................................................      $   0.26         $   0.64        $   0.20
                                                                   ========         ========        ========
Weighted average common shares and potential common shares
  outstanding: ..............................................
 Basic ......................................................        23,827            4,975          44,488
 Diluted ....................................................        25,422            5,098          47,412
                                                                   ========         ========        ========

   See notes to unaudited pro forma combined condensed financial statements.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME



                                                                  YEAR ENDED       YEAR ENDED
                                                                 DECEMBER 31,     SEPTEMBER 30,
                                                                     1997             1997
                                                                --------------   --------------
                                                                     RSFC             FPBB           COMBINED
                                                                 (HISTORICAL)     (HISTORICAL)      PRO FORMA
                                                                --------------   --------------   -------------
(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
Interest Income:
 Interest and fees on loans .................................      $ 53,995        $  87,746        $ 141,741
 Interest and dividends on investments ......................        11,672           29,184           40,856
                                                                   --------        ---------        ---------
Total interest income .......................................        65,667          116,930          182,597
                                                                   --------        ---------        ---------
Interest Expense:
 Interest on deposits .......................................        22,477           57,535           80,012
 Interest on borrowings .....................................         2,343           15,316           17,659
                                                                   --------        ---------        ---------
Total interest expense ......................................        24,820           72,851           97,671
                                                                   --------        ---------        ---------
Net interest income .........................................        40,847           44,079           84,926
Provision for loan losses ...................................         1,717            3,281            4,998
                                                                   --------        ---------        ---------
Net interest income after provision for loan losses .........        39,130           40,798           79,928
                                                                   --------        ---------        ---------
Service charge on deposit accounts ..........................         6,209            4,106           10,315
Gain on sale of loans and servicing .........................           379               --              379
Other income ................................................         3,428            4,895            8,323
                                                                   --------        ---------        ---------
Total non-interest income ...................................        10,016            9,001           19,017
                                                                   --------        ---------        ---------
Operating Expenses:
 Employee compensation and benefits .........................        18,715           18,511           37,226
 Occupancy and equipment ....................................         6,767            6,729           13,496
 Data processing ............................................         1,165              660            1,825
 Communications .............................................         1,160              766            1,926
 Professional fees ..........................................         2,300              396            2,696
 Advertising and promotion ..................................           620            1,005            1,625
 Insurance ..................................................           425              977            1,402
 Other real estate owned--net ...............................         1,241              329            1,570
 Goodwill amortization ......................................           565              194              759
 Other ......................................................         3,910            4,839            8,749
 Merger expenses ............................................         9,285                             9,285
                                                                   --------                         ---------
Total .......................................................        46,153           34,406           80,559
                                                                   --------        ---------        ---------
Income before income taxes ..................................         2,993           15,393           18,386
Income taxes ................................................         1,187            6,037            7,224
                                                                   --------        ---------        ---------
Net income ..................................................      $  1,806        $   9,356        $  11,162
                                                                   ========        =========        =========
Earnings per common share:
 Basic ......................................................      $    .05        $    1.91        $     .24
 Diluted ....................................................      $    .05        $    1.86        $     .23
                                                                   ========        =========        =========
Weighted average common shares and potential common
  shares outstanding:
 Basic ......................................................        22,070            4,894           43,240
 Diluted ....................................................        22,884            5,026           44,842
                                                                   ========        =========        =========

   See notes to unaudited pro forma combined condensed financial statements.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME



                                                                  YEAR ENDED       YEAR ENDED
                                                                 DECEMBER 31,     SEPTEMBER 30,
                                                                     1996             1996
                                                                --------------   --------------
                                                                     RSFC             FPBB           COMBINED
                                                                 (HISTORICAL)     (HISTORICAL)      PRO FORMA
                                                                --------------   --------------   -------------
(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
Interest Income:
 Interest and fees on loans .................................      $ 50,643        $  84,090        $ 134,733
 Interest and dividends on investments ......................         9,566           19,442           29,008
                                                                   --------        ---------        ---------
Total interest income .......................................        60,209          103,532          163,741
                                                                   --------        ---------        ---------
Interest Expense:
 Interest on deposits .......................................        21,079           48,614           69,693
 Interest on borrowings .....................................           595           12,686           13,281
                                                                   --------        ---------        ---------
Total interest expense                                               21,674           61,300           82,974
                                                                   --------        ---------        ---------
Net interest income .........................................        38,535           42,232           80,767
Provision for loan losses ...................................           379           15,704           16,083
                                                                   --------        ---------        ---------
Net interest income after provision for loan losses .........        38,156           26,528           64,684
                                                                   --------        ---------        ---------
Service charge on deposit accounts ..........................         5,618            3,206            8,824
Gain on sale of loans and servicing .........................         1,053            3,494            4,547
Other income ................................................         3,285            3,369            6,654
                                                                   --------        ---------        ---------
Total non-interest income ...................................         9,956           10,069           20,025
                                                                   --------        ---------        ---------
Operating Expenses:
 Employee compensation and benefits .........................        15,702           15,905           31,607
 Occupancy and equipment ....................................         6,113            4,830           10,943
 Data processing ............................................         1,011              470            1,481
 Communications .............................................         1,067              640            1,707
 Professional fees ..........................................         2,655              203            2,858
 Advertising and promotion ..................................           722              663            1,385
 Insurance ..................................................         1,966            8,848           10,814
 Other real estate owned--net ...............................           530              451              981
 Goodwill amortization ......................................           471              145              616
 Litigation settlement ......................................         3,000                             3,000
 Other ......................................................         3,237            3,447            6,684
                                                                   --------        ---------        ---------
Total .......................................................        36,474           35,602           72,076
                                                                   --------        ---------        ---------
Income before income taxes ..................................        11,638              995           12,633
Income taxes ................................................         3,874              446            4,320
                                                                   --------        ---------        ---------
Net income ..................................................      $  7,764        $     549        $   8,313
                                                                   ========        =========        =========
Earnings per common share:
 Basic ......................................................      $   0.33        $    0.11        $    0.17
 Diluted ....................................................      $   0.31        $    0.11        $    0.17
                                                                   ========        =========        =========
Weighted average common shares and potential common
  shares outstanding:
 Basic ......................................................        21,112            4,963           42,472
 Diluted ....................................................        22,538            5,094           44,496
                                                                   ========        =========        =========

   See notes to unaudited pro forma combined condensed financial statements.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME



                                                                  NINE MONTHS      NINE MONTHS
                                                                     ENDED            ENDED
                                                                 DECEMBER 31,     SEPTEMBER 30,
                                                                     1995             1995
                                                                --------------   --------------
                                                                     RSFC             FPBB          COMBINED
                                                                 (HISTORICAL)     (HISTORICAL)      PRO FORMA
                                                                --------------   --------------   ------------
(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
Interest Income:
 Interest and fees on loans .................................      $ 35,713         $ 43,049       $  78,762
 Interest and dividends on investments ......................         6,177           19,935          26,112
                                                                   --------         --------       ---------
Total interest income .......................................        41,890           62,984         104,874
                                                                   --------         --------       ---------
Interest Expense:
 Interest on deposits .......................................        14,873           29,794          44,667
 Interest on borrowings .....................................         1,051            8,665           9,716
                                                                   --------         --------       ---------
Total interest expense ......................................        15,924           38,459          54,383
                                                                   --------         --------       ---------
Net interest income .........................................        25,966           24,525          50,491
Provision for loan losses ...................................           434              244             678
                                                                   --------         --------       ---------
Net interest income after provision for loan losses .........        25,532           24,281          49,813
                                                                   --------         --------       ---------
Service charge on deposit accounts ..........................         4,222            1,929           6,151
Gain on sale of loans and servicing .........................           625               82             707
Other income ................................................         2,055              181           2,236
                                                                   --------         --------       ---------
Total non-interest income ...................................         6,902            2,192           9,094
                                                                   --------         --------       ---------
Operating Expenses:
 Employee compensation and benefits .........................        10,888           10,171          21,059
 Occupancy and equipment ....................................         4,153            3,050           7,203
 Data processing ............................................           576              424           1,000
 Communications .............................................           744              314           1,058
 Professional fees ..........................................         2,042              332           2,374
 Advertising and promotion ..................................           450              496             946
 Insurance ..................................................           817            1,412           2,229
 Other real estate owned--net ...............................           623               63             686
 Goodwill amortization ......................................           165                              165
 Other ......................................................         2,355            1,683           4,038
                                                                   --------         --------       ---------
Total .......................................................        22,813           17,945          40,758
                                                                   --------         --------       ---------
Income before income taxes ..................................         9,621            8,528          18,149
Income taxes ................................................         3,389            3,313           6,702
                                                                   --------         --------       ---------
Net income ..................................................      $  6,232         $  5,215       $  11,447
                                                                   ========         ========       =========
Earnings per common share:
 Basic ......................................................      $   0.32         $   1.05       $    0.27
 Diluted ....................................................      $   0.30         $   1.02       $    0.26
                                                                   ========         ========       =========
Weighted average common shares and potential common
  shares outstanding:
 Basic ......................................................        18,481            4,980          40,583
 Diluted ....................................................        20,790            5,096          43,012
                                                                   ========         ========       =========

   See notes to unaudited pro forma combined condensed financial statements.

                         NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS


     The accompanying unaudited pro forma combined condensed statement of financial condition presents the combined financial position of RSFC and FPBB as of June 30, 1998, assuming that the proposed Merger had occurred as of June 30, 1998. The accompanying unaudited combined condensed pro forma statements of income give effect to the proposed Merger by combining the results of operations of the respective companies for the six months ended June 30, 1998, the years ended December 31, 1997 and 1996, and the nine months ended December 31, 1995, assuming that the proposed Merger, which is expected to be accounted for as a pooling-of-interests, had occurred as of the beginning of each period presented. No adjustments for cost synergies are reflected in the pro forma combined condensed statements of income. The following pooling-of-interests adjustments were made:


     (a) The unaudited pro forma combined condensed statement of financial condition includes adjustments for non-recurring costs estimated to be approximately $18.6 million, net of taxes, will be recorded in connection with the Merger. These costs consist of approximately $7.2 million in professional fees, $6.3 million in employee severance payments and payments associated with employee change in control agreements, $5.3 million in write-offs of fixed assets primarily associated with FPBB's inhouse data processing system and signs, $2.6 million in the write-off of certain prepaid assets and other assets not useful to the Combined Company, $1.8 million in electronic data processing and personnel costs to combine the operations and $1.9 million in lease and other contract buy-outs and miscellaneous expenses associated with the integration of the two companies. Because such costs are non-recurring, they have not been recorded in the accompanying unaudited pro forma combined condensed statements of income. However, such costs will be charged to income in the period in which the merger is consummated. In addition, upon consummation of the Merger, RSFC will conform FPBB's accounting and credit policies to those of RSFC, including those related to the allowance for loan losses. Further, RSFC will evaluate alternative plans related to the collectibility of the various loan portfolios, and such procedures may result in a charge to the provision for loan losses because of differences in the reserve factors applied to loans graded substandard and possible changes to management's collection plans related to individual loan portfolios.

     (b) To reflect issuance of approximately 21.2 million shares of RSFC Common Stock in exchange for all of the outstanding shares of FPBB Common Stock based upon applying the Exchange Ratio fixed at 4.194 multiplied by the number of shares of FPBB Common Stock outstanding at June 30, 1998.

     (c) Stated book value per share is calculated by dividing common shareholders' equity plus the proceeds of the assumed conversion of "in the money" options, warrants and convertible preferred stock by the number of shares of RSFC Common Stock outstanding plus the equivalent common shares from the assumed conversion of "in the money" options, warrants and convertible preferred stock. Tangible book value per share is calculated by dividing common shareholders' equity plus the proceeds of the assumed conversion of "in the money" options, warrants and convertible preferred stock less goodwill by the number of shares of RSFC Common Stock outstanding plus the equivalent common shares from the assumed conversion of "in the money" options, warrants and convertible preferred stock.

                        MANAGEMENT FOLLOWING THE MERGER


     Following the consummation of the Merger, the composition of the RSFC Board and the Republic Security Board of Directors will each consist of 21 members, initially comprised of the current RSFC and Republic Security Boards of Directors' members (George M. Apelian, Paula Berliner, H. Gearl Gore, Joseph
D. Cesarotti, Mary Anna Fowler, Richard J. Haskins, Eugene W. Hughes, Lennart
E. Lindahl, Jr., Carol R. Owen, Richard C. Rathke, Rudy E. Schupp, Victor H. Siegel, William F. Spitznagel, Bruce E. Wiita and William Wolfson, Jr.) and three FPBB designees (Fred A. Greene, R. Randy Guemple and Daniel O. Sokoloff, M.D.), to be elected as directors of RSFC upon consummation of the Merger (the "Designees"). The RSFC Board is divided into three classes, each of which has a term of three years.


     Certain information with respect to each director and Designees to the RSFC Board is set forth below.


NAME                          AGE       POSITION WITH THE COMBINED COMPANY
--------------------------   -----   ----------------------------------------
Rudy E. Schupp                47     Chairman of the Board and
                                      Chief Executive Officer
Lennart E. Lindahl, Jr.       54     Vice Chairman of the Board and Director
Carol R. Owen                 62     Chairman--Broward County and Director
Richard J. Haskins            48     Executive Vice President and Director
George M. Apelian             66     Executive Vice President--Miami-Dade
                                      County and Director
Paula Berliner                54     Director
Dr. Thomas F. Carney          71     Director
Joseph D. Cesarotti           69     Director
Mary Anna Fowler              70     Director
H. Gearl Gore                 50     Director
Fred A. Greene                66     Director
R. Randy Guemple              46     Director
Eugene W. Hughes, Jr.         65     Director
Thomas J. Langan, Jr.         77     Director
Mary McCarty                  43     Director
Richard C. Rathke             66     Director
Victor H. Siegel              50     Director
Daniel O. Sokoloff, M.D.      46     Director
William F. Spitznagel         71     Director
Bruce E. Wiita                60     Director
William Wolfson               69     Director

DIRECTORS OF THE RSFC AND BANK BOARDS OF DIRECTORS


     George M. Apelian, 66, has served as President and director of County Financial Corporation ("CFC") since 1984, and as President, Chief Executive Officer and director of County since 1984. From 1983 to 1984 he was Executive Vice President of both CFC and County. From 1979 to 1983, Mr. Apelian held various offices with the National Bank of Florida, Miami, Florida, including the office of President from 1982 to 1983. Mr. Apelian has been in the banking industry since 1958.


     Paula Berliner, 54, has been a Director of RSFC since June 1997, when RSFC purchased Family and was a Director of Family since its inception. Ms. Berliner has been Vice President and Director of Acorn Holding Corp., a public venture capital company traded on the Nasdaq Small-Cap Market, since June 1992. During the two years prior to her employment with Acorn Holding Corp., Ms. Berliner was Vice President and a director of Broward Window Products, Inc., a company specializing in the sale of window-related products.


     Dr. Thomas F. Carney, 71, has served as a member of the Board of Directors of CFC since 1962 and as Chairman of the Board of County since 1967. Dr. Carney has served as a member of the Board of

Directors of County since 1984 and continues now to serve as the Chairman of the Board. Dr. Carney also served as a director of Carney Bank, Boynton Beach, Florida. His brother, Joseph E. Carney, Jr., and his son, Peter Carney, also serve as directors of CFC and County. Dr. Carney also served as Chairman of the Board of the former Dixie National Bank of Dade County.


     Joseph D. Cesarotti, 69, has been a Director of RSFC since June 1997, when RSFC purchased Family and was a Director of Family since its inception. Mr. Cesarotti has been retired since June 1992. Prior to his retirement and from 1956, Mr. Cesarotti served as President and Chief Executive Officer of Sungraf Inc., a sign manufacturing company.


     Mary Anna Fowler, 70, has been a Director of RSFC since June 1997, when RSFC purchased Family and was a Director of Family since its inception. Since 1991, Ms. Fowler has been Vice President of Exotic Gardens, Inc., a florist company.


     H. Gearl Gore, 50, has been a Director and the Secretary of RSFC since its inception. He has been the President of H. Gearl Gore, Inc., a real estate appraisal firm in Jupiter, Florida since 1983. In 1996, approximately 43% of that firm's gross revenues were derived from appraisal services provided to Republic Security. Mr. Gore has been the President and Chief Operating Officer of Northco Investment Properties, Inc., a real estate brokerage firm in Jupiter, Florida, from 1981 to present. From 1975 to 1980 he was Florida state sales director for United Sun Life Insurance Co. He served as a Councilman for the Town of Jupiter from 1981 to 1983.


     Richard J. Haskins, 48, has been Executive Vice President and Chief Financial Officer of RSFC and Republic Security since 1989, Senior Vice President of RSFC and Republic Security since August 1984, and a Director of RSFC and Republic Security since 1986. For ten years prior to 1984, he had been an accountant with the West Palm Beach, Florida office of Deloitte Haskins & Sells, certified public accountants, where he held the position of Manager.


     Eugene W. Hughes, Jr., 65, has been a Director of RSFC since June 1997, when RSFC purchased Family and was a Director of Family since its inception. Mr. Hughes served as Vice President of Family from August 1988 to December 31, 1994 and as Controller from 1992 to December 31, 1994. Mr. Hughes is currently retired.


     Thomas J. Langan, Jr., 77, served as a Director of Carney from 1991 until the merger with County in 1996. He became a director of CFC following the consummation of the merger. Mr. Langan was in the banking profession from 1949 to 1983.


     Lennart E. Lindahl, Jr., 54, has been a Director of RSFC since its inception. From 1970 through 1994, he was President of Lindahl, Browning, Ferrari & Hellstrom, Inc., Consulting Engineers in Jupiter, Florida, and currently serves as its Chairman of the Board. He is past chairman of the Economic Council of Palm Beach County and past president of the Palm Beach County Development Board. Additionally, he currently serves as a member and was a past Chairman of the Florida Inland Navigation District. Mary McCarty, 43, has served as a Director of CFC since May 1997. She was Vice Mayor of the City of Delray Beach and a Member of the City Commission in 1987. She was elected to District IV Palm Beach County Commission in November 1990 and continues to serve in such position. She was voted Chair of the Palm Beach Commission in November of 1992. Mrs. McCarty was self-employed as a promotional consultant until November 1990.


     Carol R. Owen, 62, has been a Director of RSFC since June 1997, when RSFC purchased Family and was a Director, Chief Executive Officer and President of Family since its inception.


     Richard C. Rathke, 66, has been a Director of RSFC since its inception. He has been the President of RCR Enterprises, Inc., a real estate development firm in Jupiter, Florida, since 1979. From 1966 to 1979 he was the President and owner of Trans Pacific Trading Co. of Fort Lauderdale, Florida, a firm engaged in importing and retail sales.

     Rudy E. Schupp, 47, has been President and Chief Executive Officer of RSFC since 1985, and the President and Chief Executive Officer of Republic Security since its inception. From 1980 to 1984, Mr. Schupp was employed by AmeriFirst Bank, FSB, Miami, Florida, where he held the position of Division Vice President and, previously, was Senior Vice President and Division Manager of the Orlando Division of AmeriFirst Bank, FSB. Mr. Schupp was a Manager in Consumer Bank Planning and Marketing at First Union National Bank, Charlotte, North Carolina, from 1977 to 1980.


     Victor Siegel, M.D., 50, has been a Director of RSFC since 1989. He is a physician and surgeon specializing in Obstetrics and Gynecology and has been practicing in Palm Beach County since January 1982. Dr. Siegel was a member of the Florida and Palm Beach County Medical Associations and was Executive Director of Finance for the Palm Beach County Medical Society in 1986. He has been Chief of the Department of Obstetrics and Gynecology at Wellington Hospital since 1993. He is also on the board of directors for the nonprofit Jupiter Theater of the Performing Arts.


     William F. Spitznagel, 71, has been a Director of RSFC since its inception through December 31, 1986 and from February 21, 1987 to present. He was Chairman and President of Roadway Services, Inc., a motor freight company, from 1978 until his retirement in 1981. He presently serves as a consultant to that company.


     Bruce E. Wiita, M.D., 60, has been a Director of RSFC since its inception. He is a surgeon and urologist practicing in Jupiter and Palm Beach Gardens since 1973. He is the former Chief of Staff of the Jupiter Hospital and Chief of Surgery of the Palm Beach Gardens Hospital and Jupiter Hospital. Currently, he is a Director of the American Heritage Management and Development Corporation, a real estate development company, and Chairman of the DevMed Group Inc., a medical device manufacturing corporation.


     William Wolfson, 69, has been a Director of RSFC since 1993. He has been a certified public accountant since 1960 and in 1994 retired as senior partner in the accounting firm of Wolfson, Milowsky, Melzer, Ettinger & Wieselthier, P.C.


DESIGNEES OF FPBB TO RSFC BOARD OF DIRECTORS


     Fred A. Greene, 66, has served as a director of FPBB since 1984. He has served as Chairman of the Board of Gee & Jenson Engineers, Architects & Planners, Inc. since 1990 and acted as President and Chief Executive Officer of such company since 1990.


     R. Randy Guemple, 46, has served as a director of FPBB since 1997, and as Executive Vice President, Chief Operating Officer from July 1991 to the present. He was also Treasurer and Chief Financial Officer of FPBB until January 21, 1998. From 1992 to 1996, Mr. Guemple was Senior Vice President, Treasurer and Chief Financial Officer.


     Daniel O. Sokoloff, M.D., 46, has served as a director of FPBB since 1996. He has been a dermatologist since 1982.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


RSFC



     As of September 24, 1998, directors and executive officers of RSFC were the beneficial owners of 3,858,346 shares (approximately 14.7%) of the RSFC Common Stock then outstanding. The following table sets forth certain information regarding the beneficial ownership of the RSFC Common Stock as of September 24, 1998 (including options exercisable within 60 days) by (1) each RSFC director remaining in office after the Merger, (2) the executive officers of RSFC, (3) all directors and executive officers of RSFC as a group, and (4) each person known by RSFC to be the beneficial owner of more than 5% of the outstanding class of RSFC Common Stock. Subject to applicable community property and similar statutes and except as otherwise noted in the footnotes below, each of the persons named in the table has sole voting and dispositive power with respect to the shares beneficially owned by such person.




                                                   PRE-MERGER                            POST-MERGER(8)
                                   ------------------------------------------ -------------------------------------
                                                              PERCENTAGE OF                           PERCENTAGE OF
                                     AMOUNT AND NATURE OF   OUTSTANDING RSFC   AMOUNT AND NATURE OF    OUTSTANDING
NAME OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP     COMMON STOCK     BENEFICIAL OWNERSHIP   COMMON STOCK
---------------------------------- ----------------------- ------------------ ---------------------- --------------
George M. Apelian ................    37,278                         *                37,278                 *
Paula Berliner ...................      263,337 (1)(6)              1.0              267,531(9)              *
Dr. Thomas F. Carney ............. 1,433,481                        5.6             1,433,481               3.1
Joseph D. Cesarotti, Sr. .........      153,335 (1)(6)               *               153,335                 *
Mary Anna Fowler .................   104,297                         *               104,297                 *
H. Gearl Gore ....................    142,424 (2)(3)(4)              *               142,424                 *
Fred A. Greene ...................        --                         *               125,313                 *
R. Randy Guemple .................        --                         *               378,253                 *
Richard J. Haskins ...............        65,788 (3)                 *                65,788                 *
Eugene W. Hughes, Jr. ............      188,619 (1)(6)               *               188,619                 *
Thomas J. Langan, Jr. ............     3,701                         *                 3,701                 *
Lennart E. Lindahl, Jr. ..........    132,034 (2)(3)(4)              *               132,034                 *
Mary McCarty .....................       288                         *                   288                 *
Carol R. Owen ....................      301,485 (1)(6)              1.2              301,485                 *
Richard C. Rathke ................    140,599 (2)(3)(4)              *               140,599                 *
Roger Savage .....................     2,425                         *                 2,425                 *
Rudy E. Schupp ...................      119,568 (3)(5)               *               119,568                 *
Victor H. Siegel, M.D. ...........      267,706 (2)(3)              1.0              267,706                 *
Daniel O. Sokoloff, M.D. .........        --                         *                77,799(10)             *
William F. Spitznagel ............      241,868 (2)(3)              1.0              280,076                 *
Bruce E. Wiita, M.D. .............    150,325 (2)(3)(4)              *               150,325                 *
William Wolfson ..................        9,274 (2)                  *                 9,274                 *
All directors and executive
 officers as a group
 (29 persons) ....................      3,858,346 (7)              14.7             4,443,904               9.2

----------------

*         Less than 1%.
(1) Includes 7,150 shares issuable upon the exercise of options, at an exercise price of $1.65 per share.
(2) Includes 5,250 shares issuable upon the exercise of options, at an exercise price of $3.33 per share.

(3) Includes 12,128 shares issuable upon exercise of options, at an exercise price of $2.48 per share.

(4) Includes 27,536 shares issuable upon exercise of warrants, at an exercise price of $5.00 per share.
(5) Includes 5,524 shares issuable upon exercise of options, at an exercise price of $2.50 per share.
(6) Includes 75,647 shares issuable upon exercise of options, at an exercise price of $2.078 per share.
(7) Includes options and warrants for 616,380 shares of Common Stock. Actual Common Stock owned is 12.7% of the total outstanding.
(8) Assumes each share of FPBB common stock is converted into 4.194 shares of RSFC common stock.
(9) Includes 1,000 shares of FPBB Common Stock held by Ms. Berliner, which shares will be converted into 4,194 shares of RSFC Common Stock at the Effective Time.

(10) Includes 7,411 unvested RRP Plan shares as to which Dr. Sokoloff has voting rights.

         COMPARISON OF RIGHTS OF HOLDERS OF RSFC AND FPBB COMMON STOCK


     The rights of holders of FPBB Common Stock are governed by the FPBB Charter, the Bylaws of FPBB and the Delaware General Corporation Law (the "DGCL"). As a result of the Merger, the rights of the holders of FPBB Common Stock, which will be converted into shares of RSFC Common Stock, will be governed by the RSFC Articles, the Bylaws of RSFC and the Florida Business Corporation Act (the "FBCA").


     The following is a summary of the material differences in the rights of the shareholders of RSFC and the stockholders of FPBB. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the FPBB Charter and Bylaws, the RSFC Articles and Bylaws, the Bank Holding Company Act, the FBCA and the DGCL.


AUTHORIZED CAPITAL STOCK


     RSFC. The RSFC Articles authorize the issuance of up to 100,000,000 shares of RSFC Common Stock, par value $0.01 per share, of which, as of June 30, 1998, 24,286,639 shares were issued and outstanding, 2,000,000 shares were reserved for issuance under the RSFC 1997 Performance Incentive Plan, 396,425 shares were reserved for issuance pursuant to other RSFC stock options and warrants, and 950,000 shares were reserved for issuance pursuant to the RSFC dividend reinvestment plan and employee stock purchase plan. Under the RSFC Articles, the RSFC Board has the authority to divide the 20,000,000 authorized shares of preferred stock, par value $.01 per share, into series and to fix the rights and preferences of any series so established. Of the series of preferred stock currently authorized: 1,000,000 shares of Series B Junior Participating Preferred Stock (the "Series B Preferred"), no shares of which are outstanding and 1,035,000 shares of the Series C Preferred of which no shares were outstanding. A full description of the RSFC Common Stock and the Series C Preferred is incorporated herein by reference from the section under the caption "Description of Securities" in RSFC's Registration Statement on Form S-1 (No. 33-62847), effective on November 6, 1995. For a description of the Series B Preferred issuable in connection with the RSFC Rights Plan, see "--Certain Anti-Takeover Provisions."


     FPBB. The FPBB Charter authorizes the issuance of up to 10,000,000 shares of FPBB Common Stock, of which, as of June 30, 1998, 5,057,746 shares were issued and outstanding, and 450,157 shares were reserved for issuance upon the exercise of outstanding options pursuant to FPBB's stock option plans. The FPBB Charter authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $0.01 per share, of which, as of June 30, 1998, no shares were issued and outstanding. Under the FPBB Charter, the FPBB Board has the authority to divide the 1,000,000 authorized shares of preferred stock into series and to fix the rights and preferences of any series so established. Of the 1,000,000 shares of preferred stock currently authorized, 100,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Series A Preferred"), none of which are currently outstanding.


BOARD OF DIRECTORS


     RSFC. The RSFC Bylaws currently provide that the RSFC Board will consist of 18 members. The RSFC Articles divide the RSFC Board into three classes of as equal size as possible, with the term of each class expiring in consecutive years so that only one class is elected in any given year. Under the RSFC Articles and Bylaws, directors may only be removed for cause upon the affirmative vote of not less than 80% of the outstanding shares of RSFC Common Stock. The RSFC Bylaws will be amended as of the Effective Time of the Merger to increase the number of directors to 21.


     FPBB. The FPBB Charter provides that the number of members of the FPBB Board will be established from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the whole board. The FPBB Board currently consists of eight members. The FPBB Charter divides the FPBB Board into three classes of as equal size as possible, with the term of each class expiring in consecutive years so that only one class is elected in any given year. Under the FPBB Charter, directors may only be removed for cause upon the affirmative vote of not less than 80% of the outstanding shares of FPBB entitled to vote generally in the election of directors.


VOTING LIMITATIONS


     RSFC. Pursuant to the RSFC Articles, holders of RSFC Common Stock are entitled to one vote for each share held.


     FPBB. Pursuant to the FPBB Charter, holders of FPBB Common Stock are entitled to one vote for each share held, except that a record holder of any FPBB Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of FPBB stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of FPBB Common Stock (the "Limit") shall generally not be permitted to vote the shares held in excess of the Limit.


SPECIAL MEETINGS OF SHAREHOLDERS; ACTION WITHOUT A MEETING


     RSFC. The RSFC Bylaws provide that a special meeting of RSFC shareholders may only be called by a majority of the directors for such purposes as determined by the RSFC Board at any time. The RSFC Articles deny shareholders the power to call a special meeting and prohibit actions by shareholders by written consent without a meeting. The FBCA provides that special meetings of shareholders can be called at the request of the holders of not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, unless a greater percentage, not to exceed 50%, is required by the corporation's articles of incorporation.


     FPBB. The FPBB Charter provides that no action required or permitted to be taken at any annual or special meeting of stockholders of FPBB may be taken without a meeting, and the power of stockholders to act by written consent is specifically denied. Special meetings of the FPBB stockholders may be called only by a resolution adopted by a majority of the total number of authorized directors, or as otherwise provided in the FPBB Bylaws. The FPBB Bylaws do not provide otherwise.


MERGERS, SHARE EXCHANGES AND SALES OF ASSETS


     RSFC. The FBCA requires that plans of merger and share exchange must be adopted by the boards of directors of each corporation and (except in certain limited circumstances) approved by a majority of all the votes entitled to be cast by each voting group of each corporation entitled to vote on the plan of merger or share exchange, unless the corporation's board of directors requires, or the articles of incorporation provide for, a greater vote. The RSFC Articles do not require a greater vote. In addition, the FBCA provides that a corporation may sell or otherwise dispose of all or substantially all of its property, other than in the usual and regular course of business, if recommended by the board of directors and if the holders of the majority of all votes entitled to be cast on the transaction approve such transaction.


     The FBCA also provides, however, that the shareholders of the corporation surviving a merger need not approve the transaction if (i) the corporation's articles of incorporation will not differ after the Merger (other than in certain specified provisions) and (ii) the corporation's shareholders will hold the same number of shares with identical designations, preferences, limitations and relative rights immediately after the merger as they held before the merger.


     FPBB. The DGCL generally provides that a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets may be effected upon a vote of the holders of a majority of a corporation's outstanding shares. Generally, the DGCL does not require a stockholder vote of the surviving corporation in a merger if (i) the merger does not amend the existing certificate of incorporation, (ii) each outstanding share of the surviving corporation before the merger is unchanged or, in the case of the DGCL, becomes a treasury share of the surviving corporation and (iii) in the case of the DGCL, the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to such issuance.


AMENDMENT OF ARTICLES OF INCORPORATION AND OF BYLAWS


     RSFC. Pursuant to the FBCA and the RSFC Articles, amendments to the RSFC Articles must be recommended by the RSFC Board and approved by a majority of votes entitled to be cast by each voting group entitled to vote on the amendment. Under the RSFC Articles and the RSFC Bylaws, the RSFC Board may adopt, alter, amend or repeal the RSFC Bylaws by a majority vote.


     FPBB. The DGCL provides that amendments to the certificate of incorporation must be approved by a resolution of the board of directors declaring the advisability of the amendment, and by the affirmative vote of a majority of the outstanding shares entitled to vote and by a majority of the outstanding shares of each class entitled to vote separately as a class on the amendment, except where the certificate of incorporation requires the vote of a greater proportion of the outstanding shares or of a greater proportion of the outstanding shares of any class of stock. If an amendment would increase or decrease the number of authorized shares of a class, increase or decrease the par value of the shares of a class or alter or change the powers, preferences or other special rights of a class of outstanding shares so as to adversely affect the class, then a majority of shares of that class also must approve the amendment, whether or not entitled to vote thereon by the certificate of incorporation. The DGCL provides that a provision in a corporation's certificate of incorporation which requires a super-majority vote of the stockholders may only be amended by such super-majority vote.


     Pursuant to the DGCL and the FPBB Charter, amendments to the FPBB Charter must be recommended by the FPBB Board and approved by at least a majority of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, except that at least 80% of the then-outstanding shares of capital stock entitled to vote is required to amend or repeal FPBB Charter provisions relating to amendment of the FPBB Charter, the Limit, FPBB stockholder action, calling of special meetings of stockholders of FPBB, the directors of FPBB, amendment or repeal of the FPBB Bylaws, supermajority vote requirements with respect to certain business combinations, and indemnification of officers, directors and employees.


RIGHTS OF DISSENTING SHAREHOLDERS


     RSFC. Shareholders of a Florida corporation have the right, in certain circumstances, to dissent from certain corporate actions, including the consummation of a plan of merger to which a Florida corporation is a party and which requires the approval of such corporation's shareholders. However, this right to dissent does not apply with respect to a plan of merger to holders of a security that on the record date is either registered on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by not fewer than 2,000 shareholders. Shareholders who are entitled to dissent are also entitled to obtain payment in the amount of the fair value of their shares. The holders of RSFC Common Stock are not entitled to dissenters' rights in connection with the Merger because RSFC Common Stock is, and was as of the RSFC Record Date, listed on the Nasdaq National Market. See "NO DISSENTERS' RIGHTS OF APPRAISAL."


     FPBB. Pursuant to Section 262 of the DGCL, a holder of capital stock of a Delaware corporation is generally entitled to receive payment of the appraised value of his or her shares if such stockholder dissents from a merger or consolidation and complies with the procedures set forth in Section 262 of the DGCL for exercising such rights. However, appraisal rights are not available in merger or consolidation transactions to holders of: (a) shares of stock that are, as of the record date for determining stockholders entitled to vote on the transaction, either listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 persons, or (b) shares of the corporation surviving a merger if the merger did not require for its approval the vote of such stockholders, unless, in either case, holders of such stock are required by the terms of the merger or consolidation to accept anything other than: (i) shares of the surviving or resulting corporation; (ii) shares of stock of another corporation which are so listed or designated, or held of record by not fewer than 2,000 persons; and/or (iii) cash in lieu of fractional shares of such stock. Appraisal rights are not available for a sale of assets or an amendment to the certificate.


DIVIDENDS


     RSFC. The FBCA provides that, subject to restrictions in a corporation's articles of incorporation, a corporation's board of directors may authorize and the corporation may make a distribution to its shareholders unless after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the RSFC Articles permit otherwise) the amount that would be needed, if the corporation were to dissolve at the time of distribution, to satisfy the preferential rights of shareholders upon distribution whose preferential rights are superior to those receiving the dividend.


     FPBB. The DGCL provides that a corporation, subject to any restrictions in its certificate of incorporation, may declare and pay dividends upon its shares of capital stock either out of its surplus (as determined under the statute) or, in the event there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Further restrictions on dividends may apply in the event a corporation has issued shares possessing a preference upon the distribution of assets.


CERTAIN ANTI-TAKEOVER PROVISIONS


     RSFC. Section 607.0901 of the FBCA provides that the approval of the holders of two-thirds of the voting shares of a corporation, other than the shares owned by an Interested Shareholder (generally, any person who is the beneficial owner of 10% or more of the outstanding voting stock of the corporation), would be required in order to effectuate certain transactions, including, among others, a merger, sale of assets, sale of shares and reclassification of securities involving the corporation and an Interested Shareholder (an "Affiliate Transaction").


     The special voting requirement does not apply in any of the following five circumstances: (i) the Affiliated Transaction is approved by a majority of the corporation's disinterested directors; (ii) the corporation has not had more than 300 shareholders of record at any time during the preceding three years;
(iii) the Interested Shareholder has beneficially owned 80% of the corporation's voting shares for five years; (iv) the Interested Shareholder beneficially owns 90% of the corporation's voting shares; or (v) all of the following conditions are met (a) the cash and fair value of other consideration to be paid per share to all holders of the voting shares equals the highest per share price calculated pursuant to various methods set forth in Section
607.0901 of the FBCA, (b) the consideration to be paid in the Affiliated Transaction is in the same form as previously paid by the Interested Shareholder, and (c) during the portion of the three years preceding the announcement date that the Interested Shareholder has been an Interested Shareholder, except as approved by a majority of the disinterested directors, there shall have been no failure to pay at the regular date therefor any full periodic dividends, whether or not cumulative, on any outstanding shares of the corporation, no increase in the voting shares owned by the Interested Shareholder, and no benefit to the Interested Shareholder from loans, guarantees or other financial assistance or tax advantages provided by the corporation.


     A corporation may "opt-out" of the provisions of Section 607.0901 by electing to do so in its articles of incorporation. RSFC has not elected to "opt-out" of Section 607.0901 of the FBCA.


     In addition, Section 607.0902 of the FBCA provides that the voting rights to be accorded Control Shares (as defined below) a Florida corporation that has
(i) 100 or more shareholders, (ii) its principal place of business, its principal office, or substantial assets in Florida, and (iii) either (a) more than 10%


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

of its shareholders residing in Florida, (b) more than 10% of its shares owned by Florida residents, or (c) 1,000 shareholders residing in Florida, must be approved by a majority of each class of voting securities of the corporation, excluding those shares held by interested persons, before the Control Shares will be granted any voting rights.


     "Control Shares" are defined in the FBCA to be shares acquired by a person, either directly or indirectly, that when added to all other shares of the issuing corporation owned by such person, would entitle such person to exercise, either directly or indirectly, voting power within any of the following ranges: (i) 20% or more but less than 33% of all voting power of the corporation's voting securities, (ii) 33% of more but less than a majority all voting power of the corporation's voting securities, or (iii) a majority or more of all of the voting power of the corporation's voting securities. Such provisions doe not apply to shares acquired pursuant to, among other things, an agreement or plan of merger or share exchange effected in compliance with the relevant provisions of the FBCA and to which the corporation is a party or an acquisition of shares previously approved by the board of directors of the corporation.


     In addition, unless otherwise provided in a corporation's articles of incorporation or bylaws, in the event Control Shares acquired in a Control-Share acquisition are accorded full voting rights and the acquiring person has acquired Control Shares with a majority or more of all voting power, all shareholders of the issuing public corporation shall have dissenters' rights.


     FPBB. Section 203 of the DGCL ("Section 203") restricts a corporation's ability to engage in certain transactions involving the corporation (or its majority-owned subsidiaries) and any person holding 15% or more of such corporation's outstanding voting stock together with the affiliates or associates of such person (an "Interested Stockholder"). Section 203 prohibits, for a period of three years following the date that a person became an Interested Shareholder, the following types of transactions between the corporation and the Interested Stockholder (unless certain conditions, described below, are met): (i) mergers or consolidations; (ii) sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation; (iii) issuances or transfers by the corporation of any stock of the corporation which would have the effect of increasing the Interested Stockholder's proportionate share of the stock of any class or series of the corporation; (iv) any other transaction which has the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the Interested Stockholder; and (v) receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of loans, advances, guarantees, or other financial benefits provided by the corporation.


     The three year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder becomes an Interested Stockholder is approved by the board of directors of the corporation prior to the time such stockholder becomes an Interested Stockholder. In addition, an Interested Stockholder may avoid the statutory restriction if, upon consummation of the transaction whereby such stockholder becomes an Interested Stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation without regard to those shares owned by the corporation's officers and directors or certain employee stock plans. Business combinations are also permitted within the three-year period if approved by the board of directors and authorized at an annual or special meeting of stockholders by the holders of at least 66-2/3% of the outstanding voting stock not owned by the Interested Stockholder.


     Delaware corporations were given the option to exclude themselves from the coverage of Section 203 by taking board action prior to May 2, 1988. Additionally, a Delaware corporation may exclude itself by amending its certificate of incorporation or bylaws at any time to exempt itself from coverage of Section 203, provided that any certificate or bylaw amendment adopted on or after May 2, 1988 may not become effective for 12 months after the date such amendment is adopted. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the corporation has proposed, and a majority of certain continuing directors of the corporation has approved, a transaction with a party who is not an Interested Stockholder of the corporation (or who became such with board approval) if the proposed transaction involves (i) certain mergers or consolidations involving the


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

corporation; (ii) a sale or other transfer of over 50% of the aggregate assets of the corporation or (iii) a tender or exchange offer for 50% or more of the outstanding voting stock of the corporation.


     FPBB has not excluded itself from the coverage of Section 203.


     In addition, the FPBB Articles also contain a "supermajority provision" which requires the affirmative vote of not less than 80% of the outstanding shares of FPBB Common Stock for the approval or authorization of any "business combination" between FPBB and a Related Person, which includes a merger or consolidation of FPBB, sale of a significant amount of the assets and certain other types of transactions. A "Related Person" means any individual, corporation, partnership or other person or entity which, together with their affiliates and associates (as defined in the FPBB Articles), beneficially owns in the aggregate 10% or more of the outstanding shares of FPBB Common Stock. The supermajority provision is not applicable if the business combination was approved by a majority of the entire FPBB Board prior to the acquisition by such Related Person of the beneficial ownership of 10% or more of the outstanding shares of FPBB Common Stock, or after such acquisition, but only so long as such Related Person has sought and obtained the unanimous approval by the FPBB Board of such acquisition of 10% or more of FPBB Common Stock prior to such acquisition being consummated.


     The supermajority provision is also inapplicable if certain fair price and procedural criteria are met. The fair price criteria are designed to ensure that the consideration received by holders of FPBB Common Stock in a business combination will be not less than the fair value of the FPBB Common Stock or determined pursuant to a specified formula. The procedural criteria of the fair price provision require the approval by a majority of the FPBB Board of the business combination, as well as the obtainment of full information by the holders of FPBB Common Stock in the form of a proxy or information statement regarding the proposed transaction.


     The RSFC Articles contain no such supermajority provisions.


RIGHTS PLAN


     RSFC. On March 29, 1995, the RSFC Board declared a dividend on the RSFC Common Stock of one right (a "Right") for each outstanding share of RSFC Common Stock to shareholders of record at the close of business on April 14, 1995. Each Right entitles the registered holder to purchase from RSFC a unit consisting of one-hundredth of a share (a "Unit") of the Series B Preferred, or a combination of securities and assets of equivalent value, at a purchase price of $18 per Unit, subject to adjustment. Each fractional share of Series B Preferred is designed to be equivalent in voting and dividend rights to one share of RSFC Common Stock. A full description and terms of the Rights are set forth in the Rights Agreement, dated as of April 14, 1995 (the "Rights Agreement"), between RSFC and IBJ Schroder Bank & Trust Company, as Rights Agent.


     The Rights Agreement is designed to protect shareholder interests in the event that RSFC is confronted with coercive or unfair takeover tactics, including offers that do not treat all shareholder interests fairly or do not maximize the value of RSFC. Acquisition offers that reflect RSFC's fair value and that are made to all shareholders would not be affected by the Rights Agreement. Initially, ownership of the Rights are evidenced only by the RSFC Common Stock certificates. The Rights will separate from the RSFC Common Stock and a "Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding RSFC Common Stock (the "Stock Acquisition Date"), or (ii) the close of business on such date as may be fixed by the board of directors, which date shall not be more than 65 days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the outstanding RSFC Common Stock. The Rights are not exercisable until the Distribution Date and will expire at the close of business on April 14, 2005, unless earlier redeemed by RSFC or unless certain events have occurred. Except in the circumstances described below, after the Distribution Date each Right will be exercisable into one-hundredth of a


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

Preferred Share (a "Preferred Share Fraction"). Each Preferred Share Fraction carries voting and dividend rights that are intended to produce the equivalent of one RSFC Common Stock. The voting and dividend rights of the Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the RSFC Common Stock of RSFC.


     In the event that any time following the Stock Acquisition Date, (i) RSFC is the surviving corporation in a merger with an Acquiring Person and its RSFC Common Stock remain outstanding, (ii) a Person becomes the beneficial owner of more than 25% of the then outstanding RSFC Common Stock other than pursuant to a tender offer that provides fair value to all shareholders, (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement or (iv) during such time as there is an Acquiring Person an event occurs that results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, RSFC Common Stock (or, in certain circumstances, cash, property or other securities of RSFC) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in clauses (i), (ii), (iii) or (iv) of this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person who was involved in the transaction giving rise to any such event will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by RSFC as set forth below. In the event that, at any time following the Stock Acquisition Date, (i) RSFC is acquired in a merger or other business combination transaction in which RSFC is not the surviving corporation (other than a merger that is described in, or that follows a tender offer or exchange offer described in, the second preceding paragraph), or (ii) 50% or more of RSFC's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph are referred to as the "Triggering Events." At any time until 10 days following the Stock Acquisition Date, RSFC may redeem the Rights in whole, but not in part, at a price of $.01 per Right. That 10-day redemption period may be extended by the board of directors so long as the Rights are still redeemable. Under certain circumstances set forth in the Rights Agreement, the decision to redeem will require the concurrence of a majority of the continuing directors. Immediately upon the action of the board of directors ordering redemption of the Rights, with, where required, the concurrence of the continuing directors, the Rights will terminate and the only right of the holders of Rights will be able to receive the $.01 redemption price.


     FPBB. On January 23, 1995, FPBB declared a distribution of one preferred share purchase right (an "FPBB Right") for each outstanding share of FPBB Common Stock to stockholders of record at the close of business on February 3, 1995. Upon the occurrence of certain events, none of which has occurred as of the date hereof, the FPBB Rights may become exercisable for shares of FPBB Common Stock at a substantial discount. The description and terms of the FPBB Rights are set forth in the FPBB Rights Agreement, a copy of which was filed as an exhibit to FPBB's Registration Statement on Form 8-A dated January 25, 1995, which is incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."


     The FPBB Rights have certain anti-takeover effects. The FPBB Rights will cause substantial dilution to a person or group that attempts to acquire FPBB in a manner which causes the FPBB Rights to become discount rights unless the offer is conditional on a substantial number of FPBB Rights being acquired. The FPBB Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of FPBB and its stockholders as determined by the FPBB Board. The Rights should not interfere with any merger or other business combination approved by the FPBB Board since the FPBB Board may, at its option, redeem all but not less than all the then outstanding FPBB Rights at the redemption price set forth in the Rights Agreement.


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CONSIDERATION OF OTHER CONSTITUENCIES


     FPBB. The FPBB Charter provides that the FPBB Board, when evaluating any offer of another party to (a) make a tender or exchange offer for any outstanding equity securities of FPBB, (b) merge or consolidate FPBB with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of FPBB, may, in connection with the exercise of its judgment in determining what is in the best interests of FPBB and its stockholders, give due consideration to all relevant factors including, without limitation, those factors that Directors of any subsidiary of the Corporation may consider in evaluating any action that may result in a change or potential change in the control of the subsidiary, and the social and economic effect of acceptance of such offer: on the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in the FPBB Articles); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objective as a savings and loan holding company under applicable laws and regulations; and on the ability of its subsidiary savings and loan association to fulfill the objectives of a stock form savings and loan association under applicable statutes and regulations.


     RSFC. Neither the RSFC Articles nor its Bylaws contain similar provisions.



     These provisions of RSFC's Articles discussed above could delay or frustrate the removal of incumbent directors and could make a merger, tender offer or proxy contest involving RSFC more difficult, even if such events were perceived by shareholders as beneficial to their interests. In addition, certain provisions of state and federal law discussed below may also have the effect of discouraging or prohibiting a future takeover attempt in which shareholders of RSFC might otherwise receive a substantial premium for their shares over then-current market prices.


DIRECTORS' LIABILITY


     RSFC. The FBCA generally provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy, unless: (1) the director breached or failed to perform his duties as a director and (2) the director's breach of or failure to perform those duties constitutes: (i) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) an unlawful distribution; (iv) in a proceeding by or in the right of the corporation or a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.


     FPBB. The DGCL allows a corporation, through its certificate of incorporation, to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty. However, this provision excludes any limitation on liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (iv) for any transaction from which the director derives an improper benefit. The FPBB Charter eliminate directors' liability for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.


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

                             SHAREHOLDER PROPOSALS


     Proposals of shareholders of RSFC presented at RSFC's 1999 Annual Meeting of Shareholders must have been received in writing no later than December 1, 1998 for inclusion in RSFC's Proxy Statement relating to that meeting. Any such proposals must be in compliance with SEC rules and regulations then in effect.



                              PROXY SOLICITATION


     Proxies are being solicited from RSFC shareholders and FPBB stockholders by and on behalf of the respective Boards of Directors of each of RSFC and FPBB. Each of RSFC and FPBB will bear their own expenses for the solicitations, including the costs of preparing and mailing this Joint Proxy Statement/Prospectus to their respective shareholders. In addition to solicitation by mail, proxies may be solicited from RSFC shareholders and FPBB stockholders by directors, officers and regular employees of RSFC and FPBB, respectively, in person, by telecopy or by telephone. Such directors, officers and employees will not receive any additional compensation for such services but may be reimbursed for reasonable expenses incurred by them in forwarding the proxy soliciting materials to the beneficial owners of RSFC Common Stock and FPBB Common Stock. Although there is no formal agreement to do so, RSFC and FPBB, respectively, will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of RSFC Common Stock and FPBB Common Stock held of record by such persons.



                                 LEGAL MATTERS


     The validity of the RSFC Common Stock issuable in the Merger will be passed upon by Morgan, Lewis & Bockius LLP, Miami, Florida.



                                    EXPERTS


     The consolidated financial statements of RSFC at December 31, 1997 and 1996, and for the two years in the period ended December 31, 1997, and the nine-month transition period ended December 31, 1995, appearing in RSFC's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference, which is based in part on the report of other certified public accountants Deloitte & Touche LLP. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


     The consolidated financial statements of FPBB incorporated in this Joint Proxy Statement/
Prospectus by reference from FPBB's Annual Report on Form 10-K for the year ended September 30, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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

      ADDITIONAL PROPOSALS FOR CONSIDERATION AT THE RSFC SPECIAL MEETING


     APPROVAL OF PROPOSALS 2 AND 3 REQUIRE THAT THE NUMBER OF VOTES CAST IN FAVOR BY THE RSFC SHAREHOLDERS EXCEED THE NUMBER VOTING AGAINST.



                                  PROPOSAL 2:

                                 AMENDMENT TO
                           ARTICLES OF INCORPORATION
                         TO INCREASE AUTHORIZED SHARES


DESCRIPTION


     The RSFC Board proposes and recommends to the shareholders an amendment to the RSFC Articles increasing the number of authorized shares of RSFC Common Stock from 100,000,000 shares to 500,000,000, increasing the authorized shares of Series B Junior Participating Preferred Stock from 1,000,000 to 5,000,000 and deleting the 7% Cumulative Convertible Preferred Stock, Series C ("Series C Preferred"), therefrom.


     THE TEXT OF THE PROPOSED AMENDMENT TO THE RSFC ARTICLES IS SET FORTH ON ANNEX E TO THIS JOINT PROXY STATEMENT/PROSPECTUS.


PURPOSES AND EFFECTS


     The RSFC Board determined that additional shares of RSFC Common Stock should be authorized to provide shares available for future stock dividends, acquisitions, public offerings and for other corporate purposes and to provide shares available for issuance under the 1997 Performance Incentive Plan. RSFC has no present plans for any such stock dividend, acquisition or offering but expects to continue to review acquisition opportunities as they may become available. Having additional shares of authorized stock available for issuance will give RSFC greater flexibility and may result in future acquisitions or offerings being effected without shareholder approval. Future issuances of such shares could have the effect of diluting existing shareholders.


     The number of authorized shares of the Series B Preferred is to be increased from 1,000,000 to 5,000,000 to correspond to the increase in the number of authorized shares of RSFC Common Stock. The Series B Preferred shares are only issuable upon the exercise of Rights issued under the Shareholders Rights Plan at the rate of one one-hundredth of a share of Series B Preferred for each Right. See "COMPARISON OF RIGHTS OF HOLDERS OF RSFC AND FPBB COMMON STOCK--Certain Anti-Takeover Provisions."


     The provisions of the RSFC Articles providing the preferences, limitations and relative rights of the Series C Preferred are being deleted because all of the Series C Preferred shares have been redeemed. The number of shares of Series C Preferred which had been authorized is 1,035,000. The effect of the deletion of the provisions is to increase the number of shares of Preferred Stock available for future designation by 1,035,000. The RSFC Board does not have any present plans to designate another series of Preferred Stock.


     THE RSFC BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE RSFC ARTICLES.

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                           PROPOSAL 3: AMENDMENT TO
                    REPUBLIC SECURITY FINANCIAL CORPORATION
                        1997 PERFORMANCE INCENTIVE PLAN


PROPOSED AMENDMENT TO THE PLAN

     At the RSFC Special Meeting, the shareholders will consider and act upon a proposal to approve the amendment to the Republic Security Financial Corporation 1997 Performance Incentive Plan (the "Plan") increasing the number of shares of RSFC Common Stock issuable under the Plan from 2,000,000 shares to 5,000,000 shares.

     The Plan provides for grants of stock options, restricted stock, stock appreciation rights, performance units, performance shares, phantom stock and dividend equivalents to key employees (including employees who are officers or directors) and Non-employee Directors (as defined below). The directors approved the amendment to the Plan because they determined that the Plan lacked a sufficient number of shares available for future grants, in particular as a result of an approximately 80% increase in the number of officers and employees to result from the Merger.

     THE RSFC BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE PLAN.

     THE PLAN IS SET FORTH AS ANNEX F TO THIS JOINT PROXY STATEMENT/PROSPECTUS.



DESCRIPTION OF THE PLAN

     GENERAL. The aggregate number of shares of RSFC Common Stock that may be issued or transferred under the Plan prior to the amendment is 2,000,000. If and to the extent grants under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered for any reason without being exercised, the shares of RSFC Common Stock subject to such grants again will be available for grants under the Plan.

     ADMINISTRATION OF THE PLAN. The Plan is administered and interpreted by a Committee (the "Committee") consisting of three or more persons appointed by the RSFC Board, each of whom must be an "outside director" as defined by
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and a "non-employee director" as defined in Rule 16b-3 under the Exchange Act. The Committee has the authority to (i) recommend the individuals to whom grants may be made under the Plan, (ii) recommend the type, size and other terms and conditions of each grant, (iii) recommend the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) recommend amendments to the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan. All recommendations and decisions of the Committee shall be subject to final approval by majority vote of the directors of RSFC who are not employees of RSFC ("Non-employee Directors"). The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to recommend amendment to such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion.

     GRANTS. Grants under the Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code, (ii) "nonqualified stock options" that are not intended to so qualify ("NQSOs"), (iii) Restricted Stock, (iv) SARs, (v) Performance Units,
(vi) Performance Shares, (vii) Phantom Stock and (viii) Dividend Equivalents. All grants are subject to such terms and conditions set forth in the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the Grantee (the "Grant Instrument"). The Committee must approve the form and provisions of each Grant Instrument. Grants under the Plan need not be uniform as among other recipients of the same type of grant.

     ELIGIBILITY FOR PARTICIPATION. Grants may be made to any key employee (including officers and directors) of RSFC and its subsidiaries and Non-employee Directors. As of June 30, 1998, 465 employees and fifteen Non-employee Directors were eligible for grants under the Plan.

     INDIVIDUAL LIMIT ON GRANTS. During any calendar year, no individual may be granted Options or other grants under the Plan that, in the aggregate, may be settled by delivery of more than 100,000 shares of RSFC Common Stock. In addition, with respect to grants the value of which is based on the fair market value of RSFC Common Stock and that may be settled in cash (in whole or in part), no individual may be paid during any calendar year cash amounts relating to such grants that exceed the greater of the fair market value (as defined in the Plan) of the number of shares of RSFC Common Stock set forth in the preceding sentence either at the date of grant or at the date of settlement. Grants that may be settled solely by delivery of RSFC Common Stock will not operate to reduce the amount or value of cash-only grants, and vice versa; nevertheless, grants that may be settled in RSFC Common Stock or cash must not exceed either limitation.


     With respect to grants, the value of which is not based on the fair market value of RSFC Common Stock, no individual may receive during any calendar year cash or shares of RSFC Common Stock with a fair market value at date of settlement that, in the aggregate, exceeds $1,000,000.


     OPTIONS. The Committee fixes the option price per share at the date of grant. The option price of any Option granted under the Plan may be equal to or greater than the fair market value of the underlying shares of RSFC Common Stock on the date of grant, except that the option price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of RSFC, or any parent or subsidiary of RSFC, may not be less than 110% of the fair market value of the underlying shares of RSFC Common Stock on the date of grant. The measure of fair market value of a share of RSFC Common Stock on a particular date is the closing sale price of a share of RSFC Common Stock as reported on the Nasdaq National Market on that date, or if there is not such a sale on that date, then on the last previous date on which such a sale was reported.


     The Committee determines the term of each option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of RSFC, or any parent or subsidiary of RSFC, may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of RSFC Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a Grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.


     The exercisability of stock options will be as determined by the Committee, in its sole discretion, and specified in the Grant Instrument. The Committee, in its sole discretion, may accelerate the exercisability of any Option at any time for any reason. A Grantee may exercise an Option by delivering notice of exercise to the Committee with accompanying payment of the option price.


     A Grantee may pay the option price (i) in cash, (ii) with the approval of the Committee, by delivering shares of RSFC Common Stock owned by the Grantee (including RSFC Common Stock acquired in connection with the exercise of a stock option, subject to such restrictions as the Committee deems appropriate) and having a fair market value on the date of exercise equal to the option price, or (iii) by such other method as the Committee may approve, including attestation (on a form prescribed by the Committee) to ownership of shares of RSFC Common Stock having a fair market value equal to the exercise price or payment through a designated broker. In addition, the Committee may authorize loans by RSFC to Grantees in connection with the exercise of an Option, upon such terms and conditions that the Committee, in its sole discretion, deems appropriate. The Grantee must pay the option price and the amount of any withholding tax due at the time of exercise. Shares of the RSFC Common Stock will not be issued upon exercise of an Option until the option price is fully paid and any required withholding is made.


     If a Grantee ceases to be an employee of RSFC or its subsidiaries for any reason other than disability, death, retirement, or termination by RSFC (or ceases to be a member of the RSFC Board), the Grantee's Option will terminate at the close of business on the Grantee's last day of employment or service as a director. If a Grantee ceases to be an employee of RSFC because the Grantee is disabled

(within the meaning of section 22(e)(3) of the Code) or the Grantee dies or retires, any Option that is otherwise exercisable by the Grantee, will terminate unless exercised within one year after the date on which the Grantee ceases to be an employee or a director. If a Grantee ceases to be an employee of RSFC because the Grantee's employment is terminated by RSFC, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be an employee. In all cases described above, such Options will terminate within any shorter period of time as may be specified by the Committee, but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by RSFC (or ceases to be a director) shall terminate as of such date.


     RESTRICTED STOCK. The Committee may make grants of Restricted Stock. The Committee, in its sole discretion, may determine that RSFC not issue any certificates for shares subject to a Restricted Stock Grant or that RSFC retain possession of any certificates for shares issued pursuant to a Restricted Stock Grant, until all restrictions have lapsed. Shares may be issued for consideration or for no consideration, as the Committee determines. The number of shares of RSFC Common Stock granted to each Grantee shall be determined by the Committee. Grants of Restricted Stock will be made subject to such restrictions and conditions as the Committee may determine in its sole discretion. The Grant Instrument may provide for a period during which the grant will remain subject to certain restrictions, including restrictions on transferability (the "Restriction Period"). During the Restriction Period the Grantee will have the right to receive any dividends or other distributions paid thereon, subject to any restrictions deemed appropriate by the Committee. Unless the Committee otherwise determines, during the Restriction Period a Grantee will not have the right to vote the shares subject to the Restricted Stock Grant. The Grantee may not sell, assign, transfer, pledge or otherwise dispose of such shares except by will or the laws of descent and distribution. If the Grantee ceases to be employed by RSFC during the Restriction Period (or ceases to be a member of the RSFC Board) or if other specified conditions are not met, the Restricted Stock Grant will terminate with respect to all shares as to which the restrictions have not lapsed and those shares must be returned to RSFC.


     STOCK APPRECIATION RIGHTS. The Committee may grant SARs separately or in tandem with any Option. An SAR entitles the Grantee, upon exercise, to receive the amount by which the fair market value of RSFC Common Stock on the date of exercise exceeds the exercise price established by the Committee for the SAR. Such appreciation may be paid in cash, in shares of RSFC Common Stock or a combination of the two, as determined by the Committee. The exercise price of an SAR will be the exercise price of the related Option or, if none, the fair market value of a share of RSFC Common Stock on the date of grant of the SAR, unless the Committee determines otherwise. When a Grantee exercises an SAR, the related Option, if any, will terminate to the extent of an equal number of shares of RSFC Common Stock. Similarly, upon exercise of the related Option, if any, the SARs relating to RSFC Common Stock covered by such exercise will terminate.


     PERFORMANCE UNIT AND PERFORMANCE SHARES. The Committee may grant Performance Units or Performance Shares, which will represent the right of the Grantee to receive an amount based on the value of the Performance Units/Shares if certain performance goals are met. A Performance Unit will have a value based on such measurements or criteria as the Committee determines. A Performance Share will have a value equal to the fair market value of a share of RSFC Common Stock. Such awards will be contingent upon the attainment of such performance goals over a period to be determined by the Committee (the "Performance Period"). The performance goals to be achieved during a Performance Period and the measure of whether and to what degree such goals have been attained will also be determined by the Committee. If the Grantee ceases to be employed by RSFC during the Performance Period or if other specified conditions are not met, the Performance Unit/Share Grant will be forfeited at the close of business on the Grantee's last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. If the Grantee ceases to be employed by RSFC after the expiration of a Performance Period but prior to payment, payment will be made to the Grantee or the successor grantee, if applicable. Non-employee Directors are not eligible to receive Performance Units or Performance Shares.

     PHANTOM STOCK. The Committee may grant Phantom Stock to a Grantee in such amounts and upon such terms, and at any time and from time to time, as determined by the Committee. The initial value of the Phantom Stock will be determined by the Committee at the time of grant and may be greater than, equal to or less than the fair market value of a share of RSFC Common Stock. The Committee may grant dividend equivalents in connection with Phantom Stock granted under the Plan. Such dividends may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of RSFC Common Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.


     The Committee will determine whether the Phantom Stock will be paid in the form of cash, shares of RSFC Common Stock or a combination of the two. Cash payments will be in an amount equal to the fair market value on the payment date of the number of shares of RSFC Common Stock equal to the number of shares of Phantom Stock with respect to which payment is made. The number of shares of RSFC Common Stock distributed in settlement of a Phantom Stock Grant will equal the number of shares of Phantom Stock with respect to which settlement is made. Payment will be made in accordance with the terms and at such times as determined by the Committee at the time of grant. If the Grantee ceases to be employed by RSFC (or a member of the RSFC Board) prior to becoming vested or otherwise entitled to payment, the Grantee's Phantom Stock shall be forfeited at the close of business on the Grantee's last day of employment or service as a director. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.


     DIVIDEND EQUIVALENTS. The Committee may grant Dividend Equivalents to a Grantee in such number and upon such other terms, including in either case the achievement of specific performance goals, and at any time and from time to time, as may be determined by the Committee. Each Dividend Equivalent will represent the right to receive an amount in cash, or shares of RSFC Common Stock having a fair market value, equal to the amount of dividends paid on one share of RSFC Common Stock during such period as may be established by the Committee.


     Dividend Equivalents may be paid currently or accrued as contingent cash obligations, upon such terms as the Committee may establish. The Committee will determine whether Dividend Equivalents will be paid in the form of cash, shares of RSFC Common Stock or a combination of the two. The number of any shares of RSFC Common Stock payable in satisfaction of Dividend Equivalents will be determined by dividing the amount credited to the Grantee with respect to such Dividend Equivalents by the fair market value of a share of RSFC Common Stock on the day instructions are given to RSFC's Chief Financial Officer or transfer agent to issue or purchase such shares. Payment shall be made at such times as determined by the Committee at the time of grant. If the Grantee ceases to be employed by RSFC (or ceases to be a member of the RSFC Board) prior to becoming entitled to payment, the Grantee's Dividend Equivalents shall be forfeited at the close of business on the Grantee's last day of employment or service as a director. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.


     RESTRICTIONS ON TRANSFERABILITY OF GRANTS. No grants under the Plan may be transferred, except by will or the laws of descent and distribution. However, if permitted by the Committee, grants other than ISOs may be transferred pursuant to a domestic relations order, within the meaning of the Code or of Title I of the Employee Retirement Income Security Act of 1974, as amended. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer NQSOs to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of the NQSO and the transferred NQSO continues to be subject to the same terms and conditions as were applicable to the NQSO immediately before the transfer.


     AMENDMENT, TERM AND TERMINATION OF THE PLAN. The Committee may amend or terminate the Plan at any time; provided, however, that the Committee may not amend the Plan without shareholder approval if such approval is required by
Section 162(m) of the Code or the rules of any stock exchange on which the RSFC Common Stock is listed. The Plan became effective on June 27, 1997 and will terminate on June 26, 2007, unless terminated earlier by the Committee or extended by the Committee with approval of the shareholders. No award may be made under the Plan after its termination, but awards made prior thereto may extend beyond the date of termination.


     ADJUSTMENT PROVISIONS. If there is any change in the number or kind of shares of RSFC Common Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares,
(ii) by reason of a merger, reorganization or consolidation in which RSFC is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding RSFC Common Stock as a class without RSFC's receipt of consideration, or if the value of outstanding shares of RSFC Common Stock is substantially reduced as a result of a spinoff or RSFC's payment of an extraordinary dividend or distribution, the maximum number of shares of RSFC Common Stock available for grants, the maximum number of shares of RSFC Common Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of RSFC Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such grants; provided, however, that any fractional shares resulting from such adjustment will be eliminated. If and to the extent that any such change in the number or kind of shares of RSFC Common Stock outstanding is effected solely by application of a mathematical formula (E.G., a 2-for-1 stock split), the adjustment described above will be automatic, without action by the Committee.


     SECTION 162(M). Under Section 162(m) of the Code, RSFC may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. An exception exists, however, for "performance-based compensation," including amounts received upon the exercise of stock options (the exercise price for which is at or above the fair market value of the underlying shares at the date of grant) or stock appreciation rights, if such options or stock appreciation rights are granted pursuant to a plan approved by shareholders that meets certain requirements. The Plan, when approved by shareholders, is intended to make grants of stock options and stock appreciation rights thereunder meet the requirements of "performance-based compensation."


     "Performance-based compensation" also includes remuneration paid upon the attainment of performance goals if specified requirements are met. Section 162(m) of the Code requires that a compensation committee consisting of two or more "outside directors" establish performance goals that must be met before such remuneration may be awarded. The committee also must certify that the performance goals have actually been met before payment of the remuneration. Finally, the business criteria on which performance goals may be based must be disclosed to and approved by the shareholders.


     The Plan provides that any grant to a Grantee who is a "covered employee" within the meaning of Section 162(m), the exercisability or settlement of which is subject to the achievement of performance goals, will qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder. The Committee will specify the performance goals in writing, prior to (or within 90 days after commencement of ) the applicable performance period.


     FEDERAL INCOME TAX CONSEQUENCES. There are no federal income tax consequences to Grantees or to RSFC upon the grant of an NQSO under the Plan. Upon the exercise of NQSOs, a Grantee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares of RSFC Common Stock at the time of exercise over the exercise price of the NQSO, and RSFC generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares of RSFC Common Stock acquired by exercise of an NQSO, a Grantee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares of RSFC Common Stock were held) in an amount equal to the difference between the amount realized upon the sale and the

Grantee's adjusted tax basis in the shares of RSFC Common Stock (the exercise price plus the amount of ordinary income recognized by the Grantee at the time of exercise of the NQSO).


     A Grantee of an ISO will not recognize taxable income upon either the grant or exercise of the ISO. A Grantee who disposes of the shares of RSFC Common Stock acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price (or the Grantee's other tax basis in the shares), and RSFC will not be entitled to any tax deduction by reason of the grant or exercise of the ISO, or the Grantee's disposition of the shares. As a general rule, if a Grantee disposes of the shares of RSFC Common Stock acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and RSFC will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the Grantee held his or her shares of RSFC Common Stock prior to the disposition.


     A Grantee normally will not recognize taxable income upon receiving a Restricted Stock Grant, and RSFC will not be entitled to a deduction, until such RSFC Common Stock is transferable by the Grantee or is no longer subject to a substantial risk of forfeiture for federal income tax purposes, whichever occurs earlier. When the RSFC Common Stock either is transferable or is no longer subject to a substantial risk of forfeiture, the Grantee will recognize ordinary compensation income in an amount equal to the fair market value of the RSFC Common Stock subject to the Restricted Stock Grant (less any amounts paid for such shares) at that time, and RSFC will be entitled to a deduction in the same amount. A Grantee may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Grant is awarded in an amount equal to the fair market value of the RSFC Common Stock (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, RSFC will be entitled to a deduction in the same year. Any gain or loss recognized by the Grantee upon subsequent disposition of the RSFC Common Stock will be capital gain or loss. If, after making the election, any RSFC Common Stock subject to a Restricted Stock Grant is forfeited, or if the market value declines during the Restriction Period, the Grantee is not entitled to any tax deduction or tax refund.


     A Grantee will not recognize any income upon the grant of an SAR. Upon the exercise of an SAR, a Grantee will recognize ordinary compensation income in an amount equal to the difference between the exercise price of shares and the fair market value of the shares on the date of exercise, and RSFC will be entitled to a corresponding deduction.


     A Grantee of Performance Units, Performance Shares or Phantom Stock will not have taxable income at the time of the grant, and RSFC will not be entitled to a deduction at such time. A Grantee will have ordinary income at the time the grant is paid, in the amount of such payment, and RSFC will have a corresponding deduction.


     A Grantee of Dividend Equivalents will recognize ordinary compensation income when paid, in the amount of such payment, and RSFC will have a corresponding deduction.


     Local and state tax authorities may also tax incentive compensation awarded under the Plan.


     TAX WITHHOLDING. RSFC will have the right to deduct from all grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such grants. In the case of Options and other grants paid in RSFC Common Stock, RSFC may require the Grantee or other person receiving such shares to pay to RSFC the amount of any such taxes that RSFC is required to withhold with respect to such grants, or RSFC may deduct from other wages paid by RSFC the amount of any withholding taxes due with respect to such grants. If the Committee so permits, a Grantee may elect to satisfy RSFC's income tax withholding obligation with respect to an Option, SAR, Restricted Stock, Performance Units, Performance Shares, Phantom Stock or Dividend Equivalents, any of which is paid in RSFC Common Stock, by having shares withheld having a fair market value up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.


     NEW PLAN BENEFITS. Because grants are made from time to time by the Committee to those persons whom the Committee determines in its discretion should receive grants, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable.

                               ----------------
                                    ANNEXES

                                      TO
                       JOINT PROXY STATEMENT/PROSPECTUS

                               ----------------

                                                                        ANNEX A
--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                    REPUBLIC SECURITY FINANCIAL CORPORATION
                                      AND
                        FIRST PALM BEACH BANCORP, INC.
                           DATED AS OF MAY 27, 1998
                      (AS AMENDED, AS OF AUGUST 17, 1998)



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                               PAGE
                                                              -----
                           ARTICLE I
                           THE MERGER
1.1      The Merger .........................................   2
1.2      Effective Time .....................................   2
1.3      Effects of the Merger ..............................   2
1.4      Conversion of Company Common Stock .................   2
1.5      Stock Options ......................................   4
1.6      Parent Common Stock ................................   5
1.7      Articles of Incorporation ..........................   5
1.8      By-Laws ............................................   5
1.9      Directors and Officers .............................   5
1.10     Tax Consequences; Accounting Treatment .............   5
1.11     Bank Plan of Merger and Merger Agreement ...........   5
                           ARTICLE II
                       EXCHANGE OF SHARES
2.1      Parent to Make Shares Available ....................   6
2.2      Exchange of Shares .................................   6
                          ARTICLE III
                DISCLOSURE SCHEDULES; STANDARDS
               FOR REPRESENTATIONS AND WARRANTIES
3.1      Disclosure Schedules ...............................   9
3.2      Standards ..........................................   9
                           ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY
4.1      Corporate Organization .............................  10
4.2      Capitalization .....................................  11
4.3      Authority; No Violation ............................  13
4.4      Consents and Approvals .............................  14
4.5      Reports ............................................  14
4.6      Financial Statements ...............................  15
4.7      Broker's Fees ......................................  16
4.8      Absence of Certain Changes or Events ...............  16
4.9      Legal Proceedings ..................................  16
4.10     Taxes ..............................................  17
4.11     Employees ..........................................  17
4.12     SEC Reports ........................................  19
4.13     Company Information ................................  19
4.14     Compliance with Applicable Law .....................  19
4.15     Certain Contracts ..................................  19
4.16     Agreements with Regulatory Agencies ................  20
4.17     Environmental Matters ..............................  21
4.18     Opinion ............................................  22
4.19     Approvals ..........................................  22
4.20     Loan Portfolio .....................................  22
4.21     Property ...........................................  23
4.22     Accounting for the Merger; Reorganization ..........  23

                                                                                  PAGE
                                                                                 -----
                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT
5.1      Corporate Organization ................................................   24
5.2      Capitalization ........................................................   25
5.3      Authority; No Violation ...............................................   26
5.4      Consents and Approvals ................................................   27
5.5      Reports ...............................................................   27
5.6      Financial Statements ..................................................   28
5.7      Broker's Fees .........................................................   29
5.8      Absence of Certain Changes or Events ..................................   29
5.9      Legal Proceedings .....................................................   29
5.10     Taxes .................................................................   29
5.11     Employees .............................................................   30
5.12     SEC Reports ...........................................................   31
5.13     Parent Information ....................................................   31
5.14     Compliance with Applicable Law ........................................   31
5.15     Ownership of Company Common Stock; Affiliates and Associates ..........   31
5.16     Agreements with Regulatory Agencies ...................................   32
5.17     Environmental Matters .................................................   32
5.18     Opinion ...............................................................   33
5.19     Approvals .............................................................   33
5.20     Loan Portfolio ........................................................   33
5.21     Property ..............................................................   34
5.22     Accounting for the Merger; Reorganization .............................   35
                                   ARTICLE VI
                   COVENANTS RELATING TO CONDUCT OF BUSINESS
6.1      Covenants of the Company ..............................................   35
6.2      Covenants of Parent ...................................................   38
6.3      Conduct of Parent's Business ..........................................   39
                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS
7.1      Regulatory Matters ....................................................   39
7.2      Access to Information .................................................   40
7.3      Stockholder Meetings ..................................................   41
7.4      Legal Conditions to Merger ............................................   42
7.5      Affiliates ............................................................   42
7.6      Stock Exchange Listing ................................................   42
7.7      Employee Benefit Plans; Existing Agreements ...........................   42
7.8      Indemnification .......................................................   44
7.9      Additional Agreements .................................................   45
7.10     Coordination of Dividends .............................................   46
7.11     Assumption of Indemnification Obligations .............................   46
7.12     Parent Rights Agreement ...............................................   46
7.13     Amendment of Company Option Plans .....................................   46
7.14     Stock Option Agreement ................................................   47
7.15     Directorships .........................................................   47

                                                                                PAGE
                                                                               -----
                                 ARTICLE VIII
                             CONDITIONS PRECEDENT
 8.1     Conditions to Each Party's Obligation To Effect the Merger ..........   47
 8.2     Conditions to Obligations of Parent .................................   48
 8.3     Conditions to Obligations of the Company ............................   50
                                  ARTICLE IX
                          TERMINATION AND AMENDMENT
 9.1     Termination .........................................................   51
 9.2     Effect of Termination ...............................................   56
 9.3     Amendment ...........................................................   56
 9.4     Extension; Waiver ...................................................   56
                                  ARTICLE X
                              GENERAL PROVISIONS
10.1     Closing .............................................................   56
10.2     Nonsurvival of Representations, Warranties and Agreements ...........   57
10.3     Expenses ............................................................   57
10.4     Notices .............................................................   57
10.5     Interpretation ......................................................   58
10.6     Counterparts ........................................................   58
10.7     Entire Agreement ....................................................   59
10.8     Governing Law .......................................................   59
10.9     Enforcement of Agreement ............................................   59
10.10    Severability ........................................................   59
10.11    Publicity ...........................................................   59
10.12    Assignment; No Third Party Beneficiaries ............................   59

                         AGREEMENT AND PLAN OF MERGER
                      (AS AMENDED, AS OF AUGUST 17, 1998)


     AGREEMENT AND PLAN OF MERGER, dated as of May 27, 1998, between Republic Security Financial Corporation, a Florida corporation ("Parent"), and First Palm Beach Bancorp, Inc., a Delaware corporation (the "Company"). (Parent and the Company are sometimes collectively referred to herein as the "Constituent Corporations".)


     WHEREAS, the Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Parent and the merger (the "Bank Merger") of First Bank of Florida into Republic Security Bank; and


     WHEREAS, as soon as practicable after the execution and delivery of this Agreement, Republic Security Bank, a Florida chartered stock commercial bank and a wholly owned subsidiary of Parent ("Parent Bank", and sometimes referred to herein as the "Surviving Bank"), and First Bank of Florida, a federally chartered stock savings bank and a wholly owned subsidiary of the Company (the "Company Bank"), will enter into a Subsidiary Agreement and Plan of Merger (the "Plan of Merger") providing for the merger (the "Bank Merger") of the Company Bank with and into Parent Bank, and it is intended that the Subsidiary Merger be consummated immediately following the consummation of the Merger; and


     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.


     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER


     1.1 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL") and the Florida Business Corporation Act ("FBCA"), at the Effective Time (as defined in
Section 1.2 hereof), the Company shall merge with and into Parent. Parent shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Florida. The name of the Surviving Corporation shall continue to be Republic Security Financial Corporation. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.


     1.2 EFFECTIVE TIME. The Merger shall become effective on 10:00 a.m. on the Closing Date as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") and Articles of Merger which will be filed with the Florida Secretary of State (the "Florida Secretary") on the Closing Date (as defined in Section 10.1 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.


     1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL and as provided in the FBCA.


     1.4 CONVERSION OF COMPANY COMMON STOCK. (a) At the Effective Time, subject to Section 2.2(e) and Section 9.1(g) hereof, each share of the common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective

Time (other than (i) shares of Company Common Stock held in the Company's treasury, (ii) shares of Company Common Stock held directly or indirectly by Parent or the Company or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof), and (iii) unallocated shares of Company Common Stock held in the Company Bank's Recognition and Retention Plan for Officers and Employees and the Company Bank's Recognition and Retention Plan for Outside Directors (collectively, the "Unallocated RRP Shares")), together with the rights (the "Company Rights") attached thereto issued pursuant to the Rights Agreement, dated as of January 23, 1995, between the Company and Mellon Bank, N.A., as Rights Agent (the "Company Rights Agreement"), shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 4.194 shares (the "Exchange Ratio") of the common stock, par value $.01 per share, of Parent ("Parent Common Stock") (together with the number of Parent Rights (as defined in Section 5.2 hereof) associated therewith). All of the shares of Company Common Stock converted into Parent Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Company Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of Parent Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and
Section 2.2(e) hereof. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.


     (b) At the Effective Time, (i) all shares of Company Common Stock that are owned by the Company as treasury stock, (ii) all shares of Company Common Stock that are owned directly or indirectly by Parent or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or the Company, as the case may be, being referred to herein as "Trust Account Shares") and (y) held by Parent or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Company Common Stock, and shares of Parent Common Stock which are similarly held, whether held directly or indirectly by Parent or the Company, being referred to herein as "DPC Shares")) and (iii) all Unallocated RRP Shares shall be cancelled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. All shares of Parent Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Parent.


     1.5 STOCK OPTIONS. (a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock (each a "Company Option") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company's 1993 Incentive Stock Option Plan and the Company's 1993 Stock Option Plan for Outside Directors (collectively, the "Company Option Plans"), the agreements evidencing grants thereunder and any other agreements between the Company and an optionee regarding Company Options):


     (1) the number of shares of Parent Common Stock to be subject to the new option shall be equal to the product of the number of shares of Company Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and


     (2) the exercise price per share of Parent Common Stock under the new option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.


The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, such Section 424(a) shall override anything to the contrary contained herein. The duration and other terms of the new option shall be the same as the original option except that all references to the Company shall be deemed to be references to Parent.


     (b) Prior to the Effective Time, Parent shall reserve for issuance the number of shares of Parent Common Stock necessary to satisfy Parent's obligations under this Section 1.5. Promptly after the Effective Time (but in no event later than five business days thereafter), Parent shall file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Parent Common Stock subject to options to acquire Parent Common Stock issued pursuant to Section 1.5(a) hereof, and shall use its best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "blue sky" laws, for so long as such options remain outstanding.


     1.6 PARENT COMMON STOCK. Except for shares of Parent Common Stock owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of Parent as contemplated by Section 1.4 hereof, the shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.


     1.7 ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of Parent, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.


     1.8 BY-LAWS. At the Effective Time, the By-Laws of Parent, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.


     1.9 DIRECTORS AND OFFICERS. Except as provided in Section 7.15 hereof, the directors and officers of Parent immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.


     1.10 TAX CONSEQUENCES; ACCOUNTING TREATMENT. It is intended that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code , and (ii) be accounted for as a "pooling-of-interests" under GAAP (as defined herein).


     1.11 BANK PLAN OF MERGER AND MERGER AGREEMENT. As promptly as practicable following the execution of this Agreement, each of Parent and the Company shall cause Parent Bank and the Company Bank, respectively, to enter into the Plan of Merger in accordance with the requirements of Section 658.42, Florida Statutes, and in form and substance usually acceptable to both Parent and the Company, and to submit the Plan of Merger to the Florida Department of Banking and Finance (the "Department") for approval. Subject to and in accordance with the terms and conditions of this Agreement, at the Closing, each of Parent and the Company shall cause Parent Bank and the Company Bank to again execute the Plan of Merger, if it differs in any respect from the counterpart thereof theretofore filed with the Department, and to execute certified copies of the resolutions approving the Plan of Merger by the shareholders of each bank. The Plan of Merger and certified resolutions shall be delivered for filing with the Department. The Plan of Merger shall provide that the Company Bank shall be merged with and into Parent Bank (which shall be the resulting bank in the Bank Merger) at 3:00 p.m. on the afternoon of the Effective Date. Upon effectiveness of the Bank Merger, all of the issued and outstanding shares of the common stock of the Company Bank shall be extinguished and cancelled, and Parent shall be issued a number of shares of the common stock of Parent Bank in such amount as agreed on or before such date by Parent and Parent Bank. The shares of common stock of Parent Bank issued and outstanding immediately prior to effectiveness of the Bank Merger shall remain issued and outstanding and unaffected by the Bank Merger.



                                  ARTICLE II

                              EXCHANGE OF SHARES


     2.1 PARENT TO MAKE SHARES AVAILABLE. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company (which may be a Subsidiary of Parent) (the "Exchange Agent") selected by Parent and reasonably satisfactory to the Company, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock.


     2.2 EXCHANGE OF SHARES. (a) As soon as practicable after the Effective Time, and in no event more than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.


     (b) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Parent Common Stock represented by such Certificate.


     (c) If any certificate representing shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.


     (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Parent Common Stock as provided in this
Article II.


     (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash determined by multiplying (i) the average of the last reported sale prices per share of Parent Common Stock on the Nasdaq Stock Market's National Market (the "NASDAQ/NMS") as reported by THE WALL STREET JOURNAL for the ten trading days immediately preceding the date on which the Effective Time shall occur by (ii) the fraction of a share of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.4 hereof.


     (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for six months after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their shares of Parent Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.


     (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.



                                  ARTICLE III

                        DISCLOSURE SCHEDULES; STANDARDS
                      FOR REPRESENTATIONS AND WARRANTIES


     3.1 DISCLOSURE SCHEDULES. Prior to the execution and delivery of this Agreement, the Company has delivered to Parent, and Parent has delivered to the Company, a schedule (in the case of the Company, the "Company Disclosure Schedule," and in the case of Parent, the "Parent Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Parent, or to one or more of such party's covenants contained in Article VI; PROVIDED, HOWEVER, that notwithstanding anything in this Agreement to the contrary (a) no such item is required to be set forth in the Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 3.2, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect (as defined herein) with respect to either the Company or Parent, respectively.



     3.2 STANDARDS. (a) No representation or warranty of the Company contained in Article IV or of Parent contained in Article V shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Parent, has had a Material Adverse Effect with respect to the Company or Parent, respectively.


     (b) As used in this Agreement, the term "Material Adverse Effect" means, with respect to Parent or the Company, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (w) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (x) any change in GAAP (as defined herein) or regulatory accounting principles applicable to banks, thrifts or their holding companies generally, (y) any action or omission of the Company or Parent or any Subsidiary of either of them taken with the prior written consent of the other party hereto, or (z) any expenses incurred by such party in connection with this Agreement or the transactions contemplated hereby or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby.



                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     Subject to Article III, and except as disclosed in the Company Disclosure Schedule, the Company hereby represents and warrants to Parent as follows:


     4.1 CORPORATE ORGANIZATION. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Company is duly registered as a unitary savings and loan holding company under the Home Owners' Loan Act, as amended (the "HOLA"). The Certificate of Incorporation and By-laws of the Company, copies of which have previously been made available to Parent, are true and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.


     (b) The Company Bank is a stock savings bank duly organized, validly existing and in good standing under the laws of the United States of America. The deposit accounts of the Company Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings

Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of the Company's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Except as set forth on Section 4.1(b) of the Company Disclosure Schedule, the certificate of incorporation, by-laws and similar governing documents of each Subsidiary of the Company, copies of which have previously been made available to Parent, are true and correct copies of such documents as in effect as of the date of this Agreement.


     (c) The minute books of the Company and each of its Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1995 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).


     4.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of May 27, 1998, there were 5,076,996 shares of Company Common Stock outstanding and 419,379 shares of Company Common Stock held by the Company as treasury stock. As of May 27, 1998, there were (i) no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for (x) 435,907 shares of Company Common Stock reserved for issuance pursuant to the Company Option Plans and described in Section 4.2(a) of the Company Disclosure Schedule and (y) 1,010,322 shares of Company Common Stock reserved for issuance upon exercise of the option (the "Option") to be issued to Parent pursuant to the Stock Option Agreement to be entered into on the date hereof, between Parent and Company (the "Stock Option Agreement") and
(ii) no shares of Company Preferred Stock issued or outstanding, held in the Company's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise, except for 100,000 shares designated as Series A Junior Participating Preferred Stock reserved for issuance upon exercise of the Company Rights. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in
Section 4.2(a) of the Company Disclosure Schedule, and except for the Stock Option Agreement, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or Company Preferred Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company. The names of the optionees, the date of each option to purchase Company Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Company Option Plans are set forth in Section 4.2(a) of the Company Disclosure Schedule.


     (b) Section 4.2(b) of the Company Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of the Company. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of such Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by Parent with
Section 1.5 hereof, and except as provided in Section

4.2(b) of the Company Disclosure Schedule, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries.


     4.3 AUTHORITY; NO VIOLATION. (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of the Company's stockholders, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.


     (b) Except as set forth in Section 4.3(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will
(i) violate any provision of the Certificate of Incorporation or By-Laws of the Company or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.


     4.4 CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), the Home Owners' Loan Act (the "HOLA") and the Bank Merger Act and approval of such applications and notices, (b) the approval of the Department pursuant to /section//section/ 655.412, 658.41-.45 Florida Statutes (the "State Banking Approval"), (c) the filing with the SEC of a joint proxy statement in definitive form relating to the meetings of the Company's stockholders and Parent's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement") and the filing and declaration of effectiveness of the registration statement on Form S-4 (the "S-4") in which the Proxy Statement will be included as a prospectus, (d) the approval of this Agreement by the requisite vote of the stockholders of the Company, (e) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL and the filing of the Articles of Merger with the Florida Secretary, (f) approval for quotation of the Parent Common Stock to be issued in the Merger on the NASDAQ/NMS, and (g) such filings, authorizations or approvals as may be set forth in Section 4.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by the Company of this Agreement and (2) the consummation by the Company of the Merger and the other transactions contemplated hereby.


     4.5 REPORTS. The Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (i) the OTS, (ii) the FDIC, (iii) the Department (each a "State Regulator") and (iv) any other self-regulatory organization ("SRO") (collectively with the Federal Reserve Board, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, and except as set forth in Section 4.5 of the Company Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1995. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.


     4.6 FINANCIAL STATEMENTS. The Company has previously made available to Parent copies of (a) the consolidated statements of financial condition of the Company and its Subsidiaries as of September 30, for the fiscal years 1996 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to the Company, and (b) the unaudited consolidated statements of financial condition of the Company and its Subsidiaries as of March 31, 1998 and March 31, 1997 and the related unaudited consolidated statements of operations, cash flows and changes in stockholders' equity for the six-month periods then ended as reported in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998 filed with the SEC under the Exchange Act. The September 30, 1997 consolidated statement of financial condition of the Company (including the related notes, where applicable) fairly presents the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section
4.6 (including the related notes, where applicable) fairly present, and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed with the SEC after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.


     4.7 BROKER'S FEES. Neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that the Company has engaged, and will pay a fee or commission to, Keefe, Bruyette & Woods, Inc. ("KBW") in accordance with the terms of a letter agreement between KBW and the Company, a true and correct copy of which has been previously made available by the Company to Parent.

     4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as may be set forth in Section 4.8(a) of the Company Disclosure Schedule, or as disclosed in any Company Report (as defined in Section 4.12) filed with the SEC prior to the date of this Agreement, since September 30, 1997, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on the Company.


     (b) Except as set forth in Section 4.8(b) of the Company Disclosure Schedule or as disclosed in any Company Report filed with the SEC prior to the date of this Agreement, since September 30, 1997, the Company and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.


     (c) Except as set forth in Section 4.8(c) of the Company Disclosure Schedule, since March 31, 1998, neither the Company nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of March 31, 1998 (which amounts have been previously disclosed to Parent), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except for salary increases and bonus payments made in the ordinary course of business consistent with past practices), (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iv) had any union organizing activities.


     4.9 LEGAL PROCEEDINGS. (a) Except as set forth in Section 4.9(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.


     (b) Except as set forth in Section 4.9(b) of the Company Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.


     4.10 TAXES. (a) Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct in all material respects, and (ii) paid in full or made adequate provision in the financial statements of the Company (in accordance with GAAP) for all material Taxes (as hereinafter defined) shown to be due on such Tax Returns. Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, (i) as of the date hereof neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and (ii) as of the date hereof, with respect to each taxable period of the Company and its Subsidiaries, the federal and state income Tax Returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review.


     (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.


     4.11 EMPLOYEES. (a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan,

"welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to (the "Plans") by the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate.


     (b) The Company has heretofore made available to Parent with respect to each of the Plans true and correct copies of each of the following documents if applicable: (i) the Plan document; (ii) the actuarial report for such Plan for each of the last two years, (iii) the most recent determination letter from the Internal Revenue Service for such Plan and (iv) the most recent summary plan description and related summaries of material modifications.


     (c) Except as set forth in Section 4.11(c) of the Company Disclosure
Schedule: each of the Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Plans intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the IRS; no Plan has an accumulated or waived funding deficiency within the meaning of section 412 of the Code; neither the Company nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of the Company no proceedings have been instituted to terminate any Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in section 4043(c) of ERISA, has occurred with respect to any Plan (other than a reportable event with respect to which the thirty day notice period has been waived); and no condition exists that presents a material risk to the Company of incurring a liability to or on account of a Plan pursuant to Title IV of ERISA; no Plan is a multiemployer plan (within the meaning of section 4001(a)(3) of ERISA and no Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.


     4.12 SEC REPORTS. The Company has previously made available to Parent a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1995 by the Company with the SEC pursuant to the Securities Act or the Exchange Act (the "Company Reports") and (b) communication mailed by the Company to its stockholders since December 31, 1995, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. The Company has timely filed all Company Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Company Reports complied with the published rules and regulations of the SEC with respect thereto.


     4.13 COMPANY INFORMATION. The information relating to the Company and its Subsidiaries which is provided to Parent by the Company for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.


     4.14 COMPLIANCE WITH APPLICABLE LAW. The Company and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any

Governmental Entity relating to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received notice of any violations of any of the above.


     4.15 CERTAIN CONTRACTS. (a) Except as set forth in Section 4.15(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract (whether written or oral) (i) with respect to the employment of any directors or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries to any director or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company Reports, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 90 days or less notice involving the payment of more than $250,000 per annum, or (v) which materially restricts the conduct of any line of business by the Company or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 4.15(a), whether or not set forth in Section 4.15(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract". The Company has previously delivered or made available to Parent true and correct copies of each Company Contract.


     (b) Except as set forth in Section 4.15(b) of the Company Disclosure Schedule, (i) each Company Contract described in clause (iii) of Section 4.15(a) is valid and binding and in full force and effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract described in clause (iii) of Section 4.15(a), (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries under any Company Contract described in clause (iii) of Section 4.15(a), and (iv) no other party to any Company Contract described in clause (iii) of Section 4.15(a) is, to the knowledge of the Company, in default in any respect thereunder.


     4.16 AGREEMENTS WITH REGULATORY AGENCIES. Except as set forth in Section
4.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.16 of the Company Disclosure Schedule, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.


     4.17 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.17 of the Company Disclosure Schedule:


     (a) Each of the Company and its Subsidiaries and, to the knowledge of the Company, each of the Participation Facilities and the Loan Properties (each as hereinafter defined), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");


     (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property;


     (c) To the knowledge of the Company, during the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(z) the Company's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of the Company, prior to the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(z) the Company's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and


     (d) The following definitions apply for purposes of this Section 4.17: (x) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (y) "Loan Property" means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (z) "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.


     4.18 OPINION. Prior to the execution of this Agreement, the Company has received an opinion from KBW to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the stockholders of the Company from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.


     4.19 APPROVALS. As of the date of this Agreement, the Company knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.


     4.20 LOAN PORTFOLIO. (a) Except as set forth in Section 4.20 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), other than Loans the unpaid principal balance of which does not exceed $250,000, under the terms of which the obligor was, as of April 30, 1998, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or five percent or greater stockholder of the Company or any of its Subsidiaries, or to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.
Section 4.20 of the Company Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $250,000 of the Company or any of its Subsidiaries that as of April 30, 1998, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company and its Subsidiaries that as of April 30, 1998, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of the Company that as of April 30, 1998, was classified as "Other Real Estate Owned" and the book value thereof.


     (b) Each Loan in original principal amount in excess of $250,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.


     4.21 PROPERTY. Each of the Company and its Subsidiaries has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the consolidated statement of financial condition of the Company as of March 31, 1998 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business,
(iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which the Company or any Subsidiary of the Company, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto, is in default thereunder.


     4.22 ACCOUNTING FOR THE MERGER; REORGANIZATION. The Company has no reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.



                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PARENT


     Subject to Article III, Parent hereby represents and warrants to the Company as follows:


     5.1 CORPORATE ORGANIZATION. (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Parent is duly registered as a bank holding company under the BHC Act. The Articles of Incorporation and By-laws of Parent, copies of which have previously been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.


     (b) Parent Bank is a bank duly organized, validly existing and in good standing under the laws of the State of Florida. The deposit accounts of the Parent Bank are insured by the FDIC through the Bank Insurance Fund and the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Each of Parent's other Subsidiaries which is a "Significant Subsidiary" (each a "Significant Subsidiary" and together the "Significant Subsidiaries") as such term is defined in Regulation S-X promulgated by the SEC is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Significant Subsidiary of Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The articles of incorporation and by-laws of the Parent Bank, copies of which have previously been made available to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (c) The minute books of Parent and each of its Significant Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1995 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).


     5.2 CAPITALIZATION. (a) As of the date of this Agreement, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). As of May 27, 1998, there were 24,288,036 shares of Parent Common Stock and no shares of Parent Preferred Stock issued and outstanding, and no shares of Parent Common Stock held in Parent's treasury. As of the date of this Agreement, no shares of Parent Common Stock or Parent Preferred Stock were reserved for issuance, except that (i) 1,190,017 shares of Parent Common Stock were reserved for issuance upon the exercise of stock options and warrants pursuant to the stock option plans listed in Section 5.11 of the Parent Disclosure Schedule (collectively, the "Parent Stock Plans"), (ii) 1,000,000 shares of Parent Series B Preferred Stock were reserved for issuance upon exercise of the rights (the "Parent Rights") distributed to holders of Parent Common Stock pursuant to the Rights Agreement, dated as of April 14, 1995, between Parent and IBJ Schroder Bank and Trust Company, as Rights Agent (the "Parent Rights Agreement") and (iii) 1,040,000 shares of Parent Common Stock were reserved for issuance upon consummation of the transaction contemplated by the Agreement and Plan of Merger, dated as of March 26, 1998, by and between Parent and Unifirst Federal Savings Bank (the "Unifirst Merger Agreement"). All of the issued and outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or reflected in Section 5.2(a) of the Parent Disclosure Schedule, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or Parent Preferred Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock or Parent Preferred Stock. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.


     (b) Section 5.2(b) of the Parent Disclosure Schedule sets forth a true and correct list of all of the Parent Subsidiaries as of the date of this Agreement. Except as set forth in Section 5.2(b) of the Parent Disclosure Schedule, as of the date of this Agreement, Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of Parent, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of Parent has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Parent calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.


     5.3 AUTHORITY; NO VIOLATION. (a) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of Parent has directed that this Agreement and the transactions contemplated hereby be submitted to Parent's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of Parent's stockholders, no other corporate proceedings on the part of Parent are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.


     (b) Except as set forth in Section 5.3(b) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or By-Laws of Parent, or the articles of incorporation or by-laws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.


     5.4 CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act, the HOLA and the Bank Merger Act, and approval of such applications and notices,
(b) the State Banking Approval, (c) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the S-4, (d) the approval of this Agreement by the requisite vote of the stockholders of Parent,
(e) the filing of the Certificate of Merger with the Delaware Secretary and the Articles of Merger with the Florida Secretary, (f) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, (g) approval for quotation of the Parent Common Stock to be issued in the Merger on the NASDAQ/NMS, and (h) such filings, authorizations or approvals as may be set forth in Section 5.4 of the Parent Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Parent of this Agreement and (2) the consummation by Parent of the Merger and the other transactions contemplated hereby.


     5.5 REPORTS. Parent and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Parent and its Subsidiaries, and except as set forth in Section 5.5 of Parent Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since December 31, 1995. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Parent or any of its Subsidiaries.


     5.6 FINANCIAL STATEMENTS. Parent has previously made available to the Company copies of (a) the consolidated statements of financial condition of Parent and its Subsidiaries as of December 31 for the fiscal years 1996 and 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to Parent, and (b) the unaudited consolidated statements of financial condition of Parent and its Subsidiaries as of March 31, 1998 and March 31, 1997 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the three-month periods then ended as reported in Parent's Quarterly Report on Form 10-Q for the period ended March 31, 1998 filed with the SEC under the Exchange Act. The December 31, 1997 consolidated balance sheet of Parent (including the related notes, where applicable) fairly presents the consolidated financial position of Parent and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 5.6 (including the related notes, where applicable) fairly present and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed with the SEC after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Parent and its Significant Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

     5.7 BROKER'S FEES. Neither Parent nor any Subsidiary of Parent, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Parent has engaged, and will pay a fee or commission to, Sandler, O'Neill & Partners, L.P., ("Sandler O'Neill").

     5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as may be set forth in
Section 5.8 of the Parent Disclosure Schedule, or as disclosed in any Parent Report (as defined in Section 5.12) filed with the SEC prior to the date of this Agreement, since December 31, 1997, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Parent.

     5.9 LEGAL PROCEEDINGS. (a) Except as set forth in Section 5.9(a) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any and there are no pending or, to Parent's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

     (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries.

     5.10 TAXES. Except as set forth in Section 5.10 of the Parent Disclosure Schedule, each of Parent and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all material Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct in all material respects, and (ii) paid in full or made adequate provision in the financial statements of Parent (in accordance with GAAP) for all material Taxes shown to be due on such Tax Returns. Except as set forth in Section 5.10 of the Parent Disclosure Schedule, (i) as of the date hereof, neither Parent nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and (ii) as of the date hereof, with respect to each taxable period of Parent and its Subsidiaries, the federal and state income Tax Returns of Parent and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review.

     5.11 EMPLOYEES. (a) Section 5.11(a) of the Parent Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan,

"welfare" plan, fund or program (within the meaning of section 3(1) of the ERISA); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to as of the date of this Agreement (the "Parent Plans") by Parent, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), all of which together with Parent would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of Parent, any Subsidiary or any Parent ERISA Affiliate.


     (b) Except as set forth in Section 5.11(b) of the Parent Disclosure
Schedule: each of the Parent Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Parent Plans intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the IRS; no Parent Plan has an accumulated or waived funding deficiency within the meaning of section 412 of the Code; neither Parent nor any Parent ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Parent Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of Parent no proceedings have been instituted to terminate any Parent Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in section 4043(c) of ERISA, has occurred with respect to any Parent Plan (other than a reportable event with respect to which the thirty day notice period has been waived); and no condition exists that presents a material risk to Parent of incurring a liability to or on account of a Parent Plan pursuant to Title IV of ERISA; no Parent Plan is a multiemployer plan (within the meaning of section 4001(a)(3) of ERISA and no Parent Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or, to the knowledge of Parent, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Plans or any trusts related thereto.


     5.12 SEC REPORTS Parent has previously made available to the Company a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1995 by Parent with the SEC pursuant to the Securities Act or the Exchange Act (the "Parent Reports") and (b) communication mailed by Parent to its stockholders since December 31, 1995, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Parent has timely filed all Parent Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Parent Reports complied with the published rules and regulations of the SEC with respect thereto.


     5.13 PARENT INFORMATION. The information relating to Parent and its Subsidiaries to be contained in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 will comply with the provisions of the Securities Act and the rules and regulations thereunder.


     5.14 COMPLIANCE WITH APPLICABLE LAW. Parent and each of its Subsidiaries holds, and has at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries and neither Parent nor any of its Subsidiaries knows of, or has received notice of violation of, any violations of any of the above.

     5.15 OWNERSHIP OF COMPANY COMMON STOCK; AFFILIATES AND ASSOCIATES. (a) Neither Parent nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company (other than Trust Account Shares and DPC Shares); and


     (b) Neither Parent nor any of its Subsidiaries is an "affiliate" (as such term is defined in DGCL /section/203(c)(1)) or an "associate" (as such term is defined in DGCL /section/203(c)(2)) of the Company or an "Interested Stockholder" (as such term is defined in Article Eighth of the Company's Certificate of Incorporation).


     5.16 AGREEMENTS WITH REGULATORY AGENCIES. Except as set forth in Section
5.16 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 5.16 of the Parent Disclosure Schedule, a "Parent Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Parent or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Parent Regulatory Agreement.


     5.17 ENVIRONMENTAL MATTERS. Except as set forth in Section 5.17 of the Parent Disclosure Schedule:


     (a) Each of Parent and its Subsidiaries and, to the knowledge of Parent, each of the Participation Facilities and the Loan Properties (each as hereinafter defined), are in compliance with all Environmental Laws;


     (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of Parent, threatened, before any Governmental Entity or other forum in which Parent, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by Parent or any of its Subsidiaries, any Participation Facility or any Loan Property;


     (c) To the knowledge of Parent during the period of (x) Parent's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Parent's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of Parent, prior to the period of (x) Parent's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Parent's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and


     (d) The following definitions apply for purposes of this Section 5.17: (x) "Loan Property" means any property in which Parent or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which Parent or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.


     5.18 OPINION. Prior to the execution of this Agreement, Parent has received an opinion from Sandler O'Neill to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to Parent. Such opinion has not been amended or rescinded as of the date of this Agreement.


     5.19 APPROVALS. As of the date of this Agreement, Parent knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.


     5.20 LOAN PORTFOLIO. (a) Except as set forth in Section 5.20 of Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any written or oral (i) Loan, other than Loans the unpaid principal balance of which does not exceed $250,000, under the terms of which the obligor was, as of April 30, 1998, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or five percent or greater stockholder of Parent or any of its Subsidiaries, or to the knowledge of Parent, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 5.20 of Parent Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $250,000 of Parent or any of its Subsidiaries that as of April 30, 1998, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of Parent and its Subsidiaries that as of April 30, 1998, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of Parent that as of April 30, 1998, was classified as "Other Real Estate Owned" and the book value thereof.


     (b) Each Loan in original principal amount in excess of $250,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.


     5.21 PROPERTY. Each of Parent and its Subsidiaries has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, and which are reflected on the consolidated statement of financial condition of Parent as of March 31, 1998 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, (iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which Parent or any Subsidiary of Parent, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party thereto is in default thereunder.


     5.22 ACCOUNTING FOR THE MERGER; REORGANIZATION. As of the date of this Agreement, Parent has no reason to believe that the Merger will fail to qualify
(i) for pooling-of-interests treatment under GAAP or (ii) as a reorganization under Section 368(a) of the Code.


                                  ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS


     6.1 COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or the Stock Option Agreement or with the prior written consent of Parent, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement or the Stock Option Agreement or consented to in writing by Parent, the Company shall not, and shall not permit any of its Subsidiaries to:


     (a) solely in the case of the Company, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than normal quarterly dividends not in excess of $0.175 per share of Company Common Stock;


     (b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof) any shares of the capital stock of the Company or any Subsidiary of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any Subsidiary of the Company,(ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clauses (ii) and (iii), for the issuance of Company Common Stock upon the exercise or fulfillment of rights or options issued or existing pursuant to the Company Option Plans or any employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement and in accordance with their present terms;


     (c) amend its Certificate of Incorporation, By-laws or other similar governing documents;


     (d) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or, subject to the fiduciary duties of the Board of Directors of the Company, recommend or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a takeover proposal; PROVIDED, HOWEVER, that the Company may communicate information about any such takeover proposal to its stockholders if, in the judgment of the Company's Board of Directors, based upon the advice of outside counsel, such communication is required under applicable law. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Parent with respect to any of the foregoing. The Company will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.1(d). The Company will notify Parent immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, and the Company will promptly inform Parent in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company other than the transactions contemplated or permitted by this Agreement;


     (d) make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $500,000 in the aggregate;


     (f) enter into any new line of business;


     (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;


     (h) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;


     (i) change its methods of accounting in effect at March 31, 1998, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;


     (j) (i) except as set forth in Section 7.13 hereof, as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between the Company or any Subsidiary of the Company and one or more of its current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares); PROVIDED, HOWEVER, that nothing contained herein shall prohibit the Company from (x) paying retention bonuses as described in Section 6.1(j) of the Company Disclosure Schedule, or (y) paying, on or immediately prior to the Closing Date, discretionary bonuses in respect of fiscal 1998 in a manner consistent with past practice and in an aggregate amount not to exceed $300,000;


     (k) take or cause to be taken any action which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or a reorganization under
Section 368(a) of the Code;


     (l) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;


     (m) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;


     (n) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;


     (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date; or


     (p) agree to do any of the foregoing.


     6.2 COVENANTS OF PARENT. Except as set forth in Section 6.2 of the Parent Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by the Company, Parent shall not, and shall not permit any of its Subsidiaries to:


     (a) solely in the case of Parent, declare or pay any dividends on or make any other distributions in respect of any of its capital stock other than its current quarterly dividends; provided, however, that nothing contained herein shall prohibit Parent from increasing the quarterly cash dividend on the Parent Common Stock in a manner consistent with past practice;

     (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;


     (c) take any action or enter into any agreement that could reasonably be expected to jeopardize or delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c));


     (d) change its methods of accounting in effect at March 31, 1998, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by Parent's independent auditors;


     (e) take or cause to be taken any action which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or a reorganization under
Section 368(a) of the Code; or


     (f) agree to do any of the foregoing.


     6.3 CONDUCT OF PARENT'S BUSINESS. Parent shall, and Parent shall cause the Parent Banks to, conduct its business in substantially the same manner as heretofore conducted.



                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS


     7.1 REGULATORY MATTERS. (a) Parent and the Company shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and each of the Company and Parent shall thereafter mail the Proxy Statement to its respective stockholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.


     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). The Company and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.


     (c) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) Parent and the Company shall promptly furnish each other with copies of written communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.


     7.2 ACCESS TO INFORMATION. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as the other party may reasonably request. Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.


     (b) All information furnished to Parent pursuant to Section 7.2(a) shall be subject to, and Parent shall hold all such information in confidence in accordance with, the provisions of the confidentiality agreement, (the "Confidentiality Agreement"), between Parent and the Company. The Company shall have the same obligations to Parent under the Confidentiality Agreement with respect to information furnished to the Company pursuant to Section 7.2(a) as if the Company were the receiving party under such agreement.


     (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.


     7.3 STOCKHOLDER MEETINGS. The Company and Parent each shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby. The Company and Parent each will, through its Board of Directors, subject, in the case of the Company, to the fiduciary duties of such board, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement. The Company and Parent shall coordinate and cooperate with respect to the foregoing matters, with a view towards, among other things, holding the respective meetings of each party's stockholders on the same day.


     7.4 LEGAL CONDITIONS TO MERGER. Each of Parent and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger or the Bank Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the Merger or the Bank Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.


     7.5 AFFILIATES. (a) Each of Parent and the Company shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.5(a) hereto (in the case of affiliates of Parent) or Exhibit 7.5(b) hereto (in the case of affiliates of the Company).


     (b) Parent shall publish, not later than 15 days after the end of the first full calendar month following the month in which the Effective Time occurs, financial results covering at least 30 days of post-Merger combined operations as contemplated by SEC Accounting Series Release No. 135.


     7.6 STOCK EXCHANGE LISTING. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for quotation on the NASDAQ/NMS, subject to official notice of issuance, as of the Effective Time.


     7.7 EMPLOYEE BENEFIT PLANS; EXISTING AGREEMENTS. (a) As of the Effective Time, the employees of the Company and its Subsidiaries (the "Company Employees") shall be eligible to participate in the employee benefit plans of Parent and its Subsidiaries in which similarly situated employees of Parent or Parent Bank participate, to the same extent as similarly situated employees of Parent or Parent Bank (it being understood that inclusion of Company Employees in such employee benefit plans may occur at different times with respect to different plans).


     (b) With respect to each Parent Plan, for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Parent; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each Parent Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Plan. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Parent Plan.


     (c) As of the Effective Time, Parent shall assume and honor and shall cause the appropriate Subsidiaries of Parent to assume and to honor in accordance with their terms all employment, severance and other compensation agreements, plans and arrangements existing prior to the execution of this Agreement which are between the Company or any of its Subsidiaries and any director, officer or employee thereof and which have been disclosed in the Company Disclosure Schedule. Parent acknowledges and agrees that (i) the Merger constitutes a "Change of Control" for all purposes pursuant to such agreements and arrangements and (ii) in light of Parent's plans relating to management assignments and responsibilities with respect to the business of Parent from and after the Effective Time, each director, officer or employee who is a party to, or is otherwise subject to, any such agreement or arrangement will, upon consummation of the Merger, have "Good Reason" to terminate employment thereunder. The provisions of this Section 7.7(c) are intended to be for the benefit of, and shall be enforceable by, each such director, officer or employee.


     (d) Parent agrees that, during the three-month period following the Effective Time, no Company Employee shall be terminated for "cause" (as defined in the Company Option Plans) unless such Company Employee has been given written notice of such termination at least ten business days prior to the date of termination. This Section 7.7(d) is intended to be for the benefit of, and shall be enforceable by, each such Company Employee.


     7.8 INDEMNIFICATION. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Company, any of the Subsidiaries of the Company or any of their respective predecessors or affiliates or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Parent shall indemnify and hold harmless, as and to the extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent; PROVIDED, HOWEVER, that
(1) Parent shall have the right to assume the defense thereof and upon such assumption Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Parent shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties,
(3) Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, provided that the failure to so notify shall not affect the obligations of Parent under this Section 7.8 except to the extent such failure to notify materially prejudices Parent. Parent's obligations under this Section 7.8 shall continue in full force and effect without time limit from and after the Effective Time.


     (b) Parent shall cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; PROVIDED, HOWEVER, that in no event shall Parent be required to expend on an annual basis more than 200% of the current amount expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 7.8(b), Parent shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.


     (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this section.


     (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     7.9 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Plan Merger or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Bank Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.


     7.10 COORDINATION OF DIVIDENDS. After the date of this Agreement each of Parent and the Company shall coordinate with the other the declaration of any dividends in respect of the Parent Common Stock and the Company Common Stock and the record dates and payments dates relating thereto, it being the intention of the parties that the holders of Parent Common Stock or Company Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Parent Common Stock and/or Company Common Stock and any shares of Parent Common Stock any holder of Company Common Stock receives in exchange therefor in the Merger.


     7.11 ASSUMPTION OF INDEMNIFICATION OBLIGATIONS. As of the Effective Time, Parent shall assume all of the Company's obligations under Section 9.9 of the Agreement and Plan of Merger, dated as of May 31, 1995, by and between the Company and PBS Financial Corp. (the "PBS Merger Agreement"). If Parent or any of its successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in Section
9.9 of the PBS Merger Agreement.


     7.12 PARENT RIGHTS AGREEMENT. Parent agrees that Parent Rights shall be issued with respect to each share of Parent Common Stock issued pursuant to the terms hereof regardless of whether there has occurred a "Distribution Date" under the terms of the Parent Rights Agreement prior to the Effective Time, and Parent shall take all action necessary or advisable to enable the holder of each share of Parent Common Stock issued pursuant to this Agreement to obtain the benefit of such Parent Rights notwithstanding their prior distribution, including, without limitation, amendment of the Parent Rights Agreement.


     7.13 AMENDMENT OF COMPANY OPTION PLANS. With respect to any Company Option which provides the holder thereof with the right to surrender such Company Option in exchange for a cash payment under certain circumstances following a "Change of Control" (as defined in the Company Option Plans), the Company shall use its reasonable best efforts to obtain, as soon as practicable following the date of this Agreement, the consent of such option holder to an amendment of the Company Option Plan under which such Company Option was granted providing for the replacement of such cash-out right with a right to surrender all or part of such Company Option in exchange for a number of shares of Company Common Stock having an aggregate value equal to the excess of (x) the aggregate Fair Market Value (as defined in the Company Option Plans), as of the date of surrender of such Company Option, of the shares of Company Common Stock underlying the portion of such Company Option being surrendered over (y) the aggregate exercise price of such portion of the Company Option.


     7.14 STOCK OPTION AGREEMENT. Concurrently with the execution and delivery of this Agreement, Parent and the Company agree to execute and deliver the Stock Option Agreement in the form attached hereto as Annex A.


     7.15 DIRECTORSHIPS. Parent shall cause its Board of Directors to be expanded by three members and shall appoint those persons selected by the Company from among those persons currently serving on the Company's Board of Directors (such persons, and any substitute person as provided in the last sentence of this paragraph, the "Nominees") to fill the vacancies on Parent's Board of Directors created by such increase at the Effective Time. In the event any Nominee shall be appointed or elected to a class of directors of Parent the term of which class of directors expires prior to December 31, 2000, Parent shall include such person on the list of nominees for director presented by the Board of Directors of Parent and for which said Board shall solicit proxies at the annual meeting of stockholders of Parent following the Effective Time at which directors are elected for such class. In the event that any Nominee is unable to serve as a director of Parent as a result of death, illness, resignation or any other reason, Parent shall elect another member of the Company's Board of Directors as a substitute nominee in accordance with this Section 7.15.



                                 ARTICLE VIII

                             CONDITIONS PRECEDENT


     8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:



     (a) STOCKHOLDER APPROVALS. This Agreement shall have been approved and adopted by the requisite votes of the holders of the outstanding shares of Company Common Stock and Parent Common Stock under applicable law.


     (b) LISTING OF SHARES. The shares of Parent Common Stock which shall be issued to the stockholders of the Company upon consummation of the Merger shall have been authorized for quotation on the NASDAQ/NMS, subject to official notice of issuance.


     (c) OTHER APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").


     (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.


     (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or the Bank Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Bank Merger.


     8.2 CONDITIONS TO OBLIGATIONS OF PARENT. The obligation of Parent to effect the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:


     (a) REPRESENTATIONS AND WARRANTIES. (i) Subject to Section 3.2, the representations and warranties of the Company set forth in this Agreement (other than those set forth in Section 4.2 and Section 4.10) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of the Company set forth in Section 4.2 and Section 4.10 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

     (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.


     (c) NO PENDING GOVERNMENTAL ACTIONS. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.


     (d) FEDERAL TAX OPINION. Parent shall have received an opinion from Morgan, Lewis & Bockius LLP, counsel to Parent ("Parent's Counsel"), in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:


       (i) No gain or loss will be recognized by Parent or the Company as a result of the Merger;


     (ii) No gain or loss will be recognized by the stockholders of the Company who exchange all of their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Common Stock); and


     (iii) The aggregate tax basis of the Parent Common Stock received by stockholders who exchange all of their Company Common Stock solely for Parent Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).


In rendering such opinion, Parent's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Parent, the Company and others, reasonably satisfactory in form and substance to such counsel.


     (e) POOLING OF INTERESTS. Parent shall have received a letter from Ernst & Young LLP addressed to Parent, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.


     8.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:


     (a) REPRESENTATIONS AND WARRANTIES. (i) Subject to Section 3.2, the representations and warranties of Parent set forth in this Agreement (other than those set forth in Section 5.2 and Section 5.10) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of Parent set forth in Section 5.2 and Section 5.10 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to the foregoing effect.


     (b) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.


     (c) NO PENDING GOVERNMENTAL ACTIONS. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

     (d) FEDERAL TAX OPINION. The Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP (the "Company's Counsel"), in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:


       (i) No gain or loss will be recognized by Parent or the Company as a result of the Merger;


     (ii) No gain or loss will be recognized by the stockholders of the Company who exchange all of their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Common Stock); and


     (iii) The aggregate tax basis of the Parent Common Stock received by stockholders who exchange all of their Company Common Stock solely for Parent Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).


In rendering such opinion, the Company's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Parent, the Company and others, reasonably satisfactory in form and substance to such counsel.


     (e) POOLING OF INTERESTS. The Company shall have received a letter from Ernst & Young LLP addressed to Parent, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.


                                  ARTICLE IX

                           TERMINATION AND AMENDMENT


     9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of both the Company and Parent:


     (a) by mutual consent of the Company and Parent in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;


     (b) by either Parent or the Company upon written notice to the other party
(i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;


     (c) by either Parent or the Company if the Merger shall not have been consummated on or before March 31, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;


     (d) by either Parent or the Company (provided that the terminating party shall not be in material breach of any of its obligations under Section 7.3) if any approval of the stockholders of either of the

Company or Parent required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;


     (e) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; PROVIDED, HOWEVER, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a breach of representation or warranty by the Company) or Section 8.3(a) (in the case of a breach of representation or warranty by Parent);


     (f) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing; or


     (g) by the Company at any time during the ten-day period commencing two days after the Determination Date (as defined below), if either (x) both of the following conditions are satisfied:


     (1) the Average Closing Price (as defined below) shall be less than the product of 0.85 and the Starting Price; and


     (2) (i) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Parent Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from such quotient (such number being referred to herein as the "Index Ratio");


or (y) the Average Closing Price shall be less than the product of 0.75 and the Starting Price;


subject to the following four sentences. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Parent which notice shall specify which of clauses (x) or (y) is applicable (or if both would be applicable, which clause is being invoked); provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Parent shall have the option, in the case of a termination invoked under clause (x), of adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.85, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Parent Ratio. During such five-day period, Parent shall have the option, in the case of a termination invoked under clause (y), to elect to increase the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.75, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price. If Parent makes an election contemplated by either of the two preceding sentences, within such five-day period it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 9.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 9.1(g). For purposes of this Section 9.1(g), the following terms shall have the meanings indicated:


     "Average Closing Price" means the average of the last reported sale prices per share of Parent Common Stock as reported on the NASDAQ/NMS (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days on the NASDAQ/NMS ending at the close of trading on the Determination Date.


     "Determination Date" means the fifth business day prior to the date on which the last of the Requisite Regulatory Approvals shall be received, without regard to any requisite waiting periods in respect thereof.


     "Index Group" means the group of each of the 13 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 13 bank holding companies and the weights attributed to them are as follows:


BANK HOLDING COMPANY                            WEIGHTING
--------------------------------------------   ----------
CNB Bancshares, Inc. .......................       8.32%
BancorpSouth, Inc. .........................      18.19%
Commerce Bancorp, Inc. .....................       7.32%
Provident Bankshares Corporation ...........       9.97%
United Bankshares, Inc. ....................      12.23%
Hancock Holding Company ....................       4.44%
F&M National Corporation ...................       8.32%
Carolina First Corporation .................       7.21%
MainStreet BankGroup Incorporated ..........       5.43%
BT Financial Corporation ...................       5.09%
Triangle Bancorp, Inc. .....................       5.33%
National City Bancshares, Inc. .............       4.38%
United National Bancorp ....................       3.78%

     "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies comprising the Index Group.


     "Starting Date" means May 26, 1998.


     "Starting Price" shall mean the last reported sale price per share of Parent Common Stock on the Starting Date, as reported by the NASDAQ/NMS (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).


     If any company belonging to the Index Group or Parent declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Parent shall be appropriately adjusted for the purposes of applying this Section 9.1(g).


     9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (i) Sections 7.2(b), 9.2 and 10.3 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.


     9.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of either the Company or Parent; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.


     9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.



                                   ARTICLE X

                              GENERAL PROVISIONS


     10.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first day which is (a) the last business day of month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing)(the "Closing Date"), at the offices of Morgan, Lewis & Bockius LLP, Miami, Florida, unless another time, date or place is agreed to in writing by the parties hereto.


     10.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.


     10.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.


     10.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


   (a) if to Parent, to: Republic Security Financial Corporation
                         4400 Congress Avenue
                         West Palm Beach, Florida 33407
                         facsimile: (561) 881-9225
                         Attention: Chief Executive Officer
      with a copy to:    Morgan, Lewis & Bockius LLP
                         5300 First Union Financial Center
                         Miami, Florida 33131
                         facsimile: (305) 579-0321
                         Attn: John S. Fletcher, Esq.


      and


   (b) if to the Company, to: First Palm Beach Bancorp, Inc.
                         450 South Australian Avenue
                         West Palm Beach, Florida 33402-2326
                         facsimile: (561) 650-2336
                         Attention: Chief Executive Officer



      with a copy to:    Skadden, Arps, Slate, Meagher & Flom LLP
                         919 Third Avenue
                         New York, New York 10022
                         facsimile: (212) 735-2000
                         Attn: William S. Rubenstein, Esq.


     10.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 27, 1998. No provision of this Agreement shall be construed to require the Company, Parent or any of their respective Subsidiaries or affiliates to take any action that would violate any applicable law, rule or regulation.


     10.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.


     10.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein), together with the Confidentiality Agreement, the Bank Merger Agreement and the Stock Option Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.


     10.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to any applicable conflicts of law.


     10.9 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in 7.2(b) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Section 7.2(b) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


     10.10 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


     10.11 PUBLICITY. Except as otherwise required by law or the rules of the NASDAQ/NMS, so long as this Agreement is in effect, neither Parent nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.


     10.12 ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


     IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                               REPUBLIC SECURITY FINANCIAL CORPORATION




                               By /s/ RUDY E. SCHUPP
                               ---------------------
                                  Name: Rudy E. Schupp
                                  Title: Chairman and CEO



                               FIRST PALM BEACH BANCORP, INC.




                               By /s/ LOUIS O. DAVIS, JR.
                               --------------------------
                                  Name: Louis O. Davis, Jr.
                                  Title: President and CEO

                                                                        ANNEX B


THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO CERTAIN PROVISIONS CONTAINED
                                    HEREIN
                          AND TO RESALE RESTRICTIONS
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED


                            STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT ("Option Agreement") dated May 27, 1998, by and between REPUBLIC SECURITY FINANCIAL CORPORATION, a Florida corporation (the "Parent"), and FIRST PALM BEACH BANCORP, INC., a Delaware corporation (the "Company").


                             W I T N E S S E T H:


     WHEREAS, the Board of Directors of the Parent and the Board of Directors of the Company have approved an Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement") providing, among other things, for the merger of the Company with and into the Parent;


     WHEREAS, as a condition and inducement to the Parent's entering into the Merger Agreement, the Parent has required that the Company agree, and the Company has agreed, to grant to the Parent the Option (as hereinafter defined);



     NOW, THEREFORE, in consideration of the premises contained herein and in the Merger Agreement, the parties agree as follows:


     1. DEFINITIONS. Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.


     2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Company hereby grants to the Parent an option (the "Option") to purchase up to 1,009,725 fully paid and nonassessable, authorized and unissued shares of the Company's common stock ("Company Common Stock") at a price of $40.50 per share (the "Purchase Price") payable in cash as provided in Section 4 hereof; PROVIDED, HOWEVER, that in no event shall the number of shares of Company Common Stock for which this Option is exercisable exceed 19.9% of the Company's issued and outstanding shares of Company Common Stock (without giving effect to any shares subject to or issued pursuant to the Option). The number of shares of Company Common Stock that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as herein set forth.


     3. EXERCISE OF OPTION.


     (a) The Parent may exercise the Option, in whole or in part, and from time to time, if, but only if, both an Extension Event (as hereinafter defined) and a Purchase Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Parent shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 3) within 90 days following such Purchase Event. Each of the following shall be an "Exercise Termination Event":
(i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Extension Event, except a termination by Parent pursuant to Section 9.1(f) of the Merger Agreement (unless the breach by the Company giving rise to such right of termination is non-volitional); or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Extension Event or is a termination by Parent pursuant to Section 9.1(f) of the Merger Agreement (unless the breach by the Company giving rise to such right of termination is non-volitional). Notwithstanding the foregoing, if the Option cannot be exercised on such day because of any injunction, order or similar restraint issued by a Governmental Entity of competent jurisdiction, the Option shall expire on the 10th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be. Any exercise of the Option shall be subject to compliance with applicable law.


     (b) As used herein, a "Purchase Event" shall mean any of the following events:


     (i) The Company or any Company Subsidiary, without having received prior written consent from the Parent, shall have entered into, authorized, recommended, proposed or publicly announced its intention to enter into, authorize, recommend, or propose, an agreement, arrangement or understanding with any Person (other than the Parent or any Parent Subsidiary) to (A) effect a merger or consolidation or similar transaction involving the Company or any Company Subsidiary (other than internal mergers, reorganizing actions, consolidations or dissolutions involving only existing Company Subsidiaries), (B) purchase, lease or otherwise acquire all or a substantial portion of the assets of the Company or any Company Subsidiary or (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) beneficial ownership of securities representing 20% or more of the voting power of the Company or any Company Subsidiary (any such transaction in clause (A), (B) or (C) hereof, an "Acquisition Transaction"); PROVIDED, HOWEVER, that in no event shall (i) any merger, consolidation, purchase or similar transaction involving only the Company and one or more of its Subsidiaries, or involving only any two or more of such Subsidiaries, or (ii) any merger, consolidation or similar transaction as to which the common stockholders of the Company immediately prior thereto own in the aggregate at least 60% of the common stock of the surviving corporation or its publicly held parent corporation immediately following consummation thereof to be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement; or


     (ii) any Person (other than the Parent or any Parent Subsidiary or any Person acting in concert with the Parent; or the Company or any Company Subsidiary acting in a fiduciary capacity) shall have acquired Beneficial Ownership of 20% or more of the voting power of the Company or any Company Subsidiary.


     (c) As used herein, the term "Extension Event" shall mean any of the following events:


       (i) a Purchase Event of the type specified in clauses (b)(i) and (b)(ii) above;


     (ii) any Person (other than the Parent or any Parent Subsidiary) shall have "commenced" (as such term is defined in Rule 14d-2 under the Exchange
   Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase shares of Company Common Stock such that, upon consummation of such offer, such Person would have Beneficial Ownership (as defined below) or the right to acquire Beneficial Ownership of 20% or more of the voting power of the Company or any Company Subsidiary;


     (iii) any Person (other than the Parent or any Parent Subsidiary; or the Company or any Company Subsidiary in a fiduciary capacity) shall have publicly announced its willingness, or shall have publicly announced a bona fide proposal, or publicly disclosed an intention to make a bona fide proposal, (x) to make an offer described in clause (ii) above or (y) to engage in an Acquisition Transaction; or


     (iv) the Company's Board of Directors shall have withdrawn, modified or changed in a manner adverse to the Parent the recommendation of the Company's Board of Directors with respect to the Merger, the Merger Agreement or the transactions contemplated thereby.


     (d) As used herein, the terms "Beneficial Ownership," "Beneficially Own" and "Beneficial Owner" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act.

     (e) In the event that the Parent wishes to exercise the Option, it shall deliver to the Company a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 calendar days from the Notice Date for the closing of such purchase (the "Closing Date").


     4. PAYMENT AND DELIVERY OF CERTIFICATES.


     (a) At the closing referred to in Section 3 hereof, the Parent shall (i) pay to the Company the aggregate Purchase Price for the shares of Company Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by the Company and (ii) present and surrender this Agreement to the Company at its principal executive offices.


     (b) At such closing, simultaneously with the delivery of cash as provided in Section 4(a), the Company shall deliver to the Parent a certificate or certificates representing the number of shares of Company Common Stock purchased by the Parent, registered in the name of the Parent or a nominee designated in writing by the Parent and, if the Option should be exercised in part only, a new Option evidencing the rights of the holder thereof to purchase the balance of the shares purchasable hereunder, and the Parent shall deliver to the Company a letter agreeing that the Parent shall not offer to sell, pledge or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.


     (c) If at the time of issuance of any Company Common Stock pursuant to any exercise of the Option, the Company shall have issued any share purchase rights or similar securities to holders of Company Common Stock, then each such share of Company Common Stock shall also represent rights with terms substantially the same as and at least as favorable to the Parent as those issued to other holders of Company Common Stock.


     (d) Certificates for Company Common Stock delivered at any closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

   The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and
           , a copy of which is on file at the principal office of         ,
   and to resale restrictions arising under the Securities Act of 1933 and any applicable state securities laws. A copy of such agreement will be provided
   to the holder hereof without charge upon receipt by          of a written
   request therefor.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if the Parent shall have delivered to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and its counsel, to the effect that such legend is not required for purposes of the Securities Act and any applicable state securities laws.


     5. AUTHORIZATION, ETC.


     (a) The Company hereby represents and warrants to the Parent that:


     (i) the Company has full corporate authority to execute and deliver this Option Agreement and, subject to Section 11(i), to consummate the transactions contemplated hereby;


     (ii) such execution, delivery and consummation have been authorized by the Board of Directors of the Company, and no other corporate proceedings are necessary therefor;


       (iii) this Option Agreement has been duly and validly executed and delivered; and


     (iv) the Company has taken all necessary corporate action to authorize and reserve and, subject to Section 11(i), permit it to issue and, at all times from the date hereof through the date of the exercise in full or the expiration or termination of the Option, shall have reserved for issuance upon exercise of the Option, that number of shares of Company Common Stock equal to the maximum number of shares of Company Common Stock at any time and from time to time issuable hereunder, all of which, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances, restrictions (other than federal and state securities restrictions and other than as set forth in Section C of Article Fourth of the Company's Certificate of Incorporation) and security interests and not subject to any preemptive rights.


     (b) The Parent hereby represents and warrants to the Company that:


     (i) the Parent has full corporate authority to execute and deliver this Option Agreement and, subject to Section 11(i), to consummate the transactions contemplated hereby;


     (ii) such execution, delivery and consummation have been authorized by all requisite corporate action by the Parent and no other corporate proceedings are necessary therefor;


     (iii) this Option Agreement has been duly and validly executed and delivered; and


     (iv) any Company Common Stock or other securities acquired by the Parent upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in compliance with the Securities Act.


     6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in Company Common Stock by reason of stock dividends, split-ups, recapitalizations or the like, the type and number of shares subject to the Option, and the Purchase Price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of Company Common Stock are issued after the date of this Option Agreement (other than pursuant to an event described in the preceding sentence or pursuant to this Option Agreement), the number of shares of Company Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals at least 19.9% of the number of shares of Company Common Stock then issued and outstanding (without considering any shares subject to or issued pursuant to the Option).


     7. REPURCHASE.


     (a) Subject to Section 11(i), at the request of the Parent given prior to an Exercise Termination Event, at any time commencing upon the occurrence of a Repurchase Event (as defined below), the Company (or any successor entity thereof) shall repurchase the Option from the Parent together with all (but not less than all, subject to Section 10) shares of Company Common Stock purchased by the Parent pursuant thereto with respect to which the Parent then has Beneficial Ownership, at a price (on a per share basis, the "Per Share Repurchase Price") equal to the sum of:


     (i) The aggregate Purchase Price paid by the Parent for any shares of Company Common Stock acquired pursuant to the Option;


     (ii) The difference between (A) the "Market/Tender Offer Price" for shares of Company Common Stock (defined as the higher of (x) the highest price per share at which a tender or exchange offer has been made for shares of Company Common Stock or (y) the highest closing mean of the `bid' and the `ask' price per share of Company Common Stock reported on the Nasdaq National Market for any day within the six-month period immediately preceding the date the Parent gives notice of the required repurchase under this Section 7) and (B) the Purchase Price as determined pursuant to
   Section 2 hereof (subject to adjustment as provided in Section 6), multiplied by the number of shares of Company Common Stock with respect to which the Option has not been exercised, but only if the Market/Tender Offer Price is greater than such Purchase Price; and

     (iii) The difference between the Market/Tender Offer Price and the Purchase Price paid by the Parent for any shares of Company Common Stock purchased pursuant to the exercise of the Option, multiplied by the number of shares so purchased, but only if the Market/Tender Offer Price is greater than such Purchase Price; PROVIDED, HOWEVER, that if the sum of clauses (i), (ii) and (iii) is greater than an amount (the "Maximum Repurchase Price") equal to the sum of (x) $15,000,000 and (y) the amount set forth in (i) above, then such price shall be deemed to be the Maximum Repurchase Price for all purposes hereunder.


     (b) In the event the Parent exercises its rights under this Section 7, the Company shall, within 10 business days thereafter, pay the required amount to the Parent by wire transfer of immediately available funds to an account designated by the Parent and the Parent shall surrender to the Company the Option and the certificates evidencing the shares of Company Common Stock purchased thereunder with respect to which the Parent then has Beneficial Ownership, and the Parent shall warrant that it has sole record ownership and Beneficial Ownership of such shares and that the same are free and clear of all liens, claims, charges, restrictions and encumbrances of any kind whatsoever.


     (c) In determining the Market/Tender Offer Price, the value of any consideration other than cash shall be determined by an independent nationally recognized investment banking firm selected by the Parent and reasonably acceptable to the Company.


     (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving the Company or any purchase, lease or other acquisition of all or a substantial portion of the assets of the Company, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 3(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Company Common Stock, provided that no such event shall constitute a Repurchase Event unless an Extension Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that the Company's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Extension Event shall have occurred prior to the occurrence of an Exercise Termination Event.


     8. REPURCHASE AT OPTION OF THE COMPANY AND RIGHT OF FIRST REFUSAL.


     (a) Except to the extent that the Parent shall have previously exercised its rights under Section 7, at the request of the Company during the six-month period commencing following the first occurrence of an Exercise Termination Event, the Company may repurchase from the Parent and the Parent shall sell to the Company all (but not less than all, subject to Section 10) of the Company Common Stock acquired by the Parent pursuant hereto and with respect to which the Parent has Beneficial Ownership at the time of such repurchase at a price per share equal to the greater of (i) 110% of the Market/ Tender Offer Price,
(ii) the Per Share Repurchase Price or (iii) the quotient obtained by dividing
(x) the sum of (A) the aggregate Purchase Price paid for the shares so repurchased plus (B) interest on the aggregate Purchase Price paid for the shares so repurchased from the date of purchase to the date of repurchase at the highest rate of interest announced by the Parent as its prime or base lending or reference rate during such period, less any dividends received on the shares so repurchased, plus (C) the Parent's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting and investment banking fees by (y) the number of shares so repurchased. Any repurchase under this Section 8(a) shall be consummated in accordance with
Section 7(b).


     (b) If at any time after the occurrence of a Purchase Event and prior to the expiration of the Option the Parent shall desire to sell, assign, transfer or otherwise dispose of the Option or all or any of the shares of Company Common Stock acquired by it pursuant to the Option, it shall give the Company written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by the Parent to the Company, which may be accepted within 10 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which the Parent is proposing to transfer the Option or such shares to a third party. The purchase of the Option or any such shares by the Company shall be closed within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to the Parent by wire transfer of immediately available funds to an account designated by the Parent. In the event of the failure or refusal of the Company to purchase the Option or all the shares covered by the Offeror's Notice or if any Governmental Entity disapproves the Company's proposed purchase of the Option or such shares, the Parent may, within 60 days from the date of the Offeror's Notice, sell all, but not less than all, of the Option or such shares to such third party at no less than the price specified and on terms no more favorable to the purchaser than those set forth in the Offeror's Notice. The requirements of this Section 8(b) shall not apply to (A) any disposition as a result of which the proposed transferee would Beneficially Own not more than 2% of the voting power of the Company, (B) any disposition of Company Common Stock by a Person to whom the Parent has sold shares of Company Common Stock issued upon exercise of the Option or (C) any sale by means of a public offering registered under the Securities Act.


     9. REGISTRATION RIGHTS. Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, the Company shall, if requested by any holder or Beneficial Owner of shares of Company Common Stock issued upon exercise of the Option (except any Beneficial Owner or holder who acquired all of such Beneficial Owner's or holder's shares in a transaction exempt from the requirements of Section 8(b) by reason of clause (A) thereof) (each a "Holder"), delivered within six months of such Purchase Event, as expeditiously as possible file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of Company Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by any such Holder (it being understood and agreed that any such sale or other disposition shall be effected on a widely distributed basis so that, upon consummation thereof, no purchaser or transferee shall Beneficially Own more than 2% of the shares of Company Common Stock then outstanding). Each such Holder shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. The Company shall use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 9 shall be at the Company's expense except for underwriting commissions and the fees and disbursements of such Holders' counsel attributable to the registration of such Company Common Stock. In no event shall the Company be required to effect more than two registrations hereunder. The filing of the registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by the Company of Company Common Stock or if a special audit of the Company would otherwise be required in connection therewith. The foregoing notwithstanding, if at the time of any request by any Holder for registration of Option Shares as provided above the Company is in registration with respect to an underwritten public offering by the Company of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by the Company, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and the Company in the aggregate; and PROVIDED FURTHER, HOWEVER, that if such reduction occurs, then the Company shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 9 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the six-month period referred to in the first sentence of this Section 9 shall be increased to 12 months. If requested by any such Holder in connection with such registration, the Company shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for parties similarly situated. Upon receiving any request for registration under this
Section 9 from any Holder, the Company agrees to send a copy thereof to any other Person known to the Company to be entitled to registration rights under this Section 9, in each case by promptly mailing the same, postage prepaid, to the address of record of the Persons entitled to receive such copies, and each such other Person, whether or not known by the Company to be entitled thereto, shall be permitted to include shares of Company Common Stock with respect to which such Person is entitled to such registration rights in such registration requested by such Holder, to the extent reasonably practicable.


     10. SEVERABILITY. Any term, provision, covenant or restriction contained in this Option Agreement held by a Governmental Entity of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable. If for any reason such Governmental Entity determines that applicable law will not permit the Parent or any other Person to acquire, or the Company to repurchase or purchase, the full number of shares of Company Common Stock provided in
Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of the parties hereto to allow the Parent or such other Person to acquire, or the Company to repurchase or purchase, such lesser number of shares as may be permissible, without any amendment or modification hereof.


     11. MISCELLANEOUS.


     (a) EXPENSES. Each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.


     (b) ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Option Agreement and the Merger Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.


     (c) SUCCESSORS; NO THIRD-PARTY BENEFICIARIES. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Option Agreement, except as expressly provided herein.


     (d) ASSIGNMENT. Other than as provided in Sections 8 and 9 hereof, neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Option Agreement or the Option created hereunder to any other Person (whether by operation of law or otherwise), without the express written consent of the other party.


     (e) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in accordance with Section 10.4 of the Merger Agreement (which is incorporated herein by reference).


     (f) COUNTERPARTS. This Option Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     (g) SPECIFIC PERFORMANCE. The parties hereto agree that if for any reason the Parent or the Company shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.


     (h) GOVERNING LAW. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and entirely to be performed within such state. Nothing in this Option Agreement shall be construed to require any party (or any subsidiary or affiliate of any party) to take any action or fail to take any action in violation of applicable law, rule or regulation.


     (i) REGULATORY APPROVALS; SECTION 16(B). If, in connection with (A) the exercise of the Option under Section 3 or a sale by the Parent to a third party under Section 8, (B) a repurchase by the Company under Section 7 or a repurchase or purchase by the Company under Section 8, prior notification to or approval of any Governmental Entity is required, then the required notice or application for approval shall be promptly filed and expeditiously processed and periods of time that otherwise would run pursuant to such Sections shall run instead from the date on which any such required notification period has expired or been terminated or such approval has been obtained, and in either event, any requisite waiting period shall have passed. In the case of clause
(A) of this subsection (i), such filing shall be made by the Parent and in the case of clause (B) of this subsection (i), such filing shall be made by the Company provided that each of the Parent and the Company shall use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated hereby. Periods of time that otherwise would run pursuant to Sections 3, 7 or 8 shall also be extended to the extent necessary to avoid liability under Section 16(b) of the Exchange Act.


     (j) NO BREACH OF MERGER AGREEMENT. Nothing contained in this Option Agreement shall, and performance by any party hereto of any of its obligations under this Option Agreement in accordance with their terms shall not, constitute a breach of any of the provisions of the Merger Agreement.


     (k) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision, but only by delivery of a written instrument executed by such party. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.


     IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the date first written above.

                                 REPUBLIC SECURITY FINANCIAL CORPORATION


                                 By /s/ RUDY E. SCHUPP
                                    ------------------
                                    Name: Rudy E. Schupp
                                    Title: Chairman and CEO


                                 FIRST PALM BEACH BANCORP, INC.


                                 By /s/ LOUIS O. DAVIS, JR.
                                    -----------------------
                                    Name: Louis O. Davis, Jr.
                                    Title: President and CEO

                                                                         ANNEX C



               [LETTERHEAD OF SANDLER O'NEILL & PARTNERS, L.P.]





September 25, 1998



Board of Directors

Republic Security Financial Corporation
4400 Congress Avenue
West Palm Beach, FL 33402-4298



Ladies and Gentlemen:


     Republic Security Financial Corporation ("Republic") and First
Palm Beach Bancorp, Inc. ("First Palm Beach") have entered into an Agreement and Plan of Merger, dated as May 27, 1998 (the "Agreement"), pursuant to which First Palm Beach will be merged with and into Republic (the "Merger"). Upon consummation of the Merger, each share of First Palm Beach common stock, par value $0.01 per share, issued and outstanding immediately prior to the Merger (together with the rights attached thereto issued pursuant to the Rights Agreement dated as of January 23, 1995 between First Palm Beach and Mellon Bank, N.A., as Rights Agent), other than certain shares specified in the Agreement, will be converted into the right to receive 4.194 shares (the "Exchange Ratio") of the common stock, par value $0.01 per share (together with the rights attached thereto to be issued pursuant to the Rights Agreement dated as of April 14, 1995 between Republic and IBJ Schroder Bank and Trust Company, as Rights Agent), of Republic. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness of the Exchange Ratio to the holders of shares of Republic common stock from a financial point of view.



     Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated as of May 27, 1998, by and between Republic and First Palm Beach; (iii) certain publicly available financial statements of Republic and other historical financial information provided by Republic that we deemed relevant; (iv) certain publicly available financial statements of First Palm Beach and other historical financial information provided by First Palm Beach that we deemed relevant; (v) certain financial analyses and forecasts of Republic prepared by and reviewed with management of Republic and the views of senior management of Republic regarding Republic's past and current business operations, results thereof, financial condition and future prospects, including the pro forma impact of Republic's acquisition of Unifirst Federal Savings Bank; (vi) certain financial analyses and forecasts of First Palm Beach prepared by and reviewed with management of First Palm Beach and the views of senior management of First Palm Beach regarding First Palm Beach's past and current business operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the Merger on Republic; (viii) the publicly reported historical price and trading activity for Republic and First Palm Beach's common stock, including a comparison of certain financial and stock market information for Republic and First Palm Beach with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the savings institution industry, to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

     In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Republic or First Palm Beach or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Republic and First Palm Beach and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Republic's or First Palm Beach's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. We have assumed in all respects material to our analysis that Republic and First Palm Beach will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent in the Agreement are not waived and that the Merger will be accounted for as a pooling of interests.


     Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Republic common stock will be when issued to First Palm Beach's shareholders pursuant to the Agreement or the prices at which Republic's or First Palm Beach's common stock will trade at any time.


     We have acted as Republic's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We have also received a fee for rendering this opinion.


     In the ordinary course of our business, we may actively trade the debt and equity securities of Republic and First Palm Beach for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.


     Our opinion is directed to the Board of Directors of Republic in connection with its consideration of the Merger and is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; PROVIDED, HOWEVER, that we hereby consent to the inclusion of this opinion as an appendix to Republic's and First Palm Beach's Joint Proxy Statement/ Prospectus dated the date hereof and to the references to this opinion therein.


     Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair to the holders of shares of Republic common stock from a financial point of view.



                                        Very truly yours,

                                                                        ANNEX D


                 [LETTERHEAD OF KEEFE, BRUYETTE & WOODS, INC.]




                                                             September 25, 1998



The Board of Directors
First Palm Beach Bancorp, Inc.

450 South Australian Avenue
West Palm Beach, FL 33402-2326



Members of the Board:


     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the common stockholders of First Palm Beach Bancorp, Inc. ("FFPB") of the exchange ratio in the proposed merger ("the Merger") of FFPB with and into Republic Security Financial Corporation ("RSFC") pursuant to the Agreement and Plan of Merger ("Agreement") dated as of May 27, 1998 between FFPB and RSFC. It is our understanding that the Merger will be structured as a pooling of interests under generally accepted accounting principles and will be a tax-free reorganization under the Internal Revenue Code.


     As is more specifically set forth in the Merger Agreement, upon consummation of the Merger, each outstanding share of the common stock of FFPB, par value $.01 per share ("FFPB Common Stock"), will be converted into and exchanged for 4.194 (the "Exchange Ratio") shares of RSFC ("RSFC Common Stock"), $.01 par value per share.


     Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette"), as part of its investment banking business, is continually engaged in the valuation of bank holding companies and banks, thrift holding companies and thrifts and their securities in connection with mergers and acquisitions, underwriting, private placements, competitive bidding processes, market making as a NASD market maker, and valuations for various other purposes. As specialists in the securities of banking companies we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, trade the securities of RSFC or FFPB, for our own account, and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. To the extent we have any such positions as of the date of this opinion it has been disclosed to FFPB. KBW has served as financial advisor to FFPB in the negotiation of the Merger Agreement and in rendering this fairness opinion and will receive a fee from FFPB for those services.


     In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of RSFC and FFPB and the Merger, including among other things, the following:


     i. Reviewed the Merger Agreement;


     ii. Reviewed certain historical financial and other information concerning FFPB for the four years ending September 30, 1997, including FFPB's Annual Report to Stockholders and Annual Reports on Forms 10-K, and interim quarterly reports on Form 10-Q;


     iii. Reviewed certain historical financial and other information concerning RSFC for the three years ending December 31, 1997, including RSFC's Annual Report to Stockholders and Annual Reports on Forms 10-K, and interim quarterly reports on Form 10-Q;

     iv. Reviewed and studied the historical stock prices and trading volumes of the common stock of both FFPB and RSFC;


     v. Held discussions with senior management of FFPB and RSFC with respect to their past and current financial performance, financial condition and future prospects;


     vi. Reviewed certain internal financial data, projections and other information of FFPB and RSFC, including financial projections prepared by management;


     vii. Analyzed certain publicly available information of other financial institutions that we deemed comparable or otherwise relevant to our inquiry, and compared FFPB and RSFC from a financial point of view with certain of these institutions;


     viii. Reviewed the financial terms of certain recent business combinations in the banking industry that we deemed comparable or otherwise relevant to our inquiry; and


     ix. Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion.


     In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of FFPB and RSFC as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed that the current and projected aggregate reserves for loan and lease losses for FFPB and RSFC are adequate to cover such losses. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of FFPB, RSFC, or any of their respective subsidiaries nor did we verify any of FFPB's or RSFC's books or records or review any individual loan or credit files.


     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following:
(i) the historical and financial position and results of operations of FFPB and RSFC; (ii) the assets and liabilities of FFPB and RSFC; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.


     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to FFPB and its stockholders.



                                        Very truly yours,



                                        Keefe, Bruyette & Woods, Inc.

                                                                        ANNEX E



        TEXT OF PROPOSED AMENDMENT TO RSFC'S ARTICLES OF INCORPORATION


     The Articles of Incorporation of this corporation are to be amended as follows:


     1. Article IV thereof is amended in its entirety to read as follows:


     The aggregate number of shares the corporation shall have authority to issue is 520,000,000 shares, consisting of 500,000,000 shares of Common Stock, par value $.01 per share, and 20,000,000 shares of Preferred Stock, par value $.01 per share. The Preferred Stock consists of 5,000,000 shares of Series B Junior Participating Preferred Stock and 15,000,000 shares authorized for designation into series.


     2. Article V. Section 6. Cumulative Convertible Preferred Stock, Series C is deleted in its entirety.

                                                                         ANNEX F



                    REPUBLIC SECURITY FINANCIAL CORPORATION

                        1997 PERFORMANCE INCENTIVE PLAN


     The purpose of the Republic Security Financial Corporation 1997 Performance Incentive Plan (the "Plan") is to encourage designated directors, officers and employees of Republic Security Financial Corporation (the "Company") and its subsidiaries to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and aligning the economic interests of the participants with those of the shareholders.


     1. ADMINISTRATION


     (a) COMMITTEE. The Plan shall be administered and interpreted by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). The Committee shall consist of three or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Non-employee Directors").


     (b) COMMITTEE AUTHORITY. The Committee shall have the sole authority to
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii)determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant and (v) deal with any other matters arising under the Plan.


     (c) COMMITTEE DETERMINATIONS. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.


     2. GRANTS


     Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock as described in Section 6 ("Restricted Stock"), stock appreciation rights as described in Section 7 ("SARs"), performance units as described in Section 8 ("Performance Units"), performance shares as described in Section 8 ("Performance Shares"), phantom stock as described in
Section 9 ("Phantom Stock"), and dividend equivalents as described in Section 10 ("Dividend Equivalents") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

     3. SHARES SUBJECT TO THE PLAN


     (a) SHARES AUTHORIZED. Subject to the adjustment specified in Section 3(c) below, the aggregate number of shares of common stock of the Company ("Common Stock") that may be issued or transferred under the Plan is 2,000,000. The shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of Restricted Stock, Performance Units, Performance Shares or Phantom Stock are forfeited, the shares (if any) subject to such Grants shall again be available for purposes of the Plan.


     (b) INDIVIDUAL LIMIT. During any calendar year, no individual may be granted Options or other Grants under the Plan that, in the aggregate, may be settled by delivery of more than 100,000 shares of Common Stock, subject to adjustment as provided in Section 3(c). In addition, with respect to Grants the value of which is based on the Fair Market Value of Common Stock and that may be settled in cash (in whole or in part), no individual may be paid during any calendar year cash amounts relating to such Grants that exceed the greater of the Fair Market Value (as defined in Section 5(b)(iii)) of the number of shares of Common Stock set forth in the preceding sentence either at the date of grant or at the date of settlement. This provision sets forth two separate limitations, so that Grants that may be settled solely by delivery of Common Stock will not operate to reduce the amount or value of cash-only Grants, and vice versa; nevertheless, Grants that may be settled in Common Stock or cash must not exceed either limitation.


     With respect to Grants, the value of which is not based on the Fair Market Value of Common Stock, no individual may receive during any calendar year cash or shares of Common Stock with a Fair Market Value at date of settlement that, in the aggregate, exceeds $1,000,000.


     (c) ADJUSTMENTS. If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for Grants, the maximum number of shares of Common Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. If and to the extent that any such change in the number or kind of shares of Common Stock outstanding is effected solely by application of a mathematical formula (e.g., a 2-for-1 stock split), the adjustment described in this Section 3(c) shall be made and shall occur automatically by application of such formula, without further action by the Committee.


     4. ELIGIBILITY FOR PARTICIPATION


     (a) ELIGIBLE PERSONS. All directors, officers and employees of the Company and its subsidiaries ("Participants"), including Non-employee Directors of the Company, shall be eligible to participate in the Plan.


     (b) SELECTION OF GRANTEES. The Committee shall select the Participants to receive Grants and shall determine the number of shares of Common Stock subject to a particular Grant, and/or shall establish such other terms and conditions applicable to such Grant, in such manner as the Committee determines. Participants who receive Grants under this Plan shall hereinafter be referred to as "Grantees."


     5. GRANTING OF OPTIONS


     (a) NUMBER OF SHARES. The Committee shall determine the number of shares of Common Stock that will be subject to each Grant of Options.


     (b) TYPE OF OPTION AND PRICE.


     (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Non-employee Directors shall not be eligible to receive Incentive Stock Options.


     (ii) The purchase price (the "Exercise Price") of Common Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value (as defined below) of a share of Common Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to a Participant who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Common Stock on the date of grant.


     (iii) The Fair Market Value per share shall be the closing sale price of a share of Common Stock on the NASDAQ National Market (or such other exchange on which the Common Stock may hereafter be listed), or if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.


     (c) OPTION TERM. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to a Participant who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.


     (d) EXERCISABILITY OF OPTIONS. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.


     (e) TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH.


     (i) Except as provided below, an Option may only be exercised while the Grantee is employed by the Company or a member of the Board of Directors. In the event that a Grantee ceases to be so employed (or a member of the Board of Directors) for any reason other than a "disability," death, retirement, or termination by the Company (or, in the case of a Non-employee Director who is nominated for reelection, failure to be reelected by the shareholders), any Option held by the Grantee shall terminate at the close of business on the Grantee's last day of employment (or service as a director).


     (ii) In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled," or the Grantee dies or retires in accordance with the Company's retirement policies, any Nonqualified Stock Option or any Incentive Stock Option in the case of the Grantee's death, which is otherwise exercisable by the Grantee shall terminate unless exercised within two years after the date on which the Grantee ceases to be employed by the Company (or within such shorter period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.


     (iii) In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled," any Incentive Stock Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such shorter period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.


     (iv) In the event the Grantee ceases to be employed by the Company because the Grantee retires in accordance with the Company's retirement policies or because the Grantee's employment is terminated by the Company, with or without cause (or, in the case of a Non-employee Director, because of the Grantee's failure to be reelected as a director by the shareholders), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such shorter period of time as may be specified by the Committee), but i any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company or a member of the Board of Directors shall terminate as of such date.


     (v) For purposes of this Section 5(e) and Sections 6, 7 and 8:


       (A) The term "Company" shall mean the Company and its subsidiary corporations.


      (B) "Disability" or "disabled" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.


     (f) EXERCISE OF OPTIONS. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Common Stock owned by the Grantee (including Common Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including attestation (on a form prescribed by the Committee) to ownership of shares of Common Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, or payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. In addition, the Committee may authorize loans by the Company to Grantees in connection with the exercise of an Option, upon such terms and conditions that the Committee, in its sole discretion, deems appropriate. Shares of Common Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 11) at the time of exercise. Shares of Common Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.


     (g) LIMITS ON INCENTIVE STOCK OPTIONS. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.


     (h) DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Options granted under the Plan. Such dividends may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Common Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.


     6. RESTRICTED STOCK GRANTS


     The Committee may issue or transfer shares of Common Stock to a Grantee under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:


     (a) GENERAL REQUIREMENTS. Shares of Common Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."


     (b) NUMBER OF SHARES. The Committee shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.


     (c) REQUIREMENT OF EMPLOYMENT. If the Grantee ceases to be employed by the Company during the Restriction Period (or, in the case of a Non-employee Director, ceases to be a member of the Board of Directors), or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed at the close of business on the Grantee's last day of employment, and those shares of Common Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.


     (d) RESTRICTIONS ON TRANSFER AND LEGEND ON STOCK CERTIFICATE. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 12(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.


     (e) RIGHT TO VOTE AND TO RECEIVE DIVIDENDS. Unless the Committee determines otherwise, during the Restriction Period the Grantee shall not have the right to vote shares of Restricted Stock. During the Restriction Period the Grantee shall have the right to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.


     (f) LAPSE OF RESTRICTIONS. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.


     7. STOCK APPRECIATION RIGHTS


     (a) GENERAL REQUIREMENTS. The Committee may grant SARs to a Grantee separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Common Stock as of the date of grant of the SAR.


     (b) TANDEM SARS. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.


     (c) EXERCISABILITY. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument; provided, however, that the term of the SAR shall not exceed ten years. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company (or, in the case of a Non-employee Director, ceases to be a member of the Board of Directors) or during the applicable period after termination of employment (or Board of Directors' service) as described in
Section 5(e) for Options. For purposes of the preceding sentence, the rules applicable to a tandem SAR shall be the rules applicable under Section 5(e) to the Option to which it relates, and the rules applicable to any other SAR shall be the rules applicable under Section 5(e) and a Nonqualified Stock Option. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.


     (d) VALUE OF SARS. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Common Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).


     (e) FORM OF PAYMENT. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Common Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Common Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.


     8. PERFORMANCE UNITS AND PERFORMANCE SHARES


     (a) GENERAL REQUIREMENTS. The Committee may grant Performance Units or Performance Shares to a Grantee (other than Non-employee Directors). Each Performance Unit/Share shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit/Share, if performance goals established by the Committee are met. A Performance Unit shall have a value based on such measurements or criteria as the Committee determines. A Performance Share shall have a value equal to the Fair Market Value of a share of Common Stock. The Committee shall determine the number of Performance Units/Shares to be granted and the requirements applicable to such Units/ Shares.


     (b) PERFORMANCE PERIOD AND PERFORMANCE GOALS. When Performance Units/Shares are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units/Shares ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate.

     (c) PAYMENT WITH RESPECT TO PERFORMANCE UNITS/SHARES. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units/Shares are met, the value of the Performance Units (if applicable) and the amount, if any, to be paid with respect to the number of Performance Units/Shares that have been earned. Payments with respect to Performance Units/Shares shall be made in cash, in Common Stock, or in a combination of the two, as determined by the Committee.


     (d) REQUIREMENT OF EMPLOYMENT. If the Grantee ceases to be employed by the Company during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units/Shares shall be forfeited at the close of business on the Grantee's last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. If the Grantee ceases to be employed by the Company after the expiration of a Performance Period but prior to payment, payment shall be made to the Grantee or the Successor Grantee, if applicable.


     9. PHANTOM STOCK


     (a) GENERAL REQUIREMENTS. The Committee may grant Phantom Stock to a Grantee in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.


     (b) VALUE OF PHANTOM STOCK. The Committee shall establish the initial value of the Phantom Stock at the time of grant which may be greater than, equal to or less than the Fair Market Value of a share of Common Stock.


     (c) DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Phantom Stock granted under the Plan. Such dividends may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Common Stock, upon such terms as the Committee may establish, including the achievement of specific performance goals.


     (d) FORM AND TIMING OF PAYMENT. The Committee shall determine whether the Phantom Stock shall be paid in the form of cash, shares of Common Stock or a combination of the two, in such proportion as the Committee deems appropriate. Cash payments shall be in an amount equal to the Fair Market Value on the payment date of the number of shares of Common Stock equal to the number of shares of Phantom Stock with respect to which payment is made. The number of shares of Common Stock distributed in settlement of a Phantom Stock Grant shall equal the number of shares of Phantom Stock with respect to which settlement is made. Payment shall be made in accordance with the terms and at such times as determined by the Committee at the time of grant.


     (e) REQUIREMENT OF EMPLOYMENT. If the Grantee ceases to be employed by the Company (or, in the case of a Non-employee Director, ceases to be a member of the Board of Directors) prior to becoming vested or otherwise entitled to payment, the Grantee's Phantom Stock shall be forfeited at the close of business on the Grantee's last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.


     10. DIVIDEND EQUIVALENTS


     (a) GENERAL REQUIREMENTS. The Committee may grant Dividend Equivalents to a Grantee in such number and upon such other terms, including in either case the achievement of specific performance goals, and at any time and from time to time, as shall be determined by the Committee. Each Dividend Equivalent shall represent the right to receive an amount in cash, or shares of Common Stock having a Fair Market Value, equal to the amount of dividends paid on one share of Common Stock during such period as may be established by the Committee.


     (b) FORM AND TIMING OF PAYMENT. Dividend Equivalents may be paid currently or accrued as contingent cash obligations, upon such terms as the Committee may establish. The Committee shall determine whether Dividend Equivalents shall be paid in the form of cash, shares of Common Stock or a combination of the two, in such proportion as the Committee deems appropriate. The number of any shares of Common Stock payable in satisfaction of Dividend Equivalents shall be determined by dividing the amount credited to the Grantee with respect to such Dividend Equivalents by the Fair Market Value on the day instructions are given to the Company's Chief Executive Officer or transfer agent to issue or purchase such shares. Cash shall be delivered in lieu of any fractional shares. Payment shall be made at such times as determined by the Committee at the time of grant.


     (c) REQUIREMENT OF EMPLOYMENT. If the Grantee ceases to be employed by the Company (or, in the case of a Non-employee Director, ceases to be a member of the Board of Directors) prior to becoming entitled to payment, the Grantee's Dividend Equivalents shall be forfeited at the close of business on the Grantee's last day of employment. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.


     11. WITHHOLDING OF TAXES


     (a) REQUIRED WITHHOLDING. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Common Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.


     (b) ELECTION TO WITHHOLD SHARES. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option, SAR, Restricted Stock, Performance Units, Performance Shares, Phantom Stock or Dividend Equivalents, any of which is paid in Common Stock, by having shares withheld having a Fair Market Value up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.


     12. TRANSFERABILITY OF GRANTS


     (a) NONTRANSFERABILITY OF GRANTS. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights which have not been extinguished by the Grantee's death. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.


     (b) TRANSFER OF NONQUALIFIED STOCK OPTIONS. Notwithstanding the foregoing, the Committee may provide in a Grant Instrument that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.


     13. GRANTS SUBJECT TO CODE SECTION 162(M)


     (a) PERFORMANCE BASED GRANTS. Any Grant to a Grantee who is a "covered employee" within the meaning of Code Section 162(m), the exercisability or settlement of which is subject to the achievement of performance goals, shall qualify as "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. The performance goals for such a Grant shall consist of one or more of the business criteria set forth in Section 13(b), below, and a targeted level or levels of performance with respect to such criteria, as specified by the Committee in writing prior to (or within 90 days after commencement of) the applicable performance period. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code and regulations thereunder. Performance goals may differ for such Grants to different Grantees. The Committee shall specify the weighting to be given to each performance goal for purposes of determining the final amount payable with respect to any such Grant. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with such a Grant, but may not exercise discretion to increase such amount. All determinations by the Committee as to the achievement of performance goals shall be certified in writing prior to payment under the Plan, in the form of minutes of a meeting of the Committee or otherwise.


     (b) BUSINESS CRITERIA. Unless and until the Committee proposes for shareholder approval and the Company's shareholders approve a change in the general business criteria set forth in this Section, the attainment of which may determine the amount and/or vesting with respect to Grants, the business criteria to be used for purposes of establishing performance goals for such Grants shall be selected from among the following alternatives, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, branch):


        (i)          Total shareholder return
       (ii)          Common Stock price
       (iii)         Earnings per share
       (iv)          Dividend payout percentages
        (v)          Book values
       (vi)          Return on equity
       (vii)         Return on capital
       (viii)        Expense ratios
       (ix)          Regulatory ratings
       (x)           Loan production and loan portfolio amounts and mix
       (xi)          Non-performing assets levels or percentages
       (xii)         Efficiency ratios
       (xiii)        Deposit levels or mix
       (xiv)         CRA achievements
       (xv)          Employee performance as measured by "shoppers"
       (xvi)         Customer satisfaction as measured by surveys
       (xvii)        Market share
      (xviii)        Personal performance
      (xix)          Productivity measures
      (xx)           Completion of key projects

     In the event that Code Section 162(m) or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.


     14. DEFERRALS


     The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee by virtue of the exercise of any Option or SAR, the lapse or waiver of restrictions applicable to Restricted Stock, the satisfaction of any requirements or objectives with respect to Performance Units/Shares or the vesting or satisfaction of any terms applicable to Phantom Stock or Dividend Equivalents. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.


     15. REQUIREMENTS FOR ISSUANCE OR TRANSFER OF SHARES


     No Common Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Common Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Common Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.


     16. AMENDMENT AND TERMINATION OF THE PLAN


     (a) AMENDMENT. The Committee may amend or terminate the Plan at any time; provided, however, that the Committee shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code or the rules of any stock exchange on which Common Stock is listed.


     (b) TERMINATION OF PLAN. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Committee or is extended by the Committee with the approval of the shareholders.


     (c) TERMINATION AND AMENDMENT OF OUTSTANDING GRANTS. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.


     (d) GOVERNING DOCUMENT. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.


     17. FUNDING OF THE PLAN


     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.


     18. RIGHTS OF PARTICIPANTS


     Nothing in this Plan shall entitle any Participant or other person to any claim or right to be granted a Grant under this Plan, and no Grant shall entitle any Participant or other person to any future Grant. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.


     19. NO FRACTIONAL SHARES


     No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     20. HEADINGS


     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.


     21. EFFECTIVE DATE OF THE PLAN


     This Plan shall be effective on the date of its approval by the shareholders of the Company.


     22. MISCELLANEOUS


     (a) GRANTS IN CONNECTION WITH CORPORATE TRANSACTIONS AND OTHERWISE. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of any bank or corporation, or assets thereof, including Grants to employees thereof who become Participants, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes a Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.


     (b) COMPLIANCE WITH LAW. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In particular, and without otherwise limiting the provisions of this Section 21(b), no Grantee subject to section 16 of the Exchange Act may exercise any Option or SAR except in accordance with applicable requirements of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.


     (c) GOVERNING LAW. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Florida.

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 607.0850 of the Florida Business Corporation Act empowers a corporation, subject to certain limitations, to indemnify any person who was or is a party to any proceeding by reason of the fact that he was or is a director, officer, employee or agent of the corporation, against liability and expenses actually and reasonably incurred by him in connection with such proceeding, including any appeal thereof, if such party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct to have been unlawful.


   RSFC's Bylaws provide as follows:


                                  ARTICLE VII

                    Indemnification of Directors, Officers,
                             Employees and Agents


     SECTION 7.01. DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party (which shall include the giving of testimony or similar involvement) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any appeal thereof, if he or she acted in good faith in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not create, of itself, a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in, or not opposed to, the best interest of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.


     The corporation shall indemnify any person who was or is a party, or is threatened to be made a party (which shall include the giving of testimony or similar involvement), to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (to the extent permitted by law), including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.


     SECTION 7.02. EXPENSES. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in any defense of any claim, II-1 issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.


     SECTION 7.03. DETERMINATION OF STANDARD OF CONDUCT. Any indemnification hereunder, unless pursuant to a determination by a court, shall be made by the corporation as authorized upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made either (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (2) by majority vote of a committee duly designated by the board of directors consisting of two or more directors not at the time parties to the proceeding, (3) by the shareholders who were not parties to such action, suit or proceedings, or (4) by independent legal counsel selected in accordance with the provisions of the Florida Business Corporation Act in a written opinion.


     SECTION 7.04. ADVANCE EXPENSES. Expenses including attorney's fees incurred in defending any action, suit or pro ceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided above or upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized herein.


     SECTION 7.05. BENEFIT. The indemnification provided by this Article VII shall be in addition to the indemnification rights provided pursuant to the Florida Business Corporation Act and shall not be deemed exclusive of any other rights to which person seeking indemnification may be entitled under any by law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.


     SECTION 7.06. INSURANCE. The corporation shall be empowered to purchase and maintain insurance on behalf of any per son who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions contained herein.


     SECTION 7.07. NO RIGHTS OF SUBROGATION. Indemnification herein shall be a personal right and, the corporation shall have no liability under this Article VII to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of such person) by reason of subrogation, assignment or succession by any other means to the claim of any person to indemnification hereunder.


     SECTION 7.08. INDEMNIFICATION FOR PAST DIRECTORS. Indemnification as provided in this section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


     SECTION 7.09. AFFILIATES. For the purposes of this Article VII, references to the "corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

     SECTION 7.10. RELIANCE AND NON-EXCLUSIVITIY. Each person who shall act as an authorized representative of the cor poration shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article VII.


     SECTION 7.11. OTHER INDEMNIFICATIONS. The corporation shall have the power to make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.


     SECTION 7.12. AMENDMENTS. The provisions of this Article VII relating to indemnification and to the advancement of expenses shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this section. Notwithstanding any other provision of these bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of a director or officer to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.


     The Bylaws are not exclusive of any other rights to which any person seeking indemnification from the registrant may be entitled.


     Pursuant to Florida law, the registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the applicable provisions of the bylaws of the registrant or applicable law. RSFC currently has in place an insurance contract covering the liability of directors and officers as permitted under Florida law.

ITEM 21. EXHBITS AND FINANCIAL STATEMENT SCHEDULES




 EXHIBIT NO.    DESCRIPTION
-------------   ----------------------------------------------------------------------------------------
       2(f)     Agreement and Plan of Merger, dated as of May 27, 1998, between Republic Security
                Financial Corporation and First Palm Beach Bancorp, Inc. (included as Annex A to the
                Joint Proxy Statement/Prospectus)(1)
       2(g)     Amendment No. 1, dated as of August 17, 1998, to the Agreement and Plan of Merger
                dated as of May 27, 1998 between Republic Security Financial Corporation and First Palm
                Beach Bancorp, Inc. (included as Annex A to the Joint Proxy Statement/Prospectus)(2)
       3(a)     Articles of Incorporation, as amended, Of Republic Security Financial Corporation(3)
        (b)     Bylaws, as Amended, of Republic Security Financial Corporation(3)
       4(a)     Form of Common Stock Certificate of Republic Security Financial Corporation(3)
        (c)     Rights Agreement by and between Republic Security Financial Corporation and IBJ
                Schroder Bank and Trust Company(4)
       5        Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the shares being registered
       8        Opinion of Morgan, Lewis & Bockius LLP Regarding Tax Matters
      10(l)     Republic Security Financial Corporation 1997 Performance Incentive Plan (included as
                Annex F to the Joint Proxy Statement/Prospectus)
      13        Annual report to security holders of Republic Security Financial Corporation(5)
      21        Subsidiaries of Republic Security Financial Corporation(5)
      23(a)     Consent of Ernst & Young LLP
        (b)     Consent of Deloitte & Touche LLP
        (c)     Consent of Deloitte & Touche LLP
        (d)     Consent of Keefe, Bruyette & Woods, Inc.
        (e)     Consent of Morgan, Lewis & Bockius LLP (included in its opinion in Exhibit 5 hereof)
        (f)     Consent of Sandler O'Neill & Partners, L.P.
      24        Powers of Attorney (included on the signature page of the Registration Statement)(2)
      99(a)     Form of Proxy of Republic Security Financial Corporation
        (b)     Form of Proxy of First Palm Beach Bancorp, Inc.
        (c)     Form of Transmittal Letter and Confidential Voting Instruction Card of First Palm Beach
                Bancorp, Inc. (Employee Stock Ownership Plan)
        (d)     Form of Proxy of First Palm Beach Bancorp, Inc. (Recognition and Retention Plan)
        (e)     Consent of Fred A. Greene as a person named to become a director(2)
        (f)     Consent of R. Randy Guemple as a person named to become a director(2)
        (g)     Consent of Daniel O. Sokoloff, M.D. as a person named to become a director(2)


     All other exhibits are omitted because they are not applicable.
----------------
(1) Incorporated by reference to Form 8-K as filed with the Securities and Exchange Commission on May 28, 1998.
(2) Previously filed.
(3) Incorporated by reference to Registration Statement on Form S-1, File No. 2-99505.
(4) Incorporated by reference to Form 8-A as filed with the Securities and Exchange Commission on April 27, 1995.
(5) Incorporated by reference to Form 10-K as filed with the Securities and Exchange Commission on March 25, 1998.


ITEM 22. UNDERTAKINGS


     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.


   (c)(1) The undersigned registrant hereby undertakes as follows: prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.


     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


     (g) The undersigned registrant undertakes to furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida on the 25th day of September, 1998.



                             REPUBLIC SECURITY FINANCIAL CORPORATION


                             By: /s/ RUDY E. SCHUPP
                                 --------------------------
                                Rudy E. Schupp, Chairman of the Board,
                                President, Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




         SIGNATURE                            TITLE                            DATE
--------------------------   ---------------------------------------   -------------------
/s/ RUDY E. SCHUPP           Chairman of the Board,                    September 25, 1998
--------------------         President, Chief Executive Officer and
Rudy E. Schupp               Director

/s/ *                        Executive Vice President,                 September 25, 1998
                             Principal Financing and
Richard J. Haskins           Accounting Officer and
                             Director


/s/ *                        Director                                  September 25, 1998
George M. Apelian

/s/ *                        Director                                  September 25, 1998
Paula Berliner

/s/ *                        Director                                  September 25, 1998
Dr. Thomas F. Carne

/s/ *                        Director                                  September 25, 1998
Joseph D. Cesarotti

/s/ *                        Director                                  September 25, 1998
Mary Anna Fowler

/s/ *                        Director                                  September 25, 1998
H. Gearl Gore

/s/ *                        Director                                  September 25, 1998
Eugene W. Hughes, Jr.

/s/ *                        Director                                  September 25, 1998
Thomas J. Langan, Jr.

/s/ *                        Director                                  September 25, 1998
Lennart E. Lindahl, Jr.

/s/ *                        Director                                  September 25, 1998
Mary McCarty

           SIGNATURE                TITLE             DATE
------------------------------   ----------   -------------------
/s/ *                            Director     September 25, 1998
Carol R. Owen

/s/ *                            Director     September 25, 1998
Richard C. Rathke

/s/ *                            Director     September 25, 1998
Victor H. Siegel

/s/ *                            Director     September 25, 1998
William F. Spitznagel

/s/ *                            Director     September 25, 1998
Bruce E. Wiita

/s/ *                            Director     September 25, 1998
William Wolfson

*By: /s/ Rudy E. Schupp
      Rudy E. Schupp
      Attorney-in-fact

                                 EXHIBIT INDEX




 EXHIBIT NO.    DESCRIPTION
-------------   ----------------------------------------------------------------------------------------
       5        Opinion of Morgan, Lewis & Bockius LLP
       8        Opinion of Morgan, Lewis & Bockius LLP
      23(a)     Consent of Ernst & Young LLP
        (b)     Consent of Deloitte & Touche LLP
        (c)     Consent of Deloitte & Touche LLP
        (d)     Consent of Keefe, Bruyette & Woods, Inc.
        (f)     Consent of Sandler O'Neill & Partners, L.P.
      99(a)     Form of Proxy of Republic Security Financial Corporation
        (b)     Form of Proxy of First Palm Beach Bancorp, Inc.
        (c)     Form of Transmittal Letter and Confidential Voting Instruction Card of First Palm Beach
                Bancorp, Inc. (Employee Stock Ownership Plan)
        (d)     Form of Proxy of First Palm Beach Bancorp, Inc. (Recognition and Retention Plan)

CONFIDENTIAL VOTING INSTRUCTION CARD
                                      NAME:


                                      ALLOCATED SHARES:


     I, THE UNDERSIGNED, UNDERSTAND THAT THE ESOP TRUSTEE IS THE HOLDER OF RECORD AND CUSTODIAN OF ALL SHARES OF FIRST PALM BEACH BANCORP, INC. ("FPBB") COMMON STOCK ALLOCATED TO MY ACCOUNT UNDER THE FIRST BANK OF FLORIDA EMPLOYEE STOCK OWNERSHIP PLAN. FURTHER, I UNDERSTAND THAT MY VOTING DIRECTIONS ARE SOLICITED ON BEHALF OF THE ESOP TRUSTEE FOR THE SPECIAL MEETING OF STOCKHOLDERS ON OCTOBER 27, 1998.


     AS A NAMED FIDUCIARY WITH RESPECT TO FPBB COMMON STOCK ALLOCATED TO ME, I DIRECT YOU TO VOTE ALL SUCH FPBB COMMON STOCK AS FOLLOWS:


1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 27, 1998, AS AMENDED, BY AND BETWEEN REPUBLIC SECURITY FINANCIAL CORPORATION ("RSFC") AND FPBB, PROVIDING FOR THE MERGER OF FPBB WITH AND INTO RSFC.


  [ ]  FOR         [ ] AGAINST         [ ] ABSTAIN


2. In the discretion of the ESOP Trustee, as to any other matter or proposal to be voted on by FPBB's stockholders at the Special Meeting of Stockholders.


* Abstention is equivalent to voting AGAINST Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE `FOR' THE LISTED PROPOSALS.

     The ESOP Trustee is hereby directed to vote any shares allocated to me. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR all nominees and all of the listed proposals.


     By signing below, I acknowledge receipt of a copy of the Joint Proxy Statement/Prospectus that was furnished to stockholders of FPBB in connection with the Special Meeting of Stockholders and the accompanying letter from the Committee appointed to administer the ESOP.



                                            Dated:               , 1998.





                       PRINT NAME OF ESOP ACCOUNT HOLDER



                       SIGNATURE OF ESOP ACCOUNT HOLDER

        PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE

                 TO BE RECEIVED NO LATER THAN OCTOBER 21, 1998.